12/01/03
EXECUTION COPY

BEAR STEARNS ASSET BACKED SECURITIES, INC.,
DEPOSITOR,

EMC MORTGAGE CORPORATION,
MASTER SERVICER

and

LASALLE BANK NATIONAL ASSOCIATION,
TRUSTEE

POOLING AND SERVICING AGREEMENT

Dated as of SEPTEMBER 1, 2003

BEAR STEARNS ASSET BACKED SECURITIES TRUST 2003-ABF1

Mortgage Pass-Through Certificates, Series 2003-ABF1

ARTICLE I
Definitions

Section 1.01. Section 1.02.	Certain Defined Terms Provisions of General Application	1 43

ARTICLE II
Conveyance of Mortgage Loans; Original Issuance of Certificates

Section 2.01. Section 2.02. Section 2.03. Section 2.04. Section 2.05. Section 2.06. Section 2.07. Section 2.08. Section 2.09. Section 2.10.	Establishment of the Trust
Conveyance of Mortgage Loans to Trustee
Acceptance of Mortgage Files by Custodian
Representations, Warranties and Covenants of the Master Servicer
Assignment of Interest in the Seller Contract
Substitution of Mortgage Loans
Representations and Warranties of the Trustee
Issuance of Certificates
Representations and Warranties Concerning the Depositor
Grant of Security Interest	45 45 48 50 52 53 54 55 55 57

ARTICLE III
Administration and Servicing of Mortgage Loans

Section 3.01.
Section 3.02.
Section 3.03.
Section 3.04.
Section 3.05.
Section 3.06.
Section 3.07.
Section 3.08.
Section 3.09.
Section 3.10.
Section 3.11.
Section 3.12.

Section 3.13.
Section 3.14.
Section 3.15.
Section 3.16.
Section 3.17.
Section 3.18.
Section 3.19.
Section 3.20.	Master Servicer to Assure Servicing
Sub-Servicing Agreements Between Master Servicer and Sub-Servicers
Successor Sub-Servicers
Liability of the Master Servicer
Assumption or Termination of Sub-Servicing Agreements by Trustee
Collection of Mortgage Loan Payments
Collection of Taxes, Assessments and Similar Items; Servicing Accounts
Access to Certain Documentation and Information Regarding the Mortgage Loans
Maintenance of Primary Mortgage Insurance Policies; Collection Thereunder
Maintenance of Hazard Insurance and Fidelity Coverage
Due-on-Sale Clauses; Assumption Agreements
Realization Upon Defaulted Mortgage Loans; Title, Management and Disposition
of REO Property
Trustee to Cooperate; Release of Mortgage Files
Servicing and Master Servicing Compensation
Annual Statement of Compliance
Annual Independent Public Accountants' Servicing Report
REMIC-Related Covenants
Additional Information
Optional Purchase of Delinquent Mortgage Loans
Reports Filed with the Securities and Exchange Commission	58 59 60 60 61 62 63 64 64 65 67 68 71 73 73 74 74 74 75 75

ARTICLE IV
Accounts

Section 4.01. Section 4.02. Section 4.03.	Protected Accounts Certificate Account Permitted Withdrawals and Transfers from the Certificate Account	77 79 80

ARTICLE V
Certificates

Section 5.01. Section 5.02. Section 5.03. Section 5.04. Section 5.05. Section 5.06.	The Certificates
Registration of Transfer and Exchange of Certificates
Mutilated, Destroyed, Lost or Stolen Certificates
Persons Deemed Owners
REMIC Matters; Designation of Startup Day
Appointment of Tax Matters Person; Certain Taxes	84 85 91 91 92 98

ARTICLE VI
Payments to Certificateholders

Section 6.01. Section 6.02. Section 6.03. Section 6.04. Section 6.05. Section 6.06. Section 6.07. Section 6.08. Section 6.09. Section 6.10. Section 6.11. Section 6.12. Section 6.13.	Distributions on the Certificates
The Certificate Insurance Policies
Allocation of Interest Shortfalls
Allocation of Applied Realized Loss Amounts
Payments
Statements to Certificateholders
Reports to the Trustee and the Master Servicer
Monthly Advances
Compensating Interest Payments
Reports of Foreclosures and Abandonment of Mortgaged Property
Supplemental Interest Trust; Net WAC Cap Carryover Fund; Yield Maintenance
Payment Fund
Effect of Payments by the Certificate Insurers; Subrogation
Additional Rights of Certificate Insurers	101 102 105 105 106 106 110 113 113 114 114 116 116

ARTICLE VII
The Master Servicer

Section 7.01. Section 7.02. Section 7.03. Section 7.04. Section 7.05. Section 7.06.	Liabilities of the Master Servicer
Merger or Consolidation of the Master Servicer
Indemnification of the Trustee
Limitation on Liability of the Master Servicer and Others
Master Servicer Not to Resign
Sale and Assignment of Master Servicing	119 119 119 120 121 121

ARTICLE VIII
Default

Section 8.01. Section 8.02. Section 8.03. Section 8.04. Section 8.05. Section 8.06. Section 8.07. Section 8.08. Section 8.09.	Events of Default
Trustee to Act; Appointment of Successor
Notification to Certificateholders
Waiver of Defaults
Rights of the Certificate Insurers to Exercise Rights of Certificateholders
Trustee To Act Solely with Consent of the Certificate Insurers
Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate Insurers
Certificate Insurer Default
List of Certificateholders	123 125 126 126 126 127 128 128 129

ARTICLE IX
Concerning the Trustee

Section 9.01. Section 9.02. Section 9.03. Section 9.04. Section 9.05. Section 9.06. Section 9.07. Section 9.08. Section 9.09. Section 9.10. Section 9.11. Section 9.12.	Duties of Trustee
Certain Matters Affecting the Trustee
Trustee Not Liable for Certificates or Mortgage Loans
Trustee May Own Certificates
Trustee's Fees and Expenses
Eligibility Requirements for Trustee
Insurance
Resignation and Removal of the Trustee
Successor Trustee
Merger or Consolidation of Trustee
Appointment of Co-Trustee or Separate Trustee
Master Servicer Shall Provide Information as Reasonably Required	131 132 134 135 135 135 135 136 137 137 138 139

ARTICLE X
Termination

Section 10.01. Section 10.02.	Termination Upon Repurchase by the Depositor or its Designee or Liquidation of All Mortgage Loans Additional Termination Requirements	138 140

ARTICLE XI
Miscellaneous Provisions

Section 11.01. Section 11.02. Section 11.03. Section 11.04. Section 11.05. Section 11.06. Section 11.07. Section 11.08. Section 11.09. Section 11.10. Section 11.11. Section 11.12. Section 11.13.	Intent of Parties
Amendment
Recordation of Agreement
Limitation on Rights of Certificateholders
Acts of Certificateholders
[Reserved]
Governing Law
Notices
Severability of Provisions
Successors and Assigns; Third Party Beneficiary
Article and Section Headings
Counterparts
Notice to Rating Agencies	144 144 145 145 146 147 147 147 148 148 149 149 149

EXHIBITS

Exhibit A-1

Exhibit A-2

Exhibit A-3

Exhibit A-4

Exhibit A-5

Exhibit A-6

Exhibit A-7

Exhibit A-8

Exhibit B

Exhibit C

Exhibit D

Exhibit E

Exhibit F

Exhibit G

Exhibit H

Exhibit I

Exhibit J

Exhibit K

Exhibit L

Exhibit M

Exhibit N

Exhibit O	- - - - - - - - - - - - - - - - - - - - - -	Form of Class A Certificates

Form of Class A-IO Certificates

Form of Class M Certificates

Form of Class X Certificates

Form of Class P Certificates

Form of Class R-1 Certificates

Form of Class R-2 Certificates

Form of Class R-3 Certificates

Mortgage Loan Schedule

Representations and Warranties of EMC Concerning the Mortgage Loans

Form of Request for Release

Form of Affidavit pursuant to Section 860E(e)(4)

Form of Investment Representation Letter

[Reserved]

[Reserved]

Schedule of Foreclosure Restricted Loans

Form of Master Servicer Certification

Transfer Affidavit and Agreement

Transferor's Certificate

ERISA Investment Representation Letter

Wiring Instruction Form

Confirmation of Party Requesting Information

POOLING AND SERVICING AGREEMENT

           Pooling and Servicing Agreement dated as of September 1, 2003, among Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, as the seller (the "Depositor"), EMC Mortgage Corporation, a Delaware corporation ("EMC"), in its capacity as master servicer (the "Master Servicer"), and LaSalle Bank National Association ("LaSalle"), a national banking association, in its capacity as trustee (the "Trustee").

PRELIMINARY STATEMENT

           On or prior to the Closing Date, the Depositor will have acquired the Mortgage Loans from EMC. On the Closing Date, the Depositor will sell and transfer the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

          EMC will be the Master Servicer for the Mortgage Loans, which constitute the principal assets of the Trust Fund, and LaSalle will be the Trustee of the Trust Fund.

          Each of Financial Security Assurance Inc. (the "Class A Certificate Insurer") and Radian Asset Assurance Inc. (the "Class M Certificate Insurer") is intended to be a third-party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

          The Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-Off Date, after deducting all Scheduled Principal due on or before the Cut-Off Date of $288,156,228.98. The initial principal amount of the Certificates will not exceed the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

ARTICLE I

Definitions

           Section 1.01.      Certain Defined Terms. Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings:

           Account: The Certificate Account, the Protected Accounts or the Servicing Accounts as the context may require.

           Accrual Period: With respect to (x) the Class A-IO Certificates and any Distribution Date other than the first Distribution Date, the prior calendar month, and for the first Distribution Date, 29 days, and (y) the Class A and Class M Certificates, the period from and including the prior Distribution Date (or the Closing Date in the case of the first Distribution Date) to but excluding the applicable Distribution Date.

           Adjusted Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

           Advancing Date: The second Business Day preceding the related Distribution Date.

           Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

           Aggregate Principal Balance: With respect to the Mortgage Loans and any date of determination, the aggregate Outstanding Principal Balance of the Mortgage Loans as of such date of determination.

           Agreement: This Pooling and Servicing Agreement including the Exhibits hereto and all amendments hereof and supplements hereto.

           Applicable Credit Rating: A rating of AAA, in the case of Standard & Poor’s or Fitch, or Aaa in the case of Moody’s, for any long-term deposit or security, or a rating of F-1+, in the case of Fitch, A-1 in the case of Standard & Poor’s or P-1 in the case of Moody’s, for any short-term deposit or security; provided, however, that for any investment issued by the Trustee acting in its commercial banking capacity, a rating of F-1 in the case of Fitch or A-1 in the case of Standard & Poor’s, for any short-term deposit or security.

           Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Principal Balance of the Offered Certificates after distributions of principal on such Distribution Date exceeds the Current Pool Principal Balance for that Distribution Date.

           Authorized Denominations: Each of the Offered Certificates is issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $1,000 or integral multiples of $1,000 in excess thereof, in each case of Certificate Principal Balance; provided, however, that one Certificate of each Class is issuable in a denomination equal to any such multiple plus an additional amount such that the aggregate denomination of each Class of Offered Certificates shall be equal to the applicable Original Certificate Principal Balance or the Class A-IO Notional Balance, as applicable.

           Available Amount: With respect to any Distribution Date, the amount on deposit in the Certificate Account, exclusive of the amount of any Class A Insured Payment or Class M Insured Payment, on that Distribution Date.

           Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C.§§ 101-1330.

           Bankruptcy Court: A United States Bankruptcy Court.

           Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction.

           Bankruptcy Mortgage Loan: Any Mortgage Loan that is the subject of a proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code.

           Bankruptcy Plan: The annual payment plan or other arrangement pursuant to which a Mortgagor of a Bankruptcy Mortgage Loan is obligated to pay interest and principal to the extent approved by the bankruptcy court and certain other amounts in satisfaction of the related Mortgage Loan.

           Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository), as the case may be.

           Book-Entry Certificates: Initially, all Classes of Certificates other than the Class P, Class R-1, Class R-2, Class R-3 and Class X Certificates; thereafter, such Classes and any other Class which may become Book-Entry Certificates pursuant to Section 5.01(b).

           BPO: With respect to Mortgaged Properties, (i) a drive-by valuation (i.e. the interior of the property is generally not inspected) prepared by a real estate broker in the community in which such Mortgaged Property is located who is independent of the Depositor, Master Servicer and their Affiliates, which valuation indicates the expected proceeds of a sale of such Mortgaged Property on an "as is" basis based upon a normal marketing time for similar types of Mortgaged Properties in similar areas, and includes certain assumptions, including those as to the condition of the interior of the applicable Mortgaged Property, and/or (ii) a statistical market valuation which takes into account regional market data such as historical trends, recent sales prices, property types and market conditions in determining the value of the Mortgaged Property.

           Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, Texas or Chicago, Illinois are authorized or obligated by law or executive order to be closed.

           Capped Certificates: The Class A and Class M Certificates.

           Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibits A-1 through A-8, with the blanks therein appropriately completed.

           Certificate Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "LaSalle Bank National Association, as Trustee f/b/o Holders of Bear Stearns Asset Backed Securities, Inc. Mortgage Pass-Through Certificates, Series 2003-ABF1 and the Certificate Insurers, Certificate Account."

           Certificate Account Advance: As of any Determination Date, the amount on deposit in a Protected Account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is deposited in the Certificate Account and used to make a Monthly Advance.

           Certificate Insurance Payment Account: Each of the Certificate Insurance Payment Accounts established in accordance with Section 6.02(c) hereof and maintained by the Trustee.

           Certificate Insurance Policy: The Class A Certificate Insurance Policy or the Class M Certificate Insurance Policy, as the context requires.

           Certificate Insurer: The Class A Certificate Insurer or the Class M Certificate Insurer, as the context requires.

          Certificate Insurer Default: The existence and continuance of any of the following with respect to either the Class A Certificate Insurer, the Class M Certificate Insurer, or both:

(a) the Certificate Insurer shall have failed to make a required payment when due under the related Certificate Insurance Policy;

(b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law, the New York Department of Insurance or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

(c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all of any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer or of all or any material portion of its property.

           Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

           Certificate Principal Balance: With respect to any Class of Certificates, other than the Class A-IO, Class X, Class R-1 or Class R-2 Certificates, as of any date of determination, the maximum dollar amount of principal to which the Holders thereof are then entitled hereunder, such amount being equal to the Original Certificate Principal Balance of such Class minus (i) the amount of all distributions of principal previously made with respect thereto, (ii) in the case of the Class M Certificates, reduced by any Class M Applied Realized Loss Amounts applicable to such Class of Certificates, and (iii) in the case of the Class A Certificates, reduced by any Class A Applied Realized Loss Amounts applicable to such Class of Certificates. The Class A-IO, Class X, Class R-1 and Class R-2 Certificates do not have a "Certificate Principal Balance".

           Certificate Register: The register maintained pursuant to Section 5.02.

           Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, a Sub-Servicer, or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained.

           Class: With respect to the Certificates, each of the following classes: A, A-IO, M, P, X, R-1, R-2 and R-3.

           Class A Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the Certificate Principal Balance of the Class A Certificates after distributions of principal on such Distribution Date exceeds the Current Pool Principal Balance for that Distribution Date.

           Class A Certificate: Any Certificate designated as a "Class A Certificate" on the face thereof, in the form of Exhibit A-1 hereto. The Class A Certificates shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor.

           Class A Certificate Insurance Policy: The Financial Guaranty Insurance Policy No. 51459-N issued by the Class A Certificate Insurer, and all endorsements thereto dated the Closing Date, issued by the Class A Certificate Insurer for the benefit of the Class A Certificateholders.

           Class A Certificate Insurer: Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

          Class A Collateralization Deficit: With respect to any Distribution Date immediately prior to which the Class A Certificates are outstanding, the lesser of (i) the amount, if any, by which (A) the Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made thereon on such Distribution Date other than any portion thereof consisting of a Class A Insured Principal Payment in respect of a Class A Collateralization Deficit) exceeds (B) the Aggregate Principal Balance of the Mortgage Loans on the last day of the immediately preceding Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period), and (ii) the Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made thereon on such Distribution Date other than any portion thereof consisting of a Class A Insured Principal Payment in respect of a Class A Collateralization Deficit).

          Class A Deficiency Amount: For any Distribution Date and the Class A Certificates, the sum of (i) any Class A Insured Interest Payment for such Distribution Date and (ii) any Class A Insured Principal Payment for such Distribution Date.

          Class A Insured Amounts: With respect to any Distribution Date, any Class A Deficiency Amount for such Distribution Date. A Class A Insured Amount will not include any Net Interest Shortfalls or any Net WAC Cap Carryover Amounts.

          Class A Insured Interest Payment: With respect to any Distribution Date and the Class A and Class A-IO Certificates, the excess, if any, of (i) the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class A and Class A-IO Certificates for such Distribution Date over (ii) the Net Available Amount on deposit in the Certificate Account on that Distribution Date.

          Class A Insured Payments: With respect to any Distribution Date, the aggregate amount actually paid by the Class A Certificate Insurer pursuant to the Class A Certificate Insurance Policy in respect of the Class A Deficiency Amount for such Distribution Date.

          Class A Insured Principal Payment: With respect to (x) any Distribution Date other than the Final Insured Distribution Date and the Class A Certificates, the lesser of (i) the Class A Collateralization Deficit, if any, for such Distribution Date and (ii) the Class A Applied Realized Loss Amount applied in reduction of the Certificate Principal Balance of the Class A Certificates on such Distribution Date (after taking into account any funds in the Yield Maintenance Payment Fund which are applied on such Distribution Date towards the payment of Liquidated Loan Losses (including any Class A Applied Realized Loss Amount) pursuant to Subsections 6.11(c) and 6.11(d) of this Agreement), and (y) the Final Insured Distribution Date and the Class A Certificates, the Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions of principal to be made thereon on such Distribution Date, other than any portion thereof consisting of a Class A Insured Principal Payment).

          Class A Pass-Through Rate: With respect to any Distribution Date, the least of (1) for any Distribution Date which occurs on or prior to the Clean-Up Call Date, the per annum rate equal to LIBOR plus 0.37%, and for any Distribution Date thereafter, the per annum rate equal to LIBOR plus 0.74%; (2) the Net WAC Cap for such Distribution Date; and (3) 11.00% per annum.

          Class A Preference Amount: Any amount previously paid in respect of the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. §§101 et seq.), as amended from time to time in accordance with a final, nonappealable order of a court having competent jurisdiction.

           Class A Preference Claim: As defined in Section 6.02(f).

          Class A Premium Amount: The amount equal to 1/12th of the product of the Class A Premium Percentage and the Certificate Principal Balance of the Class A Certificates for the related Distribution Date.

          Class A Premium Percentage: Has the meaning given in the Insurance and Indemnity Agreement for the Class A Certificates on the Closing Date, without regard to any subsequent amendment not approved by the Class M Certificate Insurer.

          Class A Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date and on any Distribution Date thereafter on which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and (b) on or after the Stepdown Date, to the extent a Trigger Event is not in effect, the least of:

(i) the Principal Distribution Amount;

(ii) the excess of (1) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (2) the lesser of (a) 60.00% of the Current Pool Principal Balance for that Distribution Date and (b) the Current Pool Principal Balance for such Distribution Date minus the OC Floor (but not less than $0); and

(iii) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date.

           Class A Reimbursement Amount: As of any Distribution Date, the sum of (a)(i) all Class A Insured Payments paid by the Class A Certificate Insurer for that and any prior Distribution Dates pursuant to the Class A Certificate Insurance Policy but for which the Class A Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Sections 6.01(a) hereof plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee (or other party entitled thereto, in case of a Class A Preference Amount) received the related Class A Insured Payments or the date such Class A Insured Payments were made and (b)(i) any other amounts then due and owing to the Class A Certificate Insurer hereunder and under the Insurance and Indemnity Agreement to which it is a party but for which the Class A Certificate Insurer has not been reimbursed prior to such Distribution Date, as certified to the Trustee by the Class A Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate. The Class A Certificate Insurer shall notify the Trustee, the Master Servicer and the Depositor of the amount of any Class A Reimbursement Amount.

           Class A Yield Maintenance Agreement: The Yield Maintenance Agreement, dated as of September 30, 2003, between the Yield Maintenance Agreement Counterparty and the Trustee, and all amendments thereof, on behalf of the Supplemental Interest Trust for the benefit of the Holders of the Class A Certificates and the Class A Certificate Insurer.

          Class A-IO Certificate: Any Certificate designated as a "Class A-IO Certificate" on the face thereof, in the form of Exhibit A-2 hereto.

          Class A-IO Notional Balance: With respect to any Distribution Date (i) prior to the Distribution Date occurring in April 2006, an amount equal to the lesser of (x) the Class A-IO Scheduled Notional Balance and (y) the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period (without giving effect to any prepayments of principal received on the last day of the preceding Due Period) and (ii) on and after the Distribution Date occurring in April 2006, an amount equal to $0.

           Class A-IO Pass-Through Rate: With respect to any Distribution Date, a per annum rate equal to 4.00%.

           Class A-IO Scheduled Notional Balance: With respect to any Distribution Date, the applicable amount set forth in the following schedule:

                                    Class A-IO                                     Class A-IO
                                     Scheduled                                     Scheduled
   Distribution Date             Notional Balance    Distribution Date            Notional Balance
---------------------           ------------------   -------------------         ------------------
   October 2003                    $76,841,700       February 2005                  $60,832,900
   November 2003                   $76,841,700       March 2005                     $60,832,900
   December 2003                   $76,841,700       April 2005                     $59,552,200
   January 2004                    $76,201,400       May 2005                       $59,552,200
   February 2004                   $76,201,400       June 2005                      $59,552,200
   March 2004                      $76,201,400       July 2005                      $48,725,000
   April 2004                      $72,999,600       August 2005                    $48,725,000
   May 2004                        $72,999,600       September 2005                 $48,725,000
   June 2004                       $72,999,600       October 2005                   $38,632,000
   July 2004                       $69,797,900       November 2005                  $38,632,000
   August 2004                     $69,797,900       December 2005                  $38,632,000
   September 2004                  $69,797,900       January 2006                   $30,626,000
   October 2004                    $64,034,700       February 2006                  $30,626,000
   November 2004                   $64,034,700       March 2006                     $30,626,000
   December 2004                   $64,034,700       April 2006
   January 2005                    $60,832,900         and thereafter                        $0

           Class Interest Carryover Shortfall: With respect to any Class of Offered Certificates and any Distribution Date, an amount equal to the sum of (a) the excess, if any, of (i) the Class Monthly Interest for such Class (the amount to which the Class is entitled in the absence of any shortfall but after giving effect to the Net WAC Cap, if applicable) for the preceding Distribution Date plus any outstanding Class Interest Carryover Shortfall with respect to that Class from any preceding Distribution Dates over (ii) the amount in respect of interest that is actually distributed to the Holders of that Class on the preceding Distribution Date, plus (b) one-month's interest on the amount described in clause (a), to the extent permitted by law, at the related Pass-Through Rate.

           Class M Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Principal Balance of the Class A and Class M Certificates after distributions of principal on such Distribution Date exceeds the Current Pool Principal Balance for that Distribution Date.

          Class M Certificate: Any Certificate designated as a "Class M Certificate" on the face thereof, in the form of Exhibit A-3 hereto. The Class M Certificates shall be comprised of the Class M Components and shall be issued with an initial aggregate Certificate Principal Balance equal to the Original Certificate Principal Balance therefor. Following the occurrence of a Separation Event, references herein to the Class M Certificates shall be deemed to be references to the Class M-1, Class M-2 and Class M-3 Certificates, as applicable.

           Class M Certificate Insurance Policy: The Financial Guaranty Insurance Policy No. FANI-0515-03273-NY issued by the Class M Certificate Insurer, and all endorsements thereto dated the Closing Date, issued by the Class M Certificate Insurer for the benefit of the Class M Certificateholders.

           Class M Certificate Insurer: Radian Asset Assurance Inc., a New York stock insurance company, its successors and assigns.

          Class M Collateralization Deficit: With respect to any Distribution Date immediately prior to which the Class M Certificates are outstanding, the lesser of (i) the amount, if any, by which (A) the aggregate Certificate Principal Balance of the Class A and Class M Certificates (after giving effect to all distributions to be made thereon on such Distribution Date other than any portion thereof consisting of a Class M Insured Principal Payment in respect of a Class M Collateralization Deficit) exceeds (B) the Aggregate Principal Balance of the Mortgage Loans on the last day of the immediately preceding Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period), and (ii) the Certificate Principal Balance of the Class M Certificates (after giving effect to all distributions to be made thereon on such Distribution Date other than any portion thereof consisting of a Class M Insured Principal Payment in respect of a Class M Collateralization Deficit).

           Class M Component: The Class M-1 Component, the Class M-2 Component and the Class M-3 Component, as applicable.

          Class M Deficiency Amount: For any Distribution Date and the Class M Certificates, the sum of (i) any Class M Insured Interest Payment for such Distribution Date and (ii) any Class M Insured Principal Payment for such Distribution Date.

          Class M Insured Amounts: With respect to any Distribution Date, any Class M Deficiency Amount for such Distribution Date plus any Class M Preference Amount for such Distribution Date. A Class M Insured Amount will not include any Net Interest Shortfalls or any Net WAC Cap Carryover Amounts.

          Class M Insured Interest Payment: With respect to any Distribution Date and the Class M Certificates, the excess, if any, of (i) the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class M Certificates for such Distribution Date over (ii) the Net Available Amount remaining on deposit in the Certificate Account following the payment of the Class Monthly Interest and any Class Interest Carryover Shortfall on the Class A and Class A-IO Certificates on that Distribution Date.

          Class M Insured Payments: With respect to any Distribution Date, the aggregate amount actually paid by the Class M Certificate Insurer pursuant to the Class M Certificate Insurance Policy in respect of Class M Insured Amounts for such Distribution Date.

          Class M Insured Principal Payment: With respect to (x) any Distribution Date other than the Final Insured Distribution Date and the Class M Certificates, the lesser of (i) the Class M Collateralization Deficit, if any, for such Distribution Date and (ii) the Class M Applied Realized Loss Amount applied in reduction of the Certificate Principal Balance of the Class M Certificates on such Distribution Date (after taking into account any funds in the Yield Maintenance Payment Fund which are applied on such distribution date towards the payment of Liquidated Loan Losses (including any Class M Applied Realized Loss Amount) pursuant to Subsections 6.11(c) and 6.11(d) of this Agreement), and (y) the Final Insured Distribution Date and the Class M Certificates, the Certificate Principal Balance of the Class M Certificates (after giving effect to all distributions of principal to be made thereon on such Distribution Date, other than any portion thereof consisting of a Class M Insured Principal Payment).

          Class M Pass-Through Rate: With respect to any Distribution Date, the least of (1) for any Distribution Date which occurs on or prior to the Clean-Up Call Date, the per annum rate equal to LIBOR plus 1.30%, and for any Distribution Date thereafter, the per annum rate equal to LIBOR plus 1.95%; (2) the Net WAC Cap for such Distribution Date; and (3) 11.00% per annum.

          Class M Preference Amount: Any amount previously paid in respect of the Class M Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. §§101 et seq.), as amended from time to time in accordance with a final, nonappealable order of a court having competent jurisdiction.

           Class M Preference Claim: As defined in Section 6.02(g).

          Class M Premium Percentage: Has the meaning given in the Insurance and Indemnity Agreement for the Class M Certificates on the Closing Date, without regard to any subsequent amendment not approved by the Class A Certificate Insurer.

          Class M Principal Distribution Amount: With respect to any Distribution Date, the sum of the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount for such Distribution Date.

          Class M Reimbursement Amount: As of any Distribution Date, the sum of (a)(i) all Class M Insured Payments paid by the Class M Certificate Insurer for that and any prior Distribution Dates pursuant to the Class M Certificate Insurance Policy but for which the Class M Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Sections 6.01(a) hereof plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee (or other party entitled thereto, in case of a Class M Preference Amount) received the related Class M Insured Payments or the date such Class M Insured Payments were made and (b)(i) any other amounts then due and owing to the Class M Certificate Insurer hereunder and under the related Insurance and Indemnity Agreement with respect to the Class M Certificate Insurer but for which the Class M Certificate Insurer has not been reimbursed prior to such Distribution Date, as certified to the Trustee by the Class M Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate. The Class M Certificate Insurer shall notify the Trustee, the Master Servicer and the Depositor of the amount of any Class M Reimbursement Amount.

          Class M Yield Maintenance Agreement: The Yield Maintenance Agreement, dated as of September 30, 2003, between the Yield Maintenance Agreement Counterparty and the Trustee, and all amendments thereof, on behalf of the Supplemental Interest Trust for the benefit of the Holders of the Class M Certificates and the Class M Certificate Insurer.

          Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-3 hereto. The Class M-1 Certificates will be issued upon the occurrence of a Separation Event with an initial Certificate Principal Balance equal to the Component Principal Balance of the Class M-1 Component on the date of the Separation Event. The CUSIP number for the Class M-1 Certificates is 07384Y MS 2.

          Class M-1 Component: The component portion of the Class M Certificates designated as the "Class M-1 Component" and having an initial Component Principal Balance equal to $18,010,000. The Class M-1 Component will not be transferable separately from the other Class M Components except upon the occurrence of a Separation Event, at which time the Class M-1 Component will be issued as a Class M-1 Certificate.

           Class M-1 Principal Distribution Amount: With respect to any Distribution Date:

           (a)      prior to the Stepdown Date and on any Distribution Date thereafter on which a Trigger Event is in effect:

(i)	if any Class A Certificates remain outstanding, $0; or

(ii)	if the Certificate Principal Balance of the Class A Certificates has been reduced to $0, the lesser of (A) 100% of the Principal Distribution Amount and (B) the Certificate Principal Balance of the Class M-1 Component immediately prior to such Distribution Date; and

           (b)      on an after the Stepdown Date, to the extent a Trigger Event is not in effect, the least of:

(i)	the Principal Distribution Amount remaining after distribution of the Class A Principal Distribution Amount on such Distribution Date;

(ii)	the excess of (A) the sum of (1) the Certificate Principal Balance of the Class A Certificates after distribution of the Class A Principal Distribution Amount on such Distribution Date and (2) the Certificate Principal Balance of the Class M-1 Component immediately prior to such Distribution Date over (B) the lesser of (1) 72.50% of the Current Pool Principal Balance for such Distribution Date and (2) the Current Pool Principal Balance for such Distribution Date minus the OC Floor (but not less than $0); and

(iii)	the Certificate Principal Balance of the Class M-1 Component immediately prior to such Distribution Date.

           Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-3 hereto. The Class M-2 Certificates will be issued upon the occurrence of a Separation Event with an initial Certificate Principal Balance equal to the Component Principal Balance of the Class M-2 Component on the date of the Separation Event. The CUSIP number for the Class M-2 Certificates is 07384Y MX 1.

           Class M-2 Component: The component portion of the Class M Certificates designated as the "Class M-2 Component" and having an initial Component Principal Balance equal to $15,128,000. The Class M-2 Component will not be transferable separately from the other Class M Components except upon the occurrence of a Separation Event, at which time the Class M-2 Component will be issued as a Class M-2 Certificate.

           Class M-2 Principal Distribution Amount: With respect to any Distribution Date:

           (a)      prior to the Stepdown Date and on any Distribution Date thereafter on which a Trigger Event is in effect:

(i)	if any Class A Certificates or Class M-1 Component remain outstanding, $0; or

(ii)	if the Certificate Principal Balances of the Class A Certificates and the Class M-1 Component have been reduced to $0, the lesser of (A) 100% of the Principal Distribution Amount and (B) the Certificate Principal Balance of the Class M-2 Component immediately prior to such Distribution Date; and

           (b)      on and after the Stepdown Date, to the extent a Trigger Event is not in effect, the least of:

(i)	the Principal Distribution Amount remaining after distribution of the Class A and Class M-1 Principal Distribution Amounts on such Distribution Date;

(ii)	the excess of (A) the sum of (1) the Certificate Principal Balance of the Class A Certificates and Class M-1 Component after distribution of the Class A and Class M-1 Principal Distribution Amounts on such Distribution Date and (2) the Certificate Principal Balance of the Class M-2 Component immediately prior to such Distribution Date over (B) the lesser of (1) 83.00% of the Current Pool Principal Balance for such Distribution Date and (2) the Current Pool Principal Balance for such Distribution Date minus the OC Floor (but not less than $0); and

(iii)	the Certificate Principal Balance of the Class M-2 Component immediately prior to such Distribution Date.

           Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto. The Class M-3 Certificates will be issued upon the occurrence of a Separation Event with an initial Certificate Principal Balance equal to the Component Principal Balance of the Class M-3 Component on the date of the Separation Event. The CUSIP number for the Class M-3 Certificates is 07384Y MY 9.

          Class M-3 Component: The component portion of the Class M Certificates designated as the "Class M-3 Component" and having an initial Component Principal Balance equal to $11,526,000. The Class M-3 Component will not be transferable separately from the other Class M Components except upon the occurrence of a Separation Event, at which time the Class M-3 Component will be issued as a Class M-3 Certificate.

           Class M-3 Principal Distribution Amount: With respect to any Distribution Date:

           (a)      prior to the Stepdown Date and on any Distribution Date thereafter on which a Trigger Event is in effect:

(i)	if any Class A Certificates or Class M-1 or Class M-2 Components remain outstanding, $0; or

(ii)	if the Certificate Principal Balances of the Class A Certificates and the Class M-1 and Class M-2 Components have been reduced to $0, the lesser of (A) 100% of the Principal Distribution Amount and (B) the Certificate Principal Balance of the Class M-3 Component immediately prior to such Distribution Date; and

           (b)      on and after the Stepdown Date, to the extent a Trigger Event is not in effect, the least of:

(i)	the Principal Distribution Amount remaining after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date;

(ii)	the excess of (A) the sum of (1) the Certificate Principal Balance of the Class A Certificates and the Class M-1 and Class M-2 Components after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date and (2) the Certificate Principal Balance of the Class M-3 Component immediately prior to such Distribution Date over (B) the lesser of (1) 91.00% of the Current Pool Principal Balance for such Distribution Date and (2) the Current Pool Principal Balance for such Distribution Date minus the OC Floor (but not less than $0); and

(iii)	the Certificate Principal Balance of the Class M-3 Component immediately prior to such Distribution Date.

          Class Monthly Interest: With respect to any Class of Offered Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period on the Certificate Principal Balance of such Class (or the Class A-IO Notional Balance in the case of the Class A-IO Certificates) immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that Class's pro rata share of Net Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 6.03 of this Agreement and, with respect to the Class A and Class M Certificates only, as further reduced by the amount of any actual distributions to the Holders of the Class A or Class M Certificates or both in respect of Class Monthly Interest on such Distribution Date pursuant to Subsection 6.11(c) hereof.

          Class P Certificate: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit A-5 hereto.

           Class P Certificateholder: A Holder of a Class P Certificate.

           Class P Distribution Amount: With respect to each Distribution Date, the Prepayment Penalty Amount.

          Class R-1 Certificate: Any Certificate designated as a "Class R-1 Certificate" on the face thereof, in the form of Exhibit A-6 hereto.

           Class R-1 Certificateholder: A Holder of a Class R-1 Certificate.

          Class R-1 Notional Balance: Initially, $288,156,229, and for each Distribution Date subsequent to the first Distribution Date, the Current Pool Principal Balance.

          Class R-2 Certificate: Any Certificate designated as a "Class R-2 Certificate" on the face thereof, in the form of Exhibit A-7 hereto.

           Class R-2 Certificateholder: A Holder of a Class R-2 Certificate.

          Class R-2 Notional Balance: Initially, $288,156,229, and for each Distribution Date subsequent to the first Distribution Date, the Current Pool Principal Balance.

          Class R-3 Certificate: Any Certificate designated as a "Class R-3 Certificate" on the face thereof, in the form of Exhibit A-8 hereto.

           Class R-3 Certificateholder: A Holder of a Class R-3 Certificate.

          Class X Certificate: Any Certificate designated as a "Class X Certificate" on the face thereof, in the form of Exhibit A-4 hereto.

           Class X Certificateholder: A Holder of a Class X Certificate.

           Class X Distribution Amount: With respect to any Distribution Date, the sum of the amounts described in footnotes (6) and (7) of Section 5.05(e) hereof for the current and for all prior Distribution Dates less amounts distributed to the Class X Certificates on prior Distribution Dates pursuant to Sections 6.01(a)(xiv) and (xv) hereof.

           Class X Notional Balance: Initially, $288,156,229, and for each Distribution Date subsequent to the first Distribution Date, the Current Pool Principal Balance.

           Clean-Up Call Date: The first Distribution Date on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 10% of the Cut-Off Date Scheduled Principal Balance.

           Clearstream: Clearstream Banking, société anonyme, a limited liability company organized under the laws of Luxembourg.

           Closing Date: September 30, 2003.

           Code: The Internal Revenue Code of 1986, as amended.

           Commision: The Securities and Exchange Commission.

           Compensating Interest Payments: As defined in Section 6.09.

          Component Outstanding Principal Balance: With respect to any Class M Component and any Distribution Date, the initial component principal balance of such Class M Component, reduced by the aggregate amount of principal payments on the Class M Certificates prior to such Distribution Date which were allocable to such Class M Component.

          Controlling Insurer: If no Certificate Insurer Default has occurred and is continuing with respect to the Class M Certificate Insurer and for so long as the Class M Certificates are still outstanding, then the Class M Certificate Insurer; provided, however, that if a Certificate Insurer Default has occurred and is continuing with respect to the Class M Certificate Insurer or if the Certificate Principal Balance of the Class M Certificates has been reduced to $0, then, so long as no Certificate Insurer Default has occurred and is continuing with respect to the Class A Certificate Insurer, the Class A Certificate Insurer shall be the Controlling Insurer.

          Co-op Loan: A Mortgage Loan secured by a lien on an interest in shares issued by a cooperative apartment corporation and the related proprietary lease.

          Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located, at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Trust Services Group – Bear Stearns Asset Backed Securities Trust 2003-ABF1, or at any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Master Servicer and the Certificate Insurers.

           Corresponding Class: Means the Class of Master REMIC Regular Interests as used in the Table in Section 5.05.

          Cumulative Loss Percentage: As of any date of determination thereof, the percentage obtained by dividing (x) the aggregate of all Liquidated Loan Losses incurred since the Closing Date through the last day of the preceding Prepayment Period by (y) the Cut-Off Date Scheduled Principal Balance.

          Cumulative Loss Trigger Event: With respect to any Distribution Date, the event that occurs if the Cumulative Loss Percentage for such Distribution Date exceeds the following percentages with respect to the applicable Distribution Date specified below:

Distribution Date	Loss Percentage

October 2006 - September 2007 October 2007 - September 2008 October 2008 - September 2009 October 2009 - September 2010 October 2010 and thereafter	2.75% for the first month, plus an additional 1/12
of 1.75% for each month thereafter
4.50% for the first month, plus an additional 1/12
of 1.50% for each month thereafter
6.00% for the first month, plus an additional 1/12
of 1.00% for each month thereafter
7.00% for the first month, plus an additional 1/12
of 0.25% for each month thereafter
7.25%

           Current Pool Principal Balance: With respect to any Distribution Date, the Aggregate Principal Balance of the Mortgage Loans on the last day of the related Due Period.

           Custodial Agreement: The Custodial Agreement, dated as of September 30, 2003, among the Trustee, the Depositor, the Master Servicer and the Custodian.

           Custodian: JPMorgan Chase Bank, a New York banking corporation, its successors and assigns.

          Cut-Off Date: Close of business on September 2, 2003 with respect to the Scheduled Principal Balance of the Mortgage Loans.

           Cut-Off Date Scheduled Principal Balance: $288,156,228.98.

          Debt Service Reduction: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

          Debtor Relief Laws: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

          Deferred Interest: The excess of the amount of interest due on a negatively amortizing Mortgage Loan over the interest portion of the Monthly Payment due thereon, which is permitted under the terms of the related Mortgage Note to be added to the principal of the Mortgage Note.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

          Delinquency Ratio: With respect to any Distribution Date, the percentage equivalent of a fraction (a) the numerator of which equals the aggregate Outstanding Principal Balances of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure, converted to REO Property or in bankruptcy, as of the last day of the related Due Period and (b) the denominator of which is the Current Pool Principal Balance for that Distribution Date.

          Delinquency Trigger Event: The event that occurs when the Rolling Three Month Delinquency Rate exceeds 40% of the Senior Enhancement Percentage.

          Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

           Depositor: Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, or its successors in interest.

           Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

          Designated Depository Institution: A depository institution (commercial bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

          Determination Date: The 15th day of the month of the Distribution Date, or if such day is not a Business Day, the following Business Day.

          Direct Participant: Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

          Directly Operate: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to "Directly Operate" an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          Disqualified Non-U.S. Person: With respect to a Residual Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds such Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective IRS Form W-8ECI (or equivalent form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of such Residual Certificate will not be disregarded for federal income tax purposes.

          Disqualified Organization: Either (i) the United States, any State or any political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax under Chapter 1 of Subtitle A of the Code and (except in the case of Freddie Mac) a majority of whose board of directors is not selected by the United States or any State or political subdivision thereof, (ii) any organization that is exempt from the tax imposed by Chapter 1 of Subtitle A of the Code other than (x) a tax-exempt farmers’ cooperative within the meaning of Section 521 of the Code or (y) an organization that is subject to the tax imposed by Section 511 of the Code on "unrelated business taxable income," (iii) a corporation operating on a cooperative basis that is engaged in furnishing electric energy or providing telephone service to persons in rural areas (within the meaning of Section 1381(a)(2)(C) of the Code), or (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel (which shall not be at the expense of the Trustee) to the effect that any transfer of a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          Distribution Date: The 25th day of any month, beginning in October 2003, or, if such 25th day is not a Business Day, the Business Day immediately following.

          Due Date: With respect to each Mortgage Loan, the date in each month on which its Original Scheduled Payment or Modified Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

          Due Period: With respect to any Distribution Date and any Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

          Eligible Account: An account, including one maintained with the Trustee, which either (i) is a trust account maintained with the trust department of a depository institution or trust company (including, without limitation, the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC, (a) the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by each Rating Agency, (b) the short-term debt obligations of which shall be rated the highest short-term rating by each Rating Agency or (c) if the amounts on deposit therein represent less than 20% of the aggregate initial principal amount of the Certificates on the Closing Date, are not intended to be used as credit enhancement and are to be held in such account for less than 30 days, the short-term debt obligations of which shall be rated in one of the two highest rating categories by each Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company.

           EMC: EMC Mortgage Corporation, a Delaware corporation, or its successors in interest.

           ERISA: The Employee Retirement Income Security Act of 1974, as amended.

           Euroclear: Euroclear Bank S.A./NV, as operator of the Euroclear System, or its successor in such capacity.

           Event of Default: An event described in Section 8.01.

           Excess Interest: For any Distribution Date is equal to the excess of (a) the Net Available Amount for such Distribution Date over (b) the sum of:

(i)	the Interest Distribution Amount for such Distribution Date;

(ii)	the Principal Distribution Amount for such Distribution Date (calculated for this purpose without regard to any Overcollateralization Increase Amount or portion thereof included therein); and

(iii)	any Class A Reimbursement Amount, Class M Reimbursement Amount or other amounts owed to each Certificate Insurer on such Distribution Date.

           Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest on the Outstanding Principal Balance of such Mortgage Loan at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

          Excess Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount that would apply on such Distribution Date after taking into account all distributions that would be made on such Distribution Date (other than the Overcollateralization Reduction Amount) over (b) the Specified Overcollateralization Amount.

           Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

           Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association) or any successor thereto.

           FDIC: Federal Deposit Insurance Corporation or any successor thereto.

          Final Insured Distribution Date: The earlier of (i) the Distribution Date in January 2034 or (ii) the final Distribution Date that occurs in connection with any earlier termination of the Trust pursuant to Section 10.01 of this Pooling and Servicing Agreement.

          Final Scheduled Maturity Date: With respect to any Class of Offered Certificates (other than the Class A-IO Certificates), the Distribution Date occurring in the month specified below:

Class	Final Scheduled Maturity Date
A M	January 2034 January 2034

           FHA: Federal Housing Authority or any successor thereto.

           FHA Loan: Any Mortgage Loan that is insured by the FHA.

           Fitch: Fitch, Inc. and its successors in interest.

           Forbearance Mortgage Loan: Any Mortgage Loan that is subject to a Forbearance Plan.

          Forbearance Plan: The annual payment plan pursuant to which a Mortgagor of a Forbearance Mortgage Loan is obligated to pay interest and principal to the extent agreed to by EMC and certain other amounts in satisfaction of the related Mortgage Loan.

          Foreclosure Restricted Loan: Any Mortgage Loan that as of the Cut-Off Date was 60 days or more contractually delinquent (and, if there was a Bankruptcy Plan or Forbearance Plan in place as of the Cut-Off Date, 60 days or more delinquent under such Plan as of such date) or any Mortgage Loan for which foreclosure proceedings had commenced as of the Closing Date. The Foreclosure Restricted Loans, if any, are listed in Exhibit I hereto.

           Freddie Mac: Freddie Mac (formerly, Federal Home Loan Mortgage Corporation) or any successor thereto.

           Funds Transfer Date: The second Business Day prior to the related Distribution Date in any month.

          Global Certificate: Any Book-Entry Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

           HUD: The United States Department of Housing and Urban Development and any Successor thereto.

           Indemnified Persons: The Trustee, the Depositor, the Certificate Insurers, the Trust Fund and the Certificateholders.

          Independent: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor or the Master Servicer and of any Affiliate of the Depositor or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer, or any Affiliate of the Depositor or the Master Servicer, and (c) is not connected with the Depositor or the Master Servicer, or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Independent Contractor: Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          Indirect Participant: Any financial institution for whom any Direct Participant holds an interest in an Offered Certificate.

          Individual Certificate: Any Certificate registered in the name of the Holder other than the Depository or its nominee, including any Class R-1, Class R-2 and Class R-3 Certificates and any other Certificate held by an Institutional Accredited Investor.

          Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, that is not also a Qualified Institutional Buyer pursuant to Rule 144A of the Securities Act, or any entity all the equity holders in which come within such paragraphs.

          Insurance and Indemnity Agreement: In the case of the Class A Certificates, the Insurance and Indemnity Agreement, dated as of September 30, 2003, among the Class A Certificate Insurer, the Depositor and the Master Servicer, as such agreement may be amended or supplemented in accordance with the provisions thereof; and in the case of the Class M Certificates, the Insurance and Indemnity Agreement, dated as of September 30, 2003, among the Class M Certificate Insurer, the Depositor, the Trustee, the Custodian and the Master Servicer, as such agreement may be amended or supplemented in accordance with the provisions thereof.

          Insurance Policies: All insurance policies insuring any Mortgage Loan or Mortgaged Property to the extent the Trust or the Trustee has any interest therein.

          Insurance Proceeds: Amounts (i) paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Mortgage and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses and (ii) as provided in Section 3.12(a), income and other funds (net of insurance and taxes) generated from REO Properties. "Insurance Proceeds" do not include "Class A Insured Payments" or "Class M Insured Payments."

           Insured Expenses: Expenses covered by any Insurance Policy.

           Insurer: Any issuer of an Insurance Policy.

          Interest Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall for the Class A, Class A-IO and Class M Certificates, in each case, as of such Distribution Date.

          Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

           (a)      partial principal prepayments received during the relevant Prepayment Period: the difference between (i) one month's interest at the applicable Mortgage Interest Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (net of the related Master Servicing Fee) received at the time of such payment;

           (b)      principal prepayments in full received during the relevant Prepayment Period: the difference between (i) one month's interest at the applicable Mortgage Interest Rate on the Outstanding Principal Balance of such Mortgage Loan immediately prior to such prepayment less the Master Servicing Fee Rate thereon and (ii) the amount of interest for the calendar month of such prepayment (net of the related Master Servicing Fee) received at the time of such prepayment;

           (c)      Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Outstanding Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Mortgage Interest Rate less the Master Servicing Fee Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Outstanding Principal Balance (or, in the case of a partial principal prepayment, on the amount so prepaid) at the Mortgage Interest Rate required to be paid by the Mortgagor as limited by application of the Relief Act less the Master Servicing Fee Rate.

          Investment Representation Letter: The letter to be furnished in connection with certain purchases of Certificates as provided in Section 5.02, substantially in the form set forth as Exhibit F hereto.

           LaSalle: LaSalle Bank National Association, a national banking association, or its successor in interest.

           Late Payment Rate: Has the meaning given in each Insurance and Indemnity Agreement.

          LIBOR: With respect to any Accrual Period for the Class A and Class M Certificates, the rate, as obtained by the Trustee on the related LIBOR Determination Date for one-month U.S. dollar deposits which appears on Telerate Page 3750 or such other page as may replace Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750 or such other page as may replace Telerate Page 3750, the Trustee will determine the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the Reference Banks to leading banks in the London interbank market for one-month U.S. dollar deposits in an amount determined by the Trustee by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Trustee to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR for the related Accrual Period for the Class A and Class M Certificates shall equal the arithmetic mean of such quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR for the related Accrual Period for the Class A and Class M Certificates shall be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date and (ii) the Reserve Interest Rate.

          LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

          LIBOR Determination Date: With respect to the Class A and Class M Certificates, for each Accrual Period commencing with the second Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

          Liquidated Loan Loss: With respect to a Liquidated Mortgage Loan, (a) as of the date of liquidation, the unpaid principal balance thereof, plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, minus (b) the Net Liquidation Proceeds, if any, with respect to such Mortgage Loan and the related Mortgaged Property, to the extent applied as recoveries of principal of the Liquidated Mortgage Loan. In addition, a Liquidated Loan Loss includes (a) a Bankruptcy Loss or (b) a loss resulting from a Servicing Modification.

          Liquidated Mortgage Loan: Any Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

          Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

          Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer or a Sub-Servicer, if any, including under any Primary Mortgage Insurance Policy, if applicable, for reasons other than the Master Servicer’s or a Sub-Servicer’s failure to ensure the maintenance of or compliance with a Primary Mortgage Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

          Liquidation Proceeds: Cash received in connection with the liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

          Loan Summary and Remittance Report: The report to be submitted by the Master Servicer to the Trustee pursuant to Subsection 6.07(d).

          Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the Scheduled Principal Balance of the related Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

          Majority Certificateholders: For so long as any of the Offered Certificates are outstanding, the Holder or Holders of Offered Certificates evidencing Percentage Interests in excess of 51% in the aggregate, and thereafter, the Holder or Holders of Residual Certificates evidencing Percentage Interests in excess of 51% in the aggregate.

           Master REMIC: As defined in Section 5.05.

           Master REMIC Regular Interests: As defined in Section 5.05.

          Master Servicer: With respect to the Mortgage Loans, EMC, or its successor in interest, or any successor master servicer with respect to the Mortgage Loans appointed as herein provided.

           Master Servicer Certification: A certification by the Master Servicer in the form attached hereto as Exhibit J hereto.

          Master Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Outstanding Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

           Master Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate of 0.50%.

           MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

           MERS®System: The system of recording transfers of Mortgages electronically maintained by MERS.

           MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS®System.

          Modified Scheduled Payment: With respect to any Mortgage Loan subject to a Bankruptcy Plan or a Forbearance Plan, the scheduled monthly payment on such Mortgage Loan generally equal to the Mortgagor’s Original Scheduled Payment of principal and interest and any escrow, plus an additional amount (based upon the borrower’s ability to pay) to be applied to the payment of any related arrearage, or in the case of any REO Property, the scheduled monthly payment and other amounts that would otherwise have been payable pursuant to such Bankruptcy Plan or Forbearance Plan.

          MOM Loan: Any Mortgage Loan as to which, at origination thereof, MERS acts as the mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

          Monthly Advance: The advance, other than in respect of delinquent payments of principal (including a Certificate Account Advance), required to be made by the Master Servicer on the related Advancing Date pursuant to Section 6.08 (and including any portion thereof made by any Sub-Servicer under its Sub-Servicing Agreement).

          Monthly Payment: The Original Scheduled Payment, Modified Scheduled Payment or amount due on an Adjusted Mortgage Loan, as applicable, owed by each Mortgagor on each monthly Due Date.

           Moody's: Moody's Investors Service, Inc. and it successors in interest.

          Mortgage: A written instrument creating a valid first or more junior lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

          Mortgage File: The mortgage documents listed in Section 2.02(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Interest Rate: The annual rate at which interest accrues from time to time on the Outstanding Principal Balance of any Mortgage Loan pursuant to the related Mortgage Note, which rate initially is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

          Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.06 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

          Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B hereto with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement. The Mortgage Loan Schedule sets forth as to each Mortgage Loan: (i) its identifying number and the name of the related Mortgagor; (ii) the billing address for the related Mortgaged Property including the state and zip code; (iii) its date of origination; (iv) its first Due Date; (v) the original stated maturity; (vi) the original Principal Balance; (vii) the Principal Balance as of its Cut-Off Date; (viii) the Mortgage Interest Rate; (ix) its MIN; (x) whether the loan was a MOM Loan at the origination thereof; and (xi) the scheduled monthly payment of principal and interest.

          Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

          Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

           Mortgagor: The obligor on a Mortgage Note.

          Net Available Amount: With respect to any Distribution Date, the Available Amount, less the sum of (i) the Master Servicing Fee, (ii) the Trustee’s Fees and any expenses payable pursuant to Section 4.03(b)(ii), (iii) in the case of the first Distribution Date only, $100, (iv) the Class P Distribution Amount, and (v) the Premium Amount.

          Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date pursuant to Section 6.09.

          Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Master Servicer in accordance with this Agreement, and (ii) unreimbursed Servicing Advances by the Master Servicer or a Sub-Servicer and Monthly Advances as to which the Master Servicer or a Sub-Servicer is entitled to reimbursement hereunder.

          Net Mortgage Interest Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of the Master Servicing Fee and the Trustee’s Fee, each such fee being expressed as a per annum rate.

           Net WAC Cap: As of any Distribution Date, a per annum rate equal to:

           (a)      in the case of the Class A Certificates, (i) the sum of (A) the Net Weighted Average Mortgage Interest Rate and (B) the amount, if any, paid by the Yield Maintenance Agreement Counterparty under the Class A Yield Maintenance Agreement for such Distribution Date (converted to a per annum rate based upon the Certificate Principal Balance of the Class A Certificates) less (ii) a per annum rate equal to the sum of (1) the Premium Amount (converted to a per annum rate and based upon the Certificate Principal Balance of the Class A and Class M Certificates) and (2) the product of (A) 4.00% per annum and (B) a per annum rate equal to a fraction, the numerator of which is the Class A-IO Notional Balance for that Distribution Date and the denominator of which is the Aggregate Principal Balance of the Mortgage Loans as of the beginning of the related Due Period (without giving effect to any prepayments of principal received on the last day of the preceding Due Period); and

           (b)      in the case of the Class M Certificates, (i) the sum of (A) the Net Weighted Average Mortgage Interest Rate and (B) the amount, if any, paid by the Yield Maintenance Agreement Counterparty under the Class M Yield Maintenance Agreement for such Distribution Date (converted to a per annum rate based upon the Certificate Principal Balance of the Class M Certificates) less (ii) a per annum rate equal to the sum of (1) the Premium Amount (converted to a per annum rate and based upon the Certificate Principal Balance of the Class A and Class M Certificates) and (2) the product of (A) 4.00% per annum and (B) a per annum rate equal to a fraction, the numerator of which is the Class A-IO Notional Balance for that Distribution Date and the denominator of which is the Aggregate Principal Balance of the Mortgage Loans as of the beginning of the related Due Period (without giving effect to any prepayments of principal received on the last day of the preceding Due Period).

          Net WAC Cap Carryover Amount: With respect to each Class of the Capped Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Class Monthly Interest for such Class, calculated at the applicable Pass-Through Rate without regard to the Net WAC Cap, over the Class Monthly Interest for such Class for the applicable Distribution Date, (b) any Net WAC Cap Carryover Amount remaining unpaid from prior Distribution Dates, and (c) one month's interest on the amount in clause (b) calculated at the applicable Pass-Through Rate without regard to the Net WAC Cap.

          Net WAC Cap Carryover Fund: The Eligible Account established and maintained in accordance with Section 6.11(a). The Net WAC Cap Carryover Fund shall not be an asset of any REMIC created herein.

          Net WAC Cap Carryover Right: The right of the Holders of the Capped Certificates to receive Net WAC Cap Carryover Amounts in accordance with Section 6.11(b).

          Net Weighted Average Mortgage Interest Rate: With respect to any Due Period, the weighted average Mortgage Interest Rates (weighted by Outstanding Principal Balances) of the Mortgage Loans, calculated at the opening of business on the first day of such Due Period, less the rate at which the Master Servicing Fee is then calculated, and less the rate at which the Trustee’s Fee is then calculated.

          Nonrecoverable Advance: Any advance (i) which was previously made or is proposed to be made by the Master Servicer and (ii) which, in the good faith judgment of the Master Servicer, as evidenced by an Officer’s Certificate delivered to the Certificate Insurers, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance was made.

           Non-U.S. Person: A Person that is not a U.S. Person.

           OC Floor: 0.50% of the Cut-Off Date Scheduled Principal Balance.

           Offered Certificates: The Senior Certificates and the Subordinated Certificates.

          Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President of the Master Servicer and delivered to the Trustee and the Certificate Insurers, as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel who is or are acceptable to each addressee of such opinion and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer.

          Original Certificate Principal Balance: As of the Startup Day and with respect to each Class of Certificates, the amount set forth below:

Class	Original Certificate Outstanding Principal Balance
A M P R-3	$243,492,000 $44,664,000 $100 $100

           The Class A-IO, Class X, Class R-1 and R-2 Certificates do not have an Original Certificate Principal Balance.

           Original Scheduled Payment: With respect to any Mortgage Loan and any month, the original scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note (or the Mortgage Note as formally modified) or, in the case of REO Property, would otherwise have been payable absent any subsequent modifications under the related Mortgage Note, as determined pursuant to the amortization schedule created in connection with origination of the related Mortgage Note.

           Originators: HomeAmerican Credit, Inc., d/b/a Upland Mortgage, and American Business Mortgage Services, Inc.

           Outstanding Principal Balance: As to any Mortgage Loan and any date of determination, the outstanding principal balance of such Mortgage Loan as of such date of determination after giving effect to Principal Prepayments received prior to the end of the preceding Prepayment Period and Deficient Valuations incurred prior to the related Due Date. The Outstanding Principal Balance of a Mortgage Loan that becomes a Liquidated Mortgage Loan on or prior to the related Due Date shall be $0 (except for purposes of calculating the Repurchase Price of such Mortgage Loan).

           Overcollateralization Amount: On each Distribution Date, the excess, if any of (a) the Current Pool Principal Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Offered Certificates (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, except for any portion thereof related to any Overcollateralization Increase Amount).

           Overcollateralization Deficit: With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, except for any portion thereof in respect of the Overcollateralization Deficit) exceeds (ii) the Current Pool Principal Balance for such Distribution Date.

           Overcollateralization Increase Amount: With respect to any Distribution Date, the lesser of (x) the Excess Interest for such Distribution Date and (y) the Specified Overcollateralization Amount for such Distribution Date, minus the Overcollateralization Amount immediately prior to such Distribution Date.

           Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralization Amount for such Distribution Date and (b) the Principal Distribution Amount for such Distribution Date (without regard to clause (b)(12) of the definition of Principal Distribution Amount).

           Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

           Pass-Through Rate: For each Distribution Date, the Class A, Class A-IO and Class M Pass-Through Rate and, for the purposes of Section 5.05, the pass-through rate for any class of interests referenced in Section 5.05.

           Percentage Interest: With respect to any Class A, Class M, Class P and Class R-3 Certificates, the portion evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the denomination represented by such Certificate and the denominator of which is the Original Certificate Principal Balance of such Class. With respect to a Class A-IO, Class X, Class R-1 or Class R-2 Certificate, the portion evidenced thereby as stated on the face of such Certificate. With respect to the Certificates in the aggregate, the aggregate percentage interest evidenced by the Class R-1, Class R-2 and Class R-3 Certificates will be deemed to equal 1%, the percentage interest evidenced by the Class A-IO Certificates will be deemed to equal 2%, and the remaining 97% will be allocated among the remaining Classes of Certificates based upon, in the case of the Class A, Class M and Class P Certificates, their Certificate Principal Balances as a percentage of their Original Certificate Principal Balance.

           Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers' acceptances having maturities of up to 365 days issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii) repurchase obligations having maturities of up to 365 days with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof maturing in 365 days or less that have a rating of "AA-" (or its equivalent) or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balance of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

(vii) any money market funds (including any such fund that is managed by the Trustee or any of its Affiliates or for which the Trustee or any such Affiliate acts as an advisor) rated "AAAm" or "AAAm-G" (or its equivalent) from Moody's and Standard & Poor's which rates the applicable fund;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

           Permitted Transferee: With respect to any Residual Certificate, any Person that is a Qualified Institutional Buyer or an Institutional Accredited Investor other than (a) a Disqualified Organization, (b) any other Person so designated by the Trustee based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the Trustee and the Certificate Insurers to the effect that the transfer of a legal or beneficial ownership interest in such Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

           Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: An employee benefit plan subject to Title I of ERISA or other retirement arrangement not subject to ERISA, but which is subject to Section 4975 of the Code (such as an individual retirement account or Keogh plan covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of such plan, arrangement or account investing in such entity, including an insurance company general account.

           Premium Amount: The sum of the Class A Premium Amount and the Class M Premium Amount.

           Prepayment Assumption: A constant prepayment rate of 100% for the Offered Certificates and Class X Certificates used solely for determining the accrual of original issue discount and market discount on the Certificates for federal income tax purposes.

           Prepayment Penalty Amount: With respect to any Distribution Date and prepayments in full or in part on the Mortgage Loans, the amount of any prepayment penalties collected by the Master Servicer in the Prepayment Period, plus, on the Distribution Date on which the final prepayment penalty on the Mortgage Loans is distributed to the Class P Certificates, an amount equal to the Certificate Principal Balance of the Class P Certificates.

           Prepayment Period: With respect to any Distribution Date and prepayments in full or in part on the Mortgage Loans, the calendar month preceding the month of such Distribution Date.

           Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan that provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Mortgage, or any replacement policy therefor.

           Principal Distribution Amount: With respect to any Distribution Date, will be the lesser of:

           (a)      the excess of (x) the sum, as of such Distribution Date, of (1) the Net Available Amount, (2) any Class A Insured Principal Payment (to be applied to the Class A Principal Distribution Amount only) and (3) any Class M Insured Principal Payment (to be applied to the Class M Principal Distribution Amount only), over (y) the Interest Distribution Amount for such Distribution Date; and

           (b)      the sum, without duplication, of:

(1)	all scheduled principal in respect of the Mortgage Loans that was due during the related Due Period and actually collected by the Master Servicer;

(2)	all unscheduled principal in respect of the Mortgage Loans actually collected during the related Prepayment Period;

(3)	the Outstanding Principal Balance of each Mortgage Loan that was repurchased by EMC on the related Funds Transfer Date, to the extent such Outstanding Principal Balance is actually received by the Trustee;

(4)	any Substitution Adjustments delivered by EMC on the related Funds Transfer Date in connection with a substitution of a Mortgage Loan, to the extent such Substitution Adjustments are actually received by the Trustee;

(5)	the Net Liquidation Proceeds actually collected by the Master Servicer on all Mortgage Loans during the preceding Prepayment Period (to the extent such Net Liquidation Proceeds relate to principal);

(6)	the proceeds received by the Trustee upon the exercise by the Master Servicer of its option to repurchase the Mortgage Loans after the Clean-up Call Date (to the extent that such proceeds relate to principal);

(7)	the amount of any Overcollateralization Deficit for such Distribution Date;

(8)	the proceeds received by the Trustee on any termination of the Trust (to the extent such proceeds relate to principal);

(9)	the amount of any Overcollateralization Increase Amount for such Distribution Date, to the extent of any Excess Interest available for such purpose;

(10)	if either Certificate Insurer so elects in its sole discretion, an amount of principal (including Liquidated Loan Losses) that would have been distributed pursuant to clauses (1) through (9) above if sufficient funds were available therefore; and

(11)	the amount of any Liquidated Loan Losses to the extent of funds available to pay such losses pursuant to Section 6.11(c); minus

(12)	the amount of any Overcollateralization Reduction Amount for such Distribution Date.

           Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the principal portion of the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

           Prospectus Supplement: The Prospectus Supplement dated September 25, 2003 relating to the Offered Certificates filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b)(2) or 424(b)(5).

           Protected Account: A trust account or accounts created and maintained pursuant to Section 4.01 by the Master Servicer or any Sub-Servicer, which shall be denominated "LaSalle Bank National Association, as Trustee f/b/o Holders of Bear Stearns Asset Backed Securities, Inc. Mortgage Pass-Through Certificates, Series 2003-ABF1 and the Certificate Insurers, Protected Account."

           Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

           Qualified Institutional Buyer: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

           Qualified Mortgage: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

           Quick Sale Value: With respect to a Mortgaged Property, the related BPO, or if the BPO provides a range of values, the lowest value provided.

           Rating Agencies: Standard & Poor's, Fitch and Moody's.

           Record Date: With respect to any Distribution Date and (i) a Book-Entry Certificate, the close of business on the Business Day immediately preceding such Distribution Date or (ii) an Individual Certificate, the last Business Day of the month preceding the month in which such Distribution Date occurs, or, for the first Distribution Date, the Closing Date.

           Reference Banks: Barclay's Bank Plc, Citibank, N.A. and National Westminster Bank Plc, provided that if any of the foregoing banks is not suitable to serve as a Reference Bank because it does not meet the criteria set forth below under clauses (i) through (iii) or otherwise in the sole discretion of the Trustee, then such Reference Bank shall instead be any leading bank selected by the Trustee which is engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or any affiliate thereof and (iii) which has been designated as such by the Trustee.

           Regular Certificates: All Certificates other than the Residual Certificates.

           Regular Interest: As defined in Section 5.05 herein.

           Reimbursement Amount: The sum of the Class A Reimbursement Amount and the Class M Reimbursement Amount.

           Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state statutes.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A real estate mortgage investment conduit, as defined in the Code.

           REMIC I: That group of assets contained in the Trust Fund described in Section 5.05(a) designated as a REMIC.

           REMIC I Certificates: The REMIC I Regular Interests and the Class R-1 Certificates.

           REMIC I Regular Interests: As defined in Section 5.05.

           REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests.

           REMIC II Certificates: The REMIC II Regular Interests and the Class R-2 Certificates.

           REMIC II Net WAC Cap: As described in Section 5.05 herein.

           REMIC II Regular Interests: As defined in Section 5.05.

           REMIC III: As described in Section 5.05 herein.

           REMIC II Certificates: The REMIC III Regular Interests and the Class R-3 Certificates.

           REMIC III Net WAC Cap: As described in Section 5.05 herein.

           REMIC III Regular Interests: As described in Section 5.05 herein.

           REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC while any regular interest in REMIC I, REMIC II or REMIC III is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

           REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

           REMIC Trust: The segregated pool of assets consisting of a portion of the Trust Fund; provided, however, that the Net WAC Cap Carryover Fund and the Yield Maintenance Payment Fund shall not be part of the REMIC Trust.

           Rents from Real Property: As defined in Section 3.12(d).

           REO Property: A Mortgaged Property acquired in the name of the Trustee or its nominee, for the benefit of Certificateholders and the Certificate Insurers, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

           Representation Letter: Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Certificate Register under the nominee name of the Depository.

           Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased or purchased pursuant to Section 2.03, 2.04 or 3.19 an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) plus (ii) accrued but unpaid interest thereon at the related Mortgage Interest Rate, through and including the last day of the month of repurchase plus (iii) the amount of any unreimbursed Monthly Advances made by the Master Servicer with respect to such Mortgage Loan plus (iv) any costs or damages incurred by the Trust Fund in connection with the violation by such Mortgage Loan of any predatory- or abusive-lending law, reduced by (v) any portion of the Master Servicing Fee payable to EMC as Master Servicer in the case of a repurchase or purchase by EMC (upon such deduction EMC will be deemed to have been paid its portion of the Master Servicing Fee owed to it).

           Request for Release: A request for release in the form attached hereto as Exhibit D hereto.

           Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

           Reserve Interest Rate: The rate per annum that the Trustee determines to be either:

           (a)      the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market; or

           (b)      in the event that the Trustee can determine no such arithmetic mean as described in clause (a), the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

           Residual Certificate: The Class R-1, Class R-2 or Class R-3 Certificates.

           Responsible Officer: Any officer assigned to the Asset-Backed Securities Trust Services Group of the Corporate Trust Office of the Trustee (or any successor division or department thereto), and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Retained Yield Maintenance Amount: As defined in Section 6.11(d).

           Rolling Three Month Delinquency Rate: For any Distribution Date, the percentage, equal to the average of the Delinquency Ratio for each of the three (1 or 2 in the case of the first three Distribution Dates, as the case may be) immediately preceding Due Periods.

           Rule 144A: Rule 144A under the Securities Act.

           Scheduled Principal: The principal portion of any Monthly Payment.

           Scheduled Principal Balance: With respect to a Mortgage Loan and a Distribution Date, (i) the scheduled principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-Off Date (other than a Deficient Valuation or any moratorium or similar waiver or grace period), or in the case of the first Distribution Date, as of the Cut-off Date, plus (ii) in the case of each Mortgage Loan, if any, that negatively amortizes, any Deferred Interest added to principal through the related Due Date, less (iii) any Principal Prepayments including the principal portion of any Net Liquidation Proceeds allocable to the Scheduled Principal Balance received during or prior to the immediately preceding Prepayment Period and plus or less (iv) any increases or reductions in principal balance agreed to by the Master Servicer as part of a Servicing Modification; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is $0.

           Securities Act: The Securities Act of 1933, as amended.

           Seller Contract: The Mortgage Loan Purchase Agreement dated September 30, 2003, between EMC, as seller, and the Depositor, as purchaser, and all amendments thereof and supplements thereto.

           Senior Certificates: The Class A and Class A-IO Certificates.

           Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinated Certificates and (ii) the Overcollateralization Amount (in each case after taking into account the distributions of the Principal Distribution Amount) by (y) the Current Pool Principal Balance for that Distribution Date.

           Separation Event: The occurrence of a Certificate Insurer Default with respect to the Class M Certificate Insurer.

           Servicing Account: The separate trust account(s) created and maintained by the Master Servicer or each Sub-Servicer with respect to the Mortgage Loans or with respect to REO Property in a Designated Depository Institution for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.07.

           Servicing Advances: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Master Servicer or a Sub-Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from a Mortgage Loan being registered under the MERS(R)System, (iii) the management and liquidation of REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.07 or 3.10 and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the first or more junior lien on the Mortgaged Property pursuant to Section 3.12, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in Sections 4.02(b) and 4.03(a).

           Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Master Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Master Servicer in accordance with Section 3.01 and 3.06 hereof which results in any change in the outstanding Outstanding Principal Balance, any change in the Mortgage Interest Rate, any extension of the term of such Mortgage Loan, or any other change to a material term of such Mortgage Loan.

           Servicing Officer: Any officer of the Master Servicer or of an agent or independent contractor through which all or part of the Master Servicer's master servicing responsibilities are carried out, involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended in accordance with the foregoing.

           Specified Overcollateralization Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date, 4.50% of the Cut-Off Date Scheduled Principal Balance or (ii) on or after the Stepdown Date, 9.00% of the Current Pool Principal Balance for that Distribution Date; provided, that the Specified Overcollateralization Amount shall never be less than the OC Floor; provided, further, that on any Distribution Date on which a Trigger Event is in effect, (x) the Specified Overcollateralization Amount shall continue to be the same as the Specified Overcollateralization Amount as of the most recent Distribution Date on which a Trigger Event was not in effect, and (y) any reduction of the Specified Overcollateralization Amount based upon the Current Pool Principal Balance shall not take place until the occurrence of the first Distribution Date on which a Trigger Event is not in effect.

           Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors in interest.

           Startup Day: September 30, 2003.

           Stepdown Date: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to $0 and (ii) the later to occur of (a) the Distribution Date in October 2006 and (b) the first Distribution Date on which the Current Pool Principal Balance (after giving effect to distributions on that Distribution Date) has been reduced to less than 50% of the Cut-Off Date Scheduled Principal Balance.

           Subordinated Certificates: The Class M Certificates.

           Sub-Servicer: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

           Sub-Servicing Agreement: The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurers.

           Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to Section 2.06, which will, in each case, in the opinion of the Master Servicer, (i) have an Outstanding Principal Balance, after deduction of all scheduled payments due in the month of substitution, not in excess of (and not more than $10,000 less than) the Outstanding Principal Balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the Mortgage Loan for which it is being substituted, (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Mortgage Loan for which it is being substituted, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Mortgage Loan for which it is being substituted, (iv) pay the same or a greater percentage of its Original Scheduled Payment, (v) be secured by a one- to four-family residential Mortgaged Property, (vi) comply with all of the representations and warranties set forth in the Seller Contract as of the date of substitution, and (vii) be otherwise acceptable to the Controlling Insurer. Notwithstanding the foregoing, if the Mortgage Loan being substituted is an FHA Loan or a VA Loan, the Substitute Mortgage Loan shall also be an FHA Loan or a VA Loan, as applicable. In the event that one mortgage loan is substituted for more than one Mortgage Loan, or more than one mortgage loan is substituted for one or more Mortgage Loans, then the amount described in clause (i) will be determined on the basis of aggregate Outstanding Principal Balances, the rates described in clause (ii) with respect to Mortgage Loans being substituted for will be determined on the basis of weighted average Mortgage Interest Rates, and the terms described in clause (iii) will be determined on the basis of weighted average remaining terms to maturity. The opinion of the Master Servicer shall be evidenced by an Officer's Certificate delivered to the Trustee and the Certificate Insurers.

           Substitution Adjustment: As to any date on which a substitution occurs pursuant to Sections 2.06, the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date.

           Supplemental Interest Trust: The trust established in accordance with Section 6.11(a) to hold (x) the Net WAC Cap Carryover Fund and the Yield Maintenance Payment Fund and (y) the Yield Maintenance Agreements. The Supplemental Interest Trust will not be an asset of any REMIC.

           Tax Matters Person: The Holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Sections 5.06 hereof.

           Telerate Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace the page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

           Transaction Documents: As defined in Section 6.13(b).

           Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

           Transfer Affidavit and Agreement: As defined in Section 5.02(k)(ii).

           Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

           Transferor: Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

           Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

           Trust: Bear Stearns Asset Backed Securities Trust 2003-ABF1, the express trust created hereunder in Section 2.01(a).

           Trust Fund: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.02(a).

           Trustee: LaSalle Bank National Association, or its successor in interest, or any successor trustee appointed as herein provided.

           Trustee's Fees: With respect to each Distribution Date, the amount to be paid to the Trustee calculated monthly on a Mortgage Loan by Mortgage Loan basis, equal to the product of (x) the Outstanding Principal Balance of such Mortgage Loan on the Due Date in the month prior to the month of such Distribution Date and (y) one-twelfth of 0.008%.

           Underwriter: Bear, Stearns & Co. Inc.

           Underwriting Agreement: The Underwriting Agreement, dated as of September 25, 2003 between the Depositor and the Underwriter.

           Uninsured Cause: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

           U.S. Person: A person that is a citizen or resident of the United States, a corporation or partnership (except as provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided as applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as a U.S. Person).

           VA: The United States Veterans Administration.

           VA Loan: Any Mortgage Loan that is guaranteed by the VA.

           Value: With respect to any Mortgaged Property, the value thereof as determined by use of either (i) the original value of such Mortgage Loan as determined by the appraisal at the time of the origination thereof, including those with Fannie Mae or Freddie Mac appraisals obtained within 24 months prior to the Cut-Off Date, (ii) a drive-by or statistical BPO obtained within 24 months prior to the Cut-Off Date, (iii) a drive-by or statistical BPO or original appraisal obtained in each case more than 24 months prior to the Cut-off Date based upon EMC's determination that such values were appropriate based upon current and historical performance or (iv) in a small number of cases, the outstanding principal amount.

           Voluntary Principal Prepayment: With respect to any Distribution Date, any Principal Prepayment received from the related Mortgagor on a Mortgage Loan, i.e., not including Insurance Proceeds, the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with a substitution of a Mortgage Loan or the principal portion of Net Liquidation Proceeds.

           WAC Excess: The sum of the Net WAC Cap Carryover Amounts allocable to each of the Capped Certificates.

           Yield Maintenance Agreements: The Class A Yield Maintenance Agreement and the Class M Yield Maintenance Agreement.

           Yield Maintenance Agreement Counterparty: Bear Stearns Financial Products Inc., a Delaware corporation, its successors and assigns.

           Yield Maintenance Agreement Payment Right: The right of the Holders of the Class A and Class M Certificates to receive Yield Maintenance Agreement Payments in accordance with Subsections 6.11(c) and 6.11(d).

           Yield Maintenance Agreement Payments: With respect to any Distribution Date, any amounts paid by the Yield Maintenance Agreement Counterparty under the Yield Maintenance Agreements to the Trustee for deposit into the Yield Maintenance Payment Fund, other than any Yield Maintenance Agreement Termination Payments.

           Yield Maintenance Agreement Termination Payments: Any termination payments paid by the Yield Maintenance Agreement Counterparty under the Yield Maintenance Agreements to the Trustee for deposit into the Yield Maintenance Payment Fund, including any termination payments in respect of an Early Termination (as defined in the Yield Maintenance Agreements).

           Yield Maintenance Payment Fund: The Eligible Account established and maintained in accordance with Section 6.11(a). The Yield Maintenance Payment Fund shall not be an asset of any REMIC created herein.

          Section 1.02.      Provisions of General Application.

           (a)      All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

           (b)      The terms defined in this Article include the plural as well as the singular.

           (c)      The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

           (d)      Any reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

           (e)      All calculations of interest (other than with respect to the Mortgage Loans and the Class A-IO Certificates) provided for herein shall be made on the basis of a 360-day year consisting of the actual number of days elapsed in the applicable Accrual Period. All calculations of interest with respect to the Class A-IO Certificates (other than with respect to the first Distribution Date) shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of a 360-day year consisting of twelve 30-day months, to the extent permitted by applicable law.

ARTICLE II

Conveyance of Mortgage Loans;
Original Issuance of Certificates

           Section 2.01.      Establishment of the Trust.

           (a)      The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Bear Stearns Asset Backed Securities Trust 2003-ABF1" and does hereby appoint LaSalle Bank National Association as Trustee in accordance with the provisions of this Agreement.

           (b)      The Trust may perform the following permitted activities:

(i)	hold receivables transferred from the Depositor and other passive assets of the Trust, which assets cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its affiliates or agents;

(ii)	issue the Certificates and other interests in the Trust Fund;

(iii)	receive collections and make payments on such Certificates and interests in accordance with the terms of this Agreement; and

(iv)	engage in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

           Section 2.02.      Conveyance of Mortgage Loans to Trustee.

           (a)      The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trustee, on behalf of the Trust, without recourse but subject to the terms and provisions of this Agreement, for the benefit of the Certificateholders and the Certificate Insurers, all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-Off Date, but excluding any payments of principal and interest due on or prior to the Cut-Off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (excluding any income to the Trustee from Permitted Investments under Subsection 4.02(d)), (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or a Sub-Servicer in Protected Accounts (excluding any income to the Master Servicer or any Sub-Servicer from Permitted Investments under Subsection 4.01(a)), (iv) any Servicing Accounts (to the extent the mortgagee has a claim thereto and excluding any income to the Master Servicer or a Sub-Servicer or interest payable to Mortgagors pursuant to applicable law), (v) any REO Property, (vi) the rights and remedies of the Trustee against any Person making any representation or warranty to the Trustee hereunder, to the extent provided herein, (vii) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (viii) all rights of the Depositor under the Seller Contract to the extent provided in Subsection 2.05(a), (ix) the Yield Maintenance Agreements, and (ix) all proceeds of the foregoing. Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File related to each Mortgage Loan is vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurers.

           (b)      In connection with the above transfer and assignment, the Depositor hereby deposits with the Custodian, on behalf of the Trustee, with respect to each Mortgage Loan, (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "LaSalle Bank National Association as Trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Loan Pass-Through Certificates, Series 2003-ABF1" and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, without recourse, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon, (iii) unless the Mortgage Loan is registered on the MERS(R)System, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage, in recordable form, without recourse, with respect to each Mortgage Loan in the name of "LaSalle Bank National Association as Trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Loan Pass-Through Certificates, Series 2003-ABF1", (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property, (vi) any evidence of FHA insurance or VA guaranty, if applicable, (vii) with respect to a Mortgage Loan that is a Co-op Loan, if any, copies of the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers and file-stamped copies of the assignment and the financing statement filed in the appropriate office to perfect the Trustee's security interest in such Co-op Loan and (viii) originals or copies of all available assumption, modification or substitution agreements, if any;

           provided, however, that the assignment of the Mortgage to the Trustee will not be required to be submitted for recording by the Master Servicer with respect to any Mortgage Loan (a) if the Trustee and the Certificate Insurers shall have received an Opinion of Counsel at the expense of the Master Servicer satisfactory to the Trustee and the Certificate Insurers stating that in such counsel's opinion, the recordation of the assignment to the Trustee of the Mortgage securing a particular Mortgage Note is not necessary to transfer to the assignee thereof all the benefits and security provided by the Mortgage as against the related assignor or any creditor of such assignor, and the Mortgage will continue to secure the Mortgage Note to the same extent as if the Mortgage Note and Mortgage had not been assigned and delivered (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for EMC and its successors and assigns;

           provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by EMC or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and

           provided, however, that in the case of any Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Custodian, on behalf of the Trustee, a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans in its Protected Account on the Closing Date for delivery to the Trustee on the Funds Transfer Date in October 2003. In the case of the documents referred to in the immediately preceding proviso, the Depositor shall deliver or cause to be delivered such documents to the Custodian, on behalf of the Trustee, promptly after they are received. The Master Servicer shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date.

           In connection with the assignment of any Mortgage Loans registered on the MERS(R)System, the Master Servicer agrees that it will cause, at the Master Servicer's own expense, within 30 days after the Closing Date, the MERS(R)System to indicate that such Mortgage Loans have been assigned by EMC to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurers by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee, (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans and (c) a code that provides the Trustee with access to such Mortgage Loans. The Custodian, pursuant to the terms of the Custodial Agreement, shall confirm that such assignment has occurred. EMC further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

           In connection with the execution of this Agreement, the Depositor shall deliver to the Trustee an executed copy of the Custodial Agreement.

           Section 2.03.      Acceptance of Mortgage Files by Custodian.

           (a)      The Custodian, pursuant to the terms of the Custodial Agreement, will acknowledge receipt of, subject to its further review and the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) delivered to it pursuant to Section 2.02 and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto delivered to it as Custodian on behalf of the Trustee in trust for the use and benefit of all present and future Holders of the Certificates and the Certificate Insurers. On the Closing Date, the Custodian, pursuant to the terms of the Custodial Agreement, will deliver a certification confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or lost note affidavit and indemnity. Any Mortgage File which does not contain either an original Mortgage Note or a lost note affidavit and indemnity will be listed on an exception report attached to such certification. No later than ninety (90) days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within 30 days after the receipt by the Custodian thereof), the Custodian, pursuant to the terms of the Custodial Agreement, shall, for the benefit of the Certificateholders and the Certificate Insurers, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Trustee, the Depositor, the Certificate Insurers and the Master Servicer an Initial Certification substantially in the form annexed to the Custodial Agreement as Exhibit A. In conducting such review, the Custodian, pursuant to the terms of the Custodial Agreement, will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B hereto, as supplemented (provided, however, that with respect to those documents described in subclauses (b)(iv), (b)(vi), (b)(vii) and (b)(viii) of Section 2.02, the Custodian's obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B hereto or to appear to be defective on its face, the Custodian, pursuant to the terms of the Custodial Agreement, shall include such information in the exception report attached to Exhibit A to the Custodial Agreement. EMC shall correct or cure any such defect within 45 days from the date it received notice of such defect contained in such exception report from the Custodian, and if EMC fails to correct or cure the defect within such period, EMC will, subject to Section 2.06, within 45 days from the Custodian's notification purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of EMC to deliver the Mortgage, assignment thereof to the Custodian, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

           (b)      No later than one hundred eighty (180) days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within 30 days after the receipt by the Custodian thereof), the Custodian, pursuant to the terms of the Custodial Agreement, will review, for the benefit of the Certificateholders and the Certificate Insurers, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Depositor, the Master Servicer and the Certificate Insurers, a Final Certification substantially in the form annexed to the Custodial Agreement as Exhibit B. In conducting such review, the Custodian, pursuant to the terms of the Custodial Agreement, will ascertain whether (i) each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian has received either an original or a copy thereof, as required in Section 2.03(b) (provided, however, that with respect to those documents described in subclauses (b)(iv), (b)(vi), (b)(vii) and (b)(viii) of Section 2.02, the Custodian's obligations shall extend only to documents actually delivered pursuant to such subclauses); and (ii) an original title insurance policy (or if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance), if available, or a copy thereof, whenever a title insurance binder or commitment or other assurance of title was originally delivered to the Custodian. If the Custodian finds any document discussed in clauses (i) or (ii) of the preceding sentence with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B hereto or to appear defective on its face, the Custodian, pursuant to the terms of the Custodial Agreement, shall note such defect in the exception report attached to the Final Certification, and if the Final Certification is to be delivered within forty-five (45) days, otherwise promptly notify EMC. EMC shall correct or cure any such defect within 45 days from the date of notice from the Custodian of the defect and if EMC is unable to correct or cure such defect within such period, EMC shall, subject to Section 2.06, within 45 days from the Custodian's notification purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of EMC to deliver the Mortgage, assignment thereof to the Custodian or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan, if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

           (c)      In the event that a Mortgage Loan is purchased by EMC in accordance with Subsections 2.03(a) or (b) above or Section 3.19, EMC shall remit the applicable Repurchase Price to the Trustee for deposit in the Certificate Account and shall provide written notice to the Trustee and the Certificate Insurers detailing the components of the Repurchase Price, signed by a Servicing Officer, to the Trustee and the Certificate Insurers. Upon deposit of the Repurchase Price in the Certificate Account, the Trustee shall release to EMC, or cause the Custodian to release to EMC, the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by EMC, as are necessary to vest in EMC title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Certificate Account was received by the Trustee. The Trustee shall promptly notify the Rating Agencies and the Certificate Insurers of such repurchase. The Trustee shall notify the Certificate Insurers if EMC fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing. The obligation of EMC to repurchase any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

           (d)      Notwithstanding the provisions of Section 2.02 or 2.03, the Custodian is not under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, under the terms of the Custodial Agreement, the Custodian shall not have any liability because the text of any assignment or endorsement is not in proper or recordable form, if the requisite recording of any document is not in accordance with the requirements of any applicable jurisdiction, or if a blanket assignment is not permitted in any applicable jurisdiction.

           (e)      Under the terms of the Custodial Agreement, the Custodian shall afford the Depositor, the Certificate Insurers and the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded upon reasonable request and during normal business hours at the offices of the Custodian at customary charges.

           Section 2.04.      Representations, Warranties and Covenants of the Master Servicer. The Master Servicer hereby represents and warrants to the Trustee and the Certificate Insurers as of the Closing Date that:

(i)	It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary and throughout the term of this Agreement will remain a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or any state of reincorporation and remain duly qualified to do business as a foreign corporation and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary (except, in the case of foreign corporation qualification both on the date hereof and in the future, where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Master Servicer's ability to enter into this Agreement or to perform its obligations hereunder), and has the corporate power and authority to perform its obligations under this Agreement;

(ii)	The execution and delivery of this Agreement have been duly authorized by all requisite corporate action;

(iii)	This Agreement, assuming due authorization, execution, and delivery by the other parties hereto, will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except only as such enforcement may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

(iv)	Its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not (A) violate its certificate of incorporation or bylaws (B) to its knowledge, violate any law or regulation, or any administrative or judicial decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

(v)	To its best knowledge, after reasonable investigation, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect its financial condition or operations or its performance hereunder;

(vi)	It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement to be performed by it and all of the transactions contemplated under this Agreement;

(vii)	The consummation of the transactions contemplated by this Agreement and all of the transactions contemplated under this Agreement are in the ordinary course of its business;

(viii)	No litigation is pending or, to its knowledge after reasonable inquiry, threatened against it, which could be reasonably expected to materially and adversely affect its entering into this Agreement or performing its obligations under this Agreement or which would have a material adverse effect on its financial condition;

(ix)	As to each Mortgage Loan, the Seller Contract is in full force and effect;

(x)	The transfer, assignment and conveyance of the Mortgage Loans by the Depositor pursuant to the Sale Contract is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(xi)	It is solvent and will not as a result of this Agreement be rendered insolvent;

(xii)	It is not an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended;

(xiii)	Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Master Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact; and

(xiv)	The Master Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

           Section 2.05.      Assignment of Interest in the Seller Contract.

           (a)      The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, and for the benefit of the Certificate Insurers, all of its right, title and interest in the Seller Contract (but none of its obligations) insofar as such contract relates to the representations and warranties set forth in Section 7 of the Seller Contract regarding the Mortgage Loans (including the substitution, repurchase and indemnification obligations of EMC in the Seller Contract); provided that the obligations of EMC to substitute or repurchase a Mortgage Loan and EMC's indemnification obligations shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee or the Certificate Insurers, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee, the Certificateholders and the Certificate Insurers or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

           (b)      If the Depositor, the Master Servicer, the Trustee or either Certificate Insurer discovers a breach of any of the representations and warranties set forth in Sections 7 and 8 of the Seller Contract, and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders, the Trustee or the Certificate Insurers in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties and to EMC. EMC, within 45 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall (i) cure the breach in all material respects, or (ii) subject to Section 2.06, purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; notwithstanding EMC's lack of knowledge with respect to the substance of such representations and warranties; provided, however, that if there is a breach of any representation set forth in Section 7 of the Seller Contract and the Mortgage Loan or the related property acquired with respect thereto has been sold, then EMC shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to EMC to the extent not required by law to be paid to the borrower.) Any such purchase by EMC shall be made by remitting to the Trustee for deposit in the Certificate Account an amount equal to the Repurchase Price and the Trustee, upon receipt of the Repurchase Price and of written notification of such deposit by a Servicing Officer (which notification shall detail the components of such Repurchase Price), shall release to EMC, or cause the Custodian to release to EMC, the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by EMC, without recourse, as are necessary to vest in EMC title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Certificate Account was received by the Trustee. The Trustee shall promptly notify the Rating Agencies and the Certificate Insurers of such repurchase. Enforcement of the obligation of EMC to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

           Section 2.06.      Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.05, EMC may, no later than the date by which such purchase by EMC would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by an Officer's Certificate of EMC that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; provided, however, that substitution pursuant to this Section 2.06 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Custodian, pursuant to the terms of the Custodial Agreement, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.03(a) and shall notify the Master Servicer in writing, within 30 days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.03(a). Within two (2) Business Days after such notification, EMC shall remit to the Trustee for deposit in the Certificate Account the Substitution Adjustment, which amount shall be treated for the purposes of this Agreement as if it were the payment by EMC of the Repurchase Price for the purchase of a Mortgage Loan by EMC. After such notification to EMC, and, if any such excess exists, upon receipt of such deposit and of written notification thereof signed by a Servicing Officer, the Trustee shall accept such Substitute Mortgage Loan, which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of EMC. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of EMC and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to EMC, or cause the Custodian to release to EMC, the related Mortgage File related to any Mortgage Loan released pursuant to this Section 2.06 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in EMC title to and rights under any Mortgage Loan released pursuant to this Section 2.06. EMC shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsection 2.03(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in Section 7 of the Seller Contract shall be deemed to have been made by EMC with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer, the Rating Agencies and the Certificate Insurers.

           Section 2.07.      Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor, the Master Servicer and the Certificate Insurers, as of the Closing Date (and in the case of paragraph (v) below throughout the term of the Agreement), that:

(i)	The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(ii)	Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

(iii)	The execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Incorporation or By-Laws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets, and such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of a national banking association. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

(iv)	This Agreement has been duly and validly authorized, executed and delivered by the Trustee. This Agreement, when executed and delivered, will constitute the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law; and

(v)	All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited.

           Section 2.08.     Issuance of Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may be from time to time delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurers.

           Section 2.09.      Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Certificate Insurers as follows:

(i)	the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on its ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)	the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement and all transactions contemplated hereunder;

(iii)	the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)	the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)	this Agreement has been duly and validly authorized, executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)	there are no actions, suits or proceedings pending or, to its knowledge after reasonable inquiry, threatened against it, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

(vii)	immediately prior to the transfer and assignment by the Depositor to the Trustee, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and the Certificate Insurers, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, the security interest referred to in Section 2.10 hereof. The Mortgage has been duly assigned and the Mortgage Note has been duly endorsed. Except in the case where the Mortgage Loan is registered on the MERS(R)System, the assignment of mortgage delivered to the Trustee pursuant to Section 2.02(b) is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Mortgage Note, the delivery to the Trustee of the endorsed Mortgage Note and such assignment of mortgage, if any, and the delivery of such assignment of mortgage, if any, for recording to, and the due recording of such assignment of mortgage, if any, in, the appropriate public recording office in the jurisdiction in which the Mortgaged Property is located are sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Depositor, and are sufficient to prevent any other sale, transfer, assignment, pledge, or hypothecation of the Mortgage Note and Mortgage by the Depositor from being enforceable.

           Section 2.10.      Grant of Security Interest. Except with respect to the REMIC Provisions, it is the intention of the parties hereto that the conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Fund and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Fund. The conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall not constitute and is not intended to result in an assumption by the Trustee, any Certificateholder or the Certificate Insurers of any obligation of the Originators or any other Person in connection with the Trust Fund.

ARTICLE III

Administration and Servicing of Mortgage Loans

           Section 3.01.      Master Servicer to Assure Servicing.

           (a)      For and on behalf of the Certificateholders and the Certificate Insurers, the Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in the best interests of and for the benefit of the Certificateholders and the Certificate Insurers and in accordance with this Agreement and its normal servicing practices (including making any Servicing Advances), which generally conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Mortgage Insurance Policy, where applicable, and any other matter pertaining to a delinquent Mortgage Loan. The Master Servicer shall also follow any applicable bankruptcy court, HUD, FHA or VA requirements and/or regulations, where applicable, regarding the servicing of the Mortgage Loans, including but not limited to any limitations on the ability to institute foreclosure proceedings upon the occurrence of a default in the payment of the Modified Scheduled Payments, or the making of insurance or guaranty claims. The Master Servicer will not foreclose on or sell or approve any recommendation to foreclose on or sell any Mortgage Loan based solely on the delinquency status in existence on the Closing Date. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee, the Certificate Insurers or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfers of any related Mortgaged Property and assumptions of the related Mortgage Notes and Mortgages (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee, the Certificate Insurers or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer.

           (b)      Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action inconsistent with the interest of the Trustee, the Certificate Insurers or the Certificateholders in the Mortgage Loans or with the rights and interests of the Trustee, the Certificateholders or the Certificate Insurers under this Agreement.

           (c)      The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property.

           (d)      Notwithstanding anything herein to the contrary, neither the Master Servicer nor any Sub-Servicer shall, without the Trustee's written consent and notice to the Certificate Insurers (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Sub-Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. Each of the Master Servicer and any Sub-Servicer shall indemnify the Trustee and the Trust Fund for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or such Sub-Servicer, as applicable.

           Section 3.02.      Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

           (a)      The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a Fannie Mae or Freddie Mac approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder other than EMC, (y) without cause in which case the Master Servicer that entered into such Sub-Servicing Agreement shall be responsible for any termination fee or penalty resulting therefrom or (z) without cause at the request of the Certificate Insurers if the Master Servicer is terminated pursuant to Section 8.02, in which case the Master Servicer terminated pursuant to Section 8.02 shall be responsible for any fee or penalty payable upon the termination of such Sub-Servicing Agreement. In addition, any Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders and the Certificate Insurers, without the consent of the Holders of Certificates entitled to at least 51% of the Percentage Interests of all the Certificates in the aggregate and the Certificate Insurers, and that the Master Servicer shall promptly notify the Certificate Insurers in writing when it makes any such amendments to the Sub-Servicing Agreements or enters into different forms of Sub-Servicing Agreements.

           (b)      As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Certificate Insurers, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

           Section 3.03.      Successor Sub-Servicers. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that upon termination, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into an appropriate contract with a successor Sub-Servicer pursuant to which such successor Sub-Servicer will be bound by all relevant terms of the related Sub-Servicing Agreement pertaining to the servicing of such Mortgage Loan.

           Section 3.04.      Liability of the Master Servicer.

           (a)      Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Sub-Servicing Agreements or by virtue of indemnification of the Master Servicer by any Sub-Servicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related Mortgage Loans. The Master Servicer shall, however, be entitled to enter into indemnification agreements with any Sub-Servicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Sub-Servicer received such payment; provided, however, that this sentence shall not apply to the Trustee acting as the Master Servicer; provided, further, however, that the foregoing provision shall not affect the obligations of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

           (b)      Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and (i) the Trustee, Certificateholders and the Certificate Insurers shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.05 and (ii) the claims, rights, obligations, duties or liabilities of the Sub-Servicer shall be with respect to the Master Servicer alone and not against the Trustee, Certificateholders or the Certificate Insurers.

           Section 3.05.      Assumption or Termination of Sub-Servicing Agreements by Trustee.

           (a)      If the Trustee or its designee shall assume the master servicing obligations of the Master Servicer in accordance with Section 8.02, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of Section 8.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements.

           (b)      In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 8.02, upon the reasonable request of the Trustee or such designee as successor master servicer, the Master Servicer shall at its own expense (or at the expense of the Trust, if the Master Servicer does not fulfill its obligations hereunder) deliver to the Trustee, or at its written request to such designee, photocopies and electronic copies, to the extent reasonably available, of all documents and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

           Section 3.06.      Collection of Mortgage Loan Payments.

           (a)      The Master Servicer will make remittances itself or will coordinate and monitor remittances by Sub-Servicers to the Trustee with respect to the Mortgage Loans in accordance with this Agreement.

           (b)      The Master Servicer shall make its reasonable best efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing and subject to the provisions of Section 3.06(d), the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan, (ii) amend the terms of a Forbearance Plan or Bankruptcy Plan to enable the Mortgagor to satisfy its obligations under the related Mortgage Loan and (iii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with any Mortgagor for a scheduled liquidation of delinquencies and with respect to Mortgage Loans which have defaulted or as to which default is reasonably foreseeable, take such other action, including, consistent with Sections 3.06(c) and 3.06(d), forgiving a portion of the Scheduled Principal Balance thereof; provided, however, that any such modification, waiver or extension for any Mortgage Loan shall be permitted only once per 12 month period, not to exceed three times in the aggregate, unless otherwise agreed to by the Controlling Insurer. No fixed rate Mortgage Loan may be modified to become an adjustable rate Mortgage Loan. In certain instances relating to Bankruptcy Mortgage Loans, court approval may be required for modifications. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance or shall cause the related Sub-Servicer to make an advance (to the same extent as if such installment were due, owing and delinquent and had not been deferred) through liquidation of the Mortgaged Property; provided, however, that the obligation of the Master Servicer to make a Monthly Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

           (c)      Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any advances of amounts coming due in the future with respect to a Mortgage Loan and the Master Servicer shall not permit (i) any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal), change the lien priority, the original combined loan-to-value ratio or change the final maturity date on such Mortgage Loan (other than, with respect to Bankruptcy Mortgage Loans, as may be required by a bankruptcy court or with respect to FHA Loans or VA Loans, as may be required by the FHA, HUD or the VA, as applicable, in connection with servicing regulations for such Mortgage Loans) or (ii) any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

           (d)      Notwithstanding the foregoing, if (i) if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable, or (ii) the Master Servicer delivers to the Trustee and each Certificate Insurer an Opinion of Counsel from counsel that has a national reputation with respect to taxation of REMICs, that a modification of a Mortgage Loan will not result in the imposition of taxes on or disqualify, any REMIC formed hereunder, the Master Servicer may, in its discretion, modify certain terms of the related Mortgage Loan in order to maximize the ultimate proceeds of such Mortgage Loan. Such modifications may include: (A) amending any Mortgage Note to reduce the Mortgage Rate applicable thereto (but in no event to lower than 7.00% per annum) and (B) amending any Mortgage Note to extend the maturity thereof (but in no event beyond December 2033) and (C) amending any Mortgage Loan to increase or reduce the Scheduled Principal Balance thereof. No more than 5.0% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans shall be modified by the Master Servicer without the consent of the Controlling Insurer; provided, further, that any modifications contemplated by clause (A) or (C) shall be conditioned upon (1) the Master Servicer having first completed its customary economic analysis with respect to the related Mortgage Note, which economic analysis the Master Servicer shall deliver to each Certificate Insurer, upon request, and (2) the related Mortgagor having made six consecutive payments at the modified rate prior to such rate reduction being deemed effective.

           (e)      At the time that the Master Servicer provides the Loan Summary and Remittance Report to the Trustee and the Certificate Insurers pursuant to Section 6.07(d), the Master Servicer shall also provide to the Trustee and the Certificate Insurers a certificate of a Servicing Officer with respect to all Mortgage Loans that became Liquidated Mortgage Loans in the prior month.

           Section 3.07.      Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

           (a)      The Master Servicer shall establish and maintain or cause the Sub-Servicers to establish and maintain, in addition to the Protected Accounts, one or more Servicing Accounts. The Master Servicer or a Sub-Servicer will deposit and retain therein all otherwise unapplied collections from the Mortgagors, including amounts collected for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

           (b)      The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Master Servicer or a Sub-Servicer as a custodial account for borrowers and for the Master Servicer (and its successors and assigns) acting on its own behalf and for the Master Servicer as agent for holders of various pass-through securities and other interests in mortgage loans sold by it; and agent for various mortgagors, as their interests may appear or under such other designation as may be permitted by a Sub-Servicing Agreement. The amount at any time credited to a Servicing Account must be fully insured by the FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or (ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Master Servicer or a Sub-Servicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. The Master Servicer may, or may permit a Sub-Servicer to, establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts are Eligible Accounts. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to transfer previously unapplied collections to a Protected Account, to reimburse the Master Servicer or a Sub-Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement in accordance with Section 10.01.

           Section 3.08.      Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee, the Depositor and the Certificate Insurers access to the records and documentation regarding the related Mortgage Loans and REO Property and the servicing thereof and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer, the Sub-Servicers or the Trustee that are designated by these entities; provided, however, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor provided, further, however, that the Trustee, the Depositor and the Certificate Insurers shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

           Section 3.09.      Maintenance of Primary Mortgage Insurance Policies; Collection Thereunder. The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Mortgage Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each conventional Mortgage Loan as to which as of the Cut-off Date such a Primary Mortgage Insurance Policy, if any, was in effect (or, in the case of a Substitute Mortgage Loan, the date of substitution) to the level of each such Primary Mortgage Insurance Policy as in effect on the Cut-Off Date. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Mortgage Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Mortgage Insurance Policy another substantially equivalent policy issued by another Qualified Insurer; provided that such substitution is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

           Section 3.10.      Maintenance of Hazard Insurance and Fidelity Coverage.

           (a)      The Master Servicer shall maintain and keep, or cause each Sub-Servicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Scheduled Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be $5,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost.

           (b)      Any amounts collected by the Master Servicer or a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's or a Sub-Servicer's normal servicing procedures, the terms of the Mortgage Note, the Mortgage or applicable law) shall be deposited initially in a Protected Account, for transmittal to the Certificate Account, subject to withdrawal pursuant to Section 4.03.

           (c)      Any cost incurred by a Master Servicer or a Sub-Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer or a Sub-Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Master Servicer from the Repurchase Price, to the extent permitted by Section 4.03.

           (d)      No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. Each year, in accordance with standards and procedures required by Freddie Mac, the Master Servicer shall perform a review of the Mortgage Loans to determine which, if any, of the Mortgaged Properties are located in a federally designated special flood hazard area and for each Mortgaged Property found to be located in a federally designated special flood hazard area, the Master Servicer shall use its best reasonable efforts to cause flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained with respect to the Mortgage Loans and each REO Property. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Scheduled Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

           (e)      If insurance complying with Subsections 3.10(a) and (d) has not been maintained and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay, or cause the related Sub-Servicer to pay, for any necessary repairs.

           (f)      The Master Servicer shall present, or cause the related Sub-Servicer to present, if it is a permitted claimant, claims under the related hazard insurance or flood insurance policy.

           (g)      The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and shall cause each Sub-Servicer (or itself to the extent there is no Sub-Servicer) to obtain and maintain an errors and omissions insurance policy covering such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be remitted to the Certificate Account to the extent that such amounts have not previously been paid to such account.

           Section 3.11.      Due-on-Sale Clauses; Assumption Agreements.

           (a)      In any case in which the Master Servicer is notified by any Mortgagor or Sub-Servicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce, or shall instruct such Sub-Servicer to enforce, any due-on-sale clause contained in the related Mortgage to the extent permitted under the terms of the related Mortgage Note and by applicable law unless the Master Servicer reasonably believes such enforcement is likely to result in legal action by the Mortgagor. The Master Servicer or the related Sub-Servicer may purchase a Mortgage Loan at the Repurchase Price when the Master Servicer requires acceleration of the Mortgage Loan, as a result of such conveyance, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee and the Certificate Insurers, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Master Servicer is authorized, and may authorize any Sub-Servicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by the terms of the applicable Mortgage Note or applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related Mortgage Loan shall continue to be covered (if so covered before the Master Servicer or the related Sub-Servicer enters into such agreement) by any applicable Primary Mortgage Insurance Policy, FHA insurance or VA guaranty. The Master Servicer shall notify the Trustee and the Certificate Insurers, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee and the Certificate Insurers the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause (a) any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC for federal income tax purposes or (b) the imposition of any tax on any of REMIC I, REMIC II OR REMIC III, as evidenced by a REMIC Opinion. If the interest rate on an assumed Mortgage Loan is increased due to both (i) permitted increases upon assumption under the terms of such Mortgage Loan and (ii) all applicable restrictions hereunder being satisfied, the Master Servicer shall, as part of the report to the Trustee and the Depositor pursuant to Section 6.07(d) hereof, provide therefor on a revised Mortgage Loan Schedule. In any event, the Master Servicer shall advise the Trustee in writing of the entry into any material modification of a Mortgage Loan in connection with an assumption and shall provide the Trustee with a copy of the REMIC Opinion. Any fee or additional interest collected by the Master Servicer or Sub-Servicer for consenting to any such conveyance or entering into any such assumption agreement may be retained by the Master Servicer or the related Sub-Servicer as additional servicing compensation.

           (b)      Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan that the Master Servicer reasonably believes, based on prudent servicing standards, it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable Insurance Policy, or, in the Master Servicer's judgment, be reasonably, likely to result in legal action by the Mortgagor or would otherwise adversely affect the Certificateholders.

           Section 3.12.      Realization Upon Defaulted Mortgage Loans; Title, Management and Disposition of REO Property.

           (a)      Subject to Subsections 3.12(b) and 3.12(c), the Master Servicer shall, or shall direct the related Sub-Servicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06 except that the Master Servicer shall not, and shall not direct the related Sub-Servicer, if any, to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of environmental hazards or toxic waste thereon and the Master Servicer determines it would be imprudent to do so or not in accordance with appropriate servicing standards. The Master Servicer may conclusively rely on results of third party inspections from parties it reasonably believes are qualified to conduct such inspections. In connection with such foreclosure or other conversion, the Master Servicer in conjunction with the related Sub-Servicer, if any, shall use its best reasonable efforts to preserve REO Property, and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.12(c). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account pursuant to Section 4.03) or through Insurance Proceeds (respecting which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation), and in respect of the Master Servicer only, to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under Section 4.03. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Insurance Proceeds.

           (b)      Notwithstanding the foregoing paragraph of this Section 3.12, in the event that a Foreclosure Restricted Loan goes into foreclosure, if acquiring title to the related Mortgaged Property by foreclosure or by deed in lieu of foreclosure would cause the adjusted bases of the Mortgaged Properties underlying the Foreclosure Restricted Loans that are in foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code) to exceed 0.75% of the adjusted tax bases of the total assets in REMIC I, the Master Servicer will not acquire title to such Mortgage Loan on behalf of the Trust Fund. Instead, the Master Servicer will dispose of such Mortgage Loan for cash in a foreclosure sale. In addition, if the Master Servicer determines that following a distribution on any Distribution Date the adjusted bases of the Mortgaged Properties underlying the Foreclosure Restricted Loans that are in foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code) exceed 1.0% of the adjusted tax bases of the total assets of REMIC I immediately after the distribution, then prior to such Distribution Date, the Master Servicer shall dispose of enough of such Mortgaged Properties in foreclosure, for cash, so that the adjusted bases of such Mortgaged Properties in foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code) will be less than 1.0% of the adjusted bases of the assets of REMIC I. In either event, the Master Servicer is permitted to acquire (for its own account and not on behalf of the Trust Fund) the Mortgaged Property at the foreclosure sale for an amount not less than the greater of (i) the highest amount bid by any other person at the foreclosure sale or (ii) the estimated fair value of the Mortgaged Property, as determined by the Master Servicer in good faith.

           (c)      The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. The deed or certificate of sale of any REO Property (or any personal property incident to such real property) shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders and the Certificate Insurers. The Master Servicer, on behalf of the Trust Fund and the Certificate Insurers, shall either sell any REO Property within three years after the close of the taxable year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee and the Certificate Insurers an Opinion of Counsel, addressed to the Trustee, the Master Servicer and the Certificate Insurers, to the effect that the holding by the Trust Fund of such REO Property subsequent to such three year period after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, acquire, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

           (d)      The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders and the Certificate Insurers. Notwithstanding the foregoing, the Master Servicer shall not:

(i)	permit the Trust Fund to enter into, renew or extend any lease with respect to any REO Property, if such lease by its terms will give rise to any income that does not constitute gross income of the character described in Section 856(d) of the Code ("Rents from Real Property");

(ii)	permit any amount to be received or accrued under any lease other than amounts that will constitute Rents from Real Property;

(iii)	authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)	allow any Person (other than an Independent Contractor) to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Certificate Insurers, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

           The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i)	the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)	any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)	none of the provisions of this Section 3.12(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)	the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

           The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to hereto is sufficient to pay such fees.

           (e)      Subject to the time constraints set forth in Subsection 3.12(c), each sale or other disposition of any REO Property on behalf of the Trust Fund shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities. Any sale or other disposition of any REO Property shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

           (f)      The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

           Section 3.13.      Trustee to Cooperate; Release of Mortgage Files.

           (a)      Upon payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Custodian and the Trustee by sending two copies of a request for release signed by a Servicing Officer in the form of Exhibit D hereto or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which request for release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited therein) and shall request delivery to the Master Servicer or a Sub-Servicer, as the case may be, of the Mortgage File. Upon receipt of such request for release, the Custodian, pursuant to the terms of the Custodial Agreement, shall promptly release the related Mortgage File to the Master Servicer or a Sub-Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

           (b)      From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee and the Custodian two copies of a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer. Upon receipt of the Request for Release, the Custodian, pursuant to the terms of the Custodial Agreement, shall deliver the Mortgage File or any document therein to the Master Servicer or Sub-Servicer, as the case may be.

           (c)      The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.13(b) to be returned to the Custodian when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Custodian, the Master Servicer, the related Insurer or Sub-Servicer to whom such file or document was delivered shall retain such file or document in its respective control unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Master Servicer shall deliver the Request for Release with respect thereto to the Trustee and the Custodian upon deposit of the related Liquidation Proceeds in the Certificate Account.

           (d)      The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents furnished to the Trustee necessary or advisable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

           Section 3.14.      Servicing and Master Servicing Compensation.

           (a)      As compensation for its activities hereunder, the Master Servicer shall be entitled to receive out of each payment or collection on the Mortgage Loans received, or any portion thereof advanced, by the Master Servicer a fee as compensation for its activities hereunder equal to the Master Servicing Fee Rate multiplied by the Outstanding Principal Balance of each Mortgage Loan serviced by the Master Servicer as of the Due Date in the month preceding the month in which such Distribution Date occurs.

           (b)      The Master Servicer may retain additional servicing compensation in the form of assumption fees, tax service fees, fees for statement of account or payoff, late payment charges, interest on amounts deposited in any Accounts or Permitted Investments of such amounts, or otherwise. The Master Servicer is also entitled to receive Excess Liquidation Proceeds as additional servicing compensation. The Master Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement, including fees and expenses to Sub-Servicers, and shall not be entitled to reimbursement except as provided in this Agreement. Expenses to be paid by the Master Servicer under this Subsection 3.14(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.16.

           Section 3.15.      Annual Statement of Compliance. Within 120 days after the end of each of its fiscal years (currently November 30), commencing with its fiscal year ending in 2003, the Master Servicer at its own expense, shall deliver to the Trustee, with a copy to the Rating Agencies and the Certificate Insurers, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year or applicable portion thereof and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer, if any, during the Sub-Servicer's most recently ended fiscal year and its performance under its Sub-Servicing Agreement has been made under such Officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

           The Master Servicer will notify the Trustee in writing of any change in the Master Servicer's fiscal year.

           Section 3.16.      Annual Independent Public Accountants' Servicing Report.

           (a)      Within 120 days after the end of each of its fiscal years (currently November 30), commencing with its fiscal year ending in 2003, the Master Servicer, at its expense, shall cause a firm of Independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee, the Rating Agencies and the Certificate Insurers to the effect that, in connection with the firm's examination of the Master Servicer's overall servicing activities for such fiscal year conducted in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, nothing came to their attention that indicated that the Master Servicer was not in compliance with Sections 3.07, 3.15, 4.01, 4.02 and 4.03 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. In connection with the engagement to deliver any such report (or other accountants' report or certificate hereunder) the Trustee is authorized and directed to enter into such agreed-upon-procedures or engagement letter as such accountants may request and shall be indemnified hereunder in so doing.

           (b)      Within 120 days after the last day of the fiscal year of each Sub-Servicer or a Master Servicer other than EMC or the Trustee, commencing with the fiscal year ending in 2003, the Master Servicer, at its expense, shall furnish to the Trustee and the Certificate Insurers the most recently available letter or letters from one or more firms of Independent certified public accountants who are members of the American Institute of Certified Public Accountants reporting the results of such firm's examination of the servicing activities and procedures of any Sub-Servicer and any Master Servicer (other than EMC or the Trustee) in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or such other program as may be certified as being comparable by such accountants.

           Section 3.17.      REMIC-Related Covenants. For as long as REMIC I, REMIC II or REMIC III shall exist, the Master Servicer and the Trustee shall, subject to Article IX, act in accordance herewith to assure continuing treatment of REMIC I, REMIC II and REMIC III as REMICs and to avoid the imposition of any tax upon any such REMICs. In particular, neither the Trustee nor the Master Servicer shall (a) sell or permit the sale (to the extent that it has actual knowledge of such sale) of all or any portion of the Mortgage Loans or of any Permitted Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to Section 2.06, accept any contribution to REMIC I, REMIC II or REMIC III after the Startup Day without receipt of a REMIC Opinion.

           Section 3.18.      Additional Information. The Master Servicer agrees to furnish the Depositor from time to time upon reasonable request, such further information, reports and financial statements as the Depositor deems appropriate to prepare and file any necessary reports with the Securities and Exchange Commission.

           Section 3.19.      Optional Purchase of Delinquent Mortgage Loans. Beginning on the first Business Day of the fiscal quarter immediately following the date on which a Mortgage Loan has become at least 91 days delinquent, EMC may, at its option, purchase such Mortgage Loan from the Trust at the Repurchase Price therefor. Notice of any such optional purchase shall be sent to the Trustee and the Certificate Insurers. Any such purchase shall be accomplished as provided in Section 2.03(c) hereof. Any such optional right of repurchase by EMC hereunder with respect to a delinquent Mortgage Loan shall, if unexercised, terminate on the earlier of (i) the date on which such delinquency has been cured or (ii) the last Business Day of such fiscal quarter immediately following the date on which such Mortgage Loan became 91 days delinquent, provided however, that such optional right of repurchase shall be reinstated if (a) in the case of clause (i), the related Mortgage Loan shall thereafter again have become 91 or more days delinquent and (b) in the case of clause (ii), such delinquency shall have been subsequently cured and the related Mortgage Loan shall thereafter again become 91 or more days delinquent in any subsequent fiscal quarter. Notwithstanding the foregoing, EMC shall not have any right pursuant to this Section to repurchase a Mortgage Loan that was 91 or more days delinquent as of the Cut-off Date, unless such delinquency shall subsequently have been cured and such Mortgage Loan shall thereafter have become 91 or more days delinquent.

           Section 3.20.      Reports Filed with the Securities and Exchange Commission. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System, a Form 8-K with a copy of the monthly statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2004, the Trustee shall, in accordance with industry standards and only if instructed by the Depositor, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 15, 2004 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Trustee with a Master Servicer Certification, together with a copy of the annual statement of compliance and annual independent accountant's servicing report to be delivered by the Master Servicer pursuant to Sections 3.15 and 3.16. Prior to (i) March 31, 2004 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall be executed by the Master Servicer and include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Master Servicer and the Trustee a limited power of attorney to execute and file, respectively, each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer and the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Depositor or the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.20; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section 3.20 shall be reimbursable to the Trustee by the Master Servicer and shall not be reimbursable from the Trust Fund.

ARTICLE IV

Accounts

           Section 4.01.      Protected Accounts.

           (a)      The Master Servicer shall establish and maintain if it is servicing the Mortgage Loans and shall require each Sub-Servicer to establish and maintain one or more Protected Accounts, in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurers, complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 24 hours of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Sub-Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Sub-Servicer's own funds (less servicing compensation as permitted by Subsection 3.14(a)) and all other amounts to be deposited in the Protected Accounts. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Accounts for purposes required or permitted by this Agreement. Each Protected Account shall be a Eligible Account. The amount at any time credited to a Protected Account shall be fully insured by the FDIC or, to the extent that such uninvested cash balance exceeds the lesser of $100,000 or the limits of such insurance, such excess must be transferred to (i) another Protected Account, (ii) the Certificate Account or (iii) invested in Permitted Investments.

           Amounts on deposit in a Protected Account may be invested in Permitted Investments, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit into the Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer or the related Sub-Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Sub-Servicer. The Master Servicer shall, itself, or cause the related Sub-Servicer to, deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. The Master Servicer may, and the Master Servicer may permit a Sub-Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Protected Accounts) or to establish Protected Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Protected Accounts are Eligible Accounts.

           (b)      On or before each Funds Transfer Date, the Master Servicer shall withdraw or shall cause to be withdrawn from each Protected Account and shall immediately remit to the Trustee for deposit in the Certificate Account amounts representing the following collections and payments with respect to a Due Date (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-Off Date):

(i)	Original Scheduled Payments or Modified Scheduled Payments, as applicable, on the Mortgage Loans received or any portion thereof advanced by the Master Servicer or Sub-Servicers which were due on or before the related Due Date, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

(ii)	Principal Prepayments in full and any Liquidation Proceeds received by the Master Servicer or Sub-Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

(iii)	Partial prepayments of principal received by the Master Servicer or Sub-Servicers for such Mortgage Loans in the related Prepayment Period;

(iv)	Prepayment penalties received by the Master Servicer or Sub-Servicers for such Mortgage Loans in the related Prepayment Period; and

(v)	Any amount to be used as a Certificate Account Advance.

           (c)      Withdrawals may be made from a Protected Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c), to reimburse the Master Servicer or a Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Section 4.02(b), certain amounts otherwise due to the Master Servicer may be retained by it and need not be deposited in the Certificate Account.

           (d)      The Master Servicer shall, upon request by the Trustee, deliver to the Trustee on or prior to the Determination Date in each month a statement from each institution at which a Protected Account is maintained showing deposits and withdrawals during the prior month.

           (e)      If the Master Servicer shall withdraw or shall cause to be withdrawn from each Protected Account and remit to the Trustee for deposit in the Certificate Account the amounts specified in Subsection 4.01(b) after the Funds Transfer Date, such remittance must be received by the Trustee on the related Distribution Date no later than 10:00 a.m. New York City Time and to the extent such late remittance is not received by the Trustee on the Business Day prior to the related Distribution Date, such remittance shall include interest on the amount of such late remittance at the prime rate then offered by LaSalle for the period from and including the Business Day prior to the related Distribution Date to but excluding the related Distribution Date, which interest shall be for the account of the Trustee.

           Section 4.02.      Certificate Account.

           (a)      The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurers, the Certificate Account as a Eligible Account. The Trustee will deposit into the Certificate Account as received the following amounts:

(i)	Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b);

(ii)	Any Monthly Advance and any Compensating Interest Payments;

(iii)	Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account;

(iv)	The Repurchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Sections 2.02 or 2.03 or by the Master Servicer pursuant to Section 3.19, any amounts which are to be treated pursuant to Section 2.06 as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer or its designee pursuant to Section 10.01;

(v)	Any amounts required to be deposited with respect to losses on Permitted Investments pursuant to Subsection 4.02(d) below; and

(vi)	Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement.

           (b)      All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurers, and in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, and (ii) the items enumerated in Subsections 4.03(a)(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) need not be credited by the Master Servicer or the related Sub-Servicer to the Certificate Account and may be retained by the Master Servicer or the related Sub-Servicer. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

           (c)      The Certificate Account shall at all times be an Eligible Account and shall be established in the name of the Trustee to be held in trust for the benefit of the Certificateholders and the Certificate Insurers. The Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). In the sole discretion of the Trustee, the amount at any time credited to the Certificate Account may be held uninvested or may be invested, in the name of the Trustee, or its nominee, for, to the extent of investment income, its own account, in such Permitted Investments to be held by the Trustee as selected by it. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or in the case of money market funds for which the Trustee or an Affiliate is the advisor or manager or, if such obligor is any other Person, the Business Day preceding such Distribution Date.

           (d)      Funds deposited in the Certificate Account shall be invested by the Trustee at the direction of the Holder of the Residual Certificates in Permitted Investments for the period beginning on and including the Funds Transfer Date to but excluding the Business Day prior to the related Distribution Date; provided, that the Trustee shall have received all remittances from the Master Servicer no later than 3:30 pm New York City time on the related Funds Transfer Date and provided, further, that in the event that the Trustee shall have not received investment directions from the Holder of the Residual Certificates, the Trustee shall invest amounts in the Certificate Account for such period in investments described in clause (ii) of the definition of Permitted Investments. Any income earned from Permitted Investments made pursuant to the previous sentence shall be for the account of the Holder of the Residual Certificates. Funds on deposit in the Certificate Account from and including the Business Day prior to the Distribution Date to and including the Distribution Date shall remain uninvested. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Holder of the Residual Certificates. The amount of any such loss shall be deposited by the Holder of the Residual Certificates in the Certificate Account within two Business Days of receipt of notification of such loss but not later than the Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

           Section 4.03.      Permitted Withdrawals and Transfers from the Certificate Account.

           (a)      The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Protected Account in accordance with the terms of this Agreement):

(i)	[Reserved];

(ii)	to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance or Servicing Advance of its own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of, or interest on, such Mortgage Loan respecting which such Monthly Advance or Servicing Advance was made;

(iii)	to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Sub-Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iv)	to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xii) of this Subsection 4.03(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(v)	to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan, after any reimbursement to the Master Servicer or any Sub-Servicer, pursuant to subclauses (ii), (iii), (iv) and (vii) of this Subsection 4.03(a), exceeds the Scheduled Principal Balance of such Mortgage Loan plus accrued and unpaid interest on the Scheduled Principal Balance thereof at the related Mortgage Interest Rate less the Master Servicing Fee Rate to but not including the date of payment;

(vi)	to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer) the portion of the Master Servicing Fee which the Master Servicer is entitled to retain as evidenced in writing to the Trustee by the Master Servicer, as appropriate, from the Repurchase Price for any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation, but only to the extent that the Repurchase Price with respect to such Mortgage Loan after any reimbursement to the related Master Servicer and Sub-Servicer pursuant to subclauses (ii) and (vii) of this Subsection 4.03(a) exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest on the Scheduled Principal Balance thereof at the related Mortgage Interest Rate less the Master Servicing Fee Rate through the last day of the month of repurchase;

(vii)	to reimburse the Master Servicer or any Sub-Servicer for advances of funds pursuant to Sections 3.07, 3.09 and 3.10, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(viii)	to pay the Master Servicer or any Sub-Servicer, as the case may be, with respect to each Mortgage Loan that has been purchased pursuant to Section 2.03, 2.05, 2.06, 3.19 or 10.01, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the amount used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

(ix)	to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance or Servicing Advance, after a Liquidated Loan Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or Servicing Advance has not been reimbursed pursuant to clauses (ii) and (vii);

(x)	to pay the Master Servicing Fee as provided in Section 3.14 and to the extent provided in Section 3.14, any servicing compensation owed to any Sub-Servicer;

(xi)	to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Subsections 7.04(c) and (d);

(xii)	to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

(xiii)	to clear and terminate the Certificate Account pursuant to Section 10.01; and

(xiv)	to remove amounts deposited in error.

           The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (ii) through (vii), inclusive, and (ix) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Certificate Account under Section 4.02(b).

           (b)      On each Distribution Date, the Trustee shall make the following payments in the priority set forth from the funds in the Certificate Account:

(i)	first, the Master Servicer and any Sub-Servicer servicing compensation as set forth in Subections 3.14(a) and (b) shall be paid to the Master Servicer and any Sub-Servicer to the extent such servicing compensation was not previously retained by the Master Servicer and any Sub-Servicer from collections;

(ii)	second, the Trustee's Fees, reinvestment income, if any, on amounts in the Certificate Account, and permitted expenses and indemnities up to $150,000 per calendar year (including, without limitation, any expense incurred or amount payable in connection with Section 7.03, 8.01, 8.02 and 9.05, to the extent not previously paid or reimbursed by the Master Servicer) shall be paid to the Trustee; and

(iii)	third, the amount distributable to the Holders of the Certificates and the Certificate Insurers shall be payable in accordance with Section 6.01.

(iv)	Notwithstanding the provisions of this Section 4.03 and Section 4.01(c), the Master Servicer may, but is not required to, allow the Sub-Servicers to deduct from amounts received by them or from the related Protected Account, prior to deposit in the Certificate Account, any portion to which such Sub-Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Sub-Servicers.

ARTICLE V

Certificates

           Section 5.01.      The Certificates.

           (a)      The Class A Certificates shall be substantially in the form annexed hereto of Exhibit A-1, the Class A-IO Certificates shall be substantially in the form annexed hereto as Exhibit A-2, the Class M Certificates (including any Class M-1, Class M-2 or Class M-3 Certificates) shall be substantially in the form annexed hereto of Exhibit A-3 and the Class X, Class P, Class R-1, Class R-2 and Class R-3 Certificates shall be substantially in the forms annexed hereto as Exhibits A-4, A-5, A-6, A-7 and A-8, respectively. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

           (b)      Solely for purposes of calculating distributions and allocating losses, the Class M Certificates will be made up of the Class M-1, Class M-2 and Class M-3 Components. The Pass-Through Rate on each of the components will be the same as the Pass-Through Rate on the Class M Certificates. The Component Principal Balance with respect to any component as of any Distribution Date is the initial Component Principal Balance thereof on the Closing Date, reduced by all amounts applied, and losses allocated in reduction of, the Component Principal Balance of such component on previous Distribution Dates. The Certificate Principal Balance of the Class M Certificates shall be equal to the aggregate of the Component Principal Balances of the Class M-1, Class M-2 and Class M-3 Components. Until the occurrence of a Separation Event, the components comprising the Class M Certificates will not be separately transferable. With respect to each Distribution Date, the Loan Summary and Remittance Report will include an accounting of the Certificate Principal Balance of the Class M Certificates and the Component Principal Balance of each of the components after giving effect to the distribution of the Class M Principal Distribution Amount on such Distribution Date.

           Upon the occurrence of a Separation Event, the Trustee will notify the holders of the Class M Certificates of the separation of their Class M Certificates into its component parts. The Depositor shall take all actions necessary to effect the separation of the Class M Certificates and the establishment of the Class M-1, Class M-2 and Class M-3 Certificates at the Depository. The Trustee shall reasonably cooperate with the Depositor in the separation of the Class M Certificates, but shall have no liability for any inability on the part of the Depositor to establish the Class M-1, Class M-2 and Class M-3 Certificates with the Depository or for any delay in payment to the Holders of the Class M-1, Class M-2 and Class M-3 Certificates as a result thereof. Following the separation, the Class M Certificates will no longer be outstanding, and each holder of a Class M Certificate prior to separation will become the holder of Class M-1, Class M-2 and Class M-3 Certificates (which will be separately transferable and fully registered securities) in Percentage Interests equal to such holder's Percentage Interest in the Class M Certificates immediately prior to the separation. The Trustee may require payment from the holders of the Class M Certificates of a sum sufficient to cover any tax or other governmental charge payable in connection with such separation. The costs, if any, associated with the separation of the Class M Certificates will be borne by the holders thereof in proportion to their Percentage Interests. The Class M-1, Class M-2 and Class M-3 Certificates shall continue to be registered in the same manner as the Class M Certificates so as to participate a global book-entry system with the Depository as provided in Section 5.02(e).

           Section 5.02.      Registration of Transfer and Exchange of Certificates.

           (a)      The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar (the "Certificate Registrar") for the purpose of registering Certificates and transfers of Certificates as herein provided. Each Certificate Insurer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice.

           (b)      All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

           (c)      Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

           (d)      No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

           (e)      It is intended that the Offered Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Offered Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Certificate with a denomination equal to the Original Certificate Principal Balance or Class A-IO Notional Balance, respectively. Upon initial issuance, the ownership of each such Offered Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to the Offered Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Master Servicer, the Certificate Insurers and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Master Servicer, the Certificate Insurers and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Offered Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Offered Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

           (f)      In the event that (i) the Depository or the Master Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Master Servicer or the Depository is unable to locate a qualified successor or (ii) the Trustee at its sole option elects to terminate the book-entry system through the Depository, the Offered Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Master Servicer may determine that the Offered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Master Servicer, or such depository's agent or designee but, if the Master Servicer does not select such alternative global book-entry system, then the Offered Certificates may be registered in whatever name or names Certificateholders transferring Offered Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Master Servicer.

           (g)      Notwithstanding any other provision of this Agreement to the contrary, so long as any Offered Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates, as the case may be, and all notices with respect to such Offered Certificates, as the case may be, shall be made and given, respectively, in the manner provided in the Representation Letter.

           (h)      No transfer, sale, pledge or other disposition of any Class X or Class P Certificate or Residual Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer of a Certificate is to be made in reliance upon an exemption from the 1933 Act, the Trustee or the Certificate Registrar shall require, in order to assure compliance with the 1933 Act, that the Certificateholder desiring to effect such disposition and such Certificateholder's prospective transferee each certify to the Trustee or the Certificate Registrar in writing the facts surrounding such disposition substantially in the form of Exhibit K hereto (with respect to a transfer made pursuant to Rule 144A promulgated under the 1933 Act) and may, unless such transfer occurs more than three years after the Closing Date or is made pursuant to Rule 144A promulgated under the 1933 Act, require an Opinion of Counsel satisfactory to the Trustee or Certificate Registrar as the case may be, that such transfer may be made pursuant to an exemption from the 1933 Act, which Opinion of Counsel shall be at the expense of the Certificateholder. None of the Master Servicer, the Depositor or the Trustee is obligated under this Agreement to register Certificates under the 1933 Act, as amended or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Class X or Class P Certificates or Residual Certificates without such registration or qualification. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form of Exhibit L hereto, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing, together with wiring instructions, if applicable, in the form of Exhibit N hereto.

           (i)      Any such Certificateholder desiring to effect such transfer shall, and by acceptance of its Certificate agrees to, indemnify the Trustee, the Depositor, the Certificate Insurers and the Master Servicer against any liability that may result if the transfer is not exempt or is not made in accordance with such applicable federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

           (j)      Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in Chicago, Illinois, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be cancelled and destroyed by the Trustee in accordance with the Trustee's standard procedures.

           (k)      Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Master Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (viii) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)	Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a U.S. Person and shall promptly notify the Trustee of any change or impending change in its status as either a U.S. Person or a Permitted Transferee.

(ii)	In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it of, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit L hereto from the proposed Transferee, in form and substance satisfactory to the Trustee.

(iii)	The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a U.S. Person and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code).

(iv)	Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (ii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(v)	Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate (B) to require a Transfer Affidavit and Agreement from any Person for whom such Person is acting as nominee, trustee or agent in connection with any transfer of its Ownership Interest in a Residual Certificate, (C) not to transfer any Ownership Interest in a Residual Certificate to any other Person (1) if it has actual knowledge that such Person is not a Permitted Transferee or that such Transfer Affidavit and Agreement is false, (2) if such transfer is for the purpose of impeding the assessment or collection of tax, (3) if it has actual knowledge or reason to know that the proposed transferee would be unwilling or unable to pay taxes attributed to the Residual Certificate, or (4) if it has actual knowledge or reason to know that the proposed transferee will not honor the restrictions on subsequent transfers of the Residual Certificate set forth in this section 5.02(k) and in the Transfer Affidavit and Agreement, (D) to conduct a reasonable investigation of the financial condition of the proposed transferee and transfer its Ownership Interest in the Residual Certificate only if, as a result of such investigation, it concludes that the proposed transferee has historically paid its debts as they came due and will continue to pay its debts as they come due in the future, and (E) to provide a certificate attached hereto as Exhibit L hereto to the Trustee in connection with any transfer of its Ownership Interest in a Residual Certificate.

(vi)	Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

(vii)	Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall notify the Master Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Residual Certificate was not in fact permitted by this Section 5.02. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 5.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Agreement. The Trustee shall be entitled, but not obligated to, recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time and any and all costs incurred by the Trustee in reversing the non-permitted transfer. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

(viii)	If any purported transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02, then the Master Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Master Servicer or its designee on such reasonable terms as the Master Servicer or its designee may choose. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Master Servicer to the last preceding purported transferee of such Residual Certificate, except that in the event that the Master Servicer determines that the Holder or any prior Holder of such Residual Certificate may be liable for any amount due under this Section 5.02 or any other provision of this Agreement, the Master Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (viii) shall be determined in the sole discretion of the Master Servicer or its designee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

           (l)      The provisions of Section 5.02(k) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurers an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the transfer to be disregarded under Treasury Regulationss.1.860E-1(c), will not cause any of the REMICs included in the Trust Fund to cease to qualify as a REMIC and will not cause (x) any of the REMICs included in the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of an Ownership Interest in a Residual Certificate to a Person that is not a Permitted Transferee.

           (m)      The Trustee and the Master Servicer shall require the prospective transferee of any Class X or Class P Certificate or Residual Certificate to certify (in the form of Exhibit M hereto) that it is not a pension or benefit plan or individual retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan") or an entity whose underlying assets are deemed to be assets of a Plan by reason of such plan's or arrangement's investment in the entity, as determined under U.S. Department of Labor Regulations 29 C.F.R.ss.2510.3-101 or otherwise.

           Section 5.03.      Mutilated, Destroyed, Lost or Stolen Certificates.

           (a)      If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has no actual notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

           (b)      Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Section 5.04.      Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Certificate Insurers, the Trustee and any agent of the Depositor, the Master Servicer, the Certificate Insurers or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Depositor, the Master Servicer, the Certificate Insurers, the Trustee nor any agent of the Depositor, the Master Servicer, the Certificate Insurers or the Trustee shall be affected by notice to the contrary.

           Section 5.05.      REMIC Matters; Designation of Startup Day.

           (a)      The parties intend that the Trust Fund formed hereunder shall, except for the Net WAC Cap Carryover Fund, the Yield Maintenance Agreements and the Yield Maintenance Payment Fund, constitute, and that the affairs of the Trust Fund shall be conducted and this Agreement shall be construed so as to qualify the Trust Fund as, three separate "real estate mortgage investment conduits" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Master Servicer covenants and agrees that it shall, to the extent permitted by applicable law, act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, all required federal, state and local tax returns for each REMIC using a calendar year as the taxable year for the Trust Fund when and as required by the REMIC Provisions and other applicable federal, state and local income tax laws; (b) maintain or cause the maintenance of the books of each REMIC on the accrual method of accounting; (c) make elections, on behalf of each REMIC, to be treated as a REMIC on the federal tax return of the Trust Fund for its first taxable year, in accordance with the REMIC Provisions; provided, however, that such election shall not be made with respect to the Net WAC Cap Carryover Fund, the Yield Maintenance Payment Fund and the Yield Maintenance Agreements and shall specifically exclude the Net WAC Cap Carryover Fund, the Yield Maintenance Payment Fund and the Yield Maintenance Agreements from the assets for which a REMIC election is made; (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service all information reports as and when required to be provided to them in accordance with the REMIC Provisions; (e) conduct the affairs of each REMIC at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; and (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder.

           (b)      The Net WAC Cap Carryover Fund and the Yield Maintenance Payment Fund is each an "outside reserve" fund within the meaning of Treasury Regulations Section 1.860G-2(h) and is not an asset of any REMIC created hereunder. The Holder of the Class X Certificates is the owner of the Net WAC Cap Carryover Fund and the Yield Maintenance Payment Fund for purposes of Treasury Regulations Section 1.860G-2(h).

           (c)      In the event that any income tax (including any tax with regard to "prohibited transactions" of any REMIC created hereunder as defined in Section 860F of the Code) is imposed on the Trust Fund, such tax shall be charged against amounts otherwise distributable to the Holders of the Residual Certificates or Class X Certificates on a pro rata basis to the extent hereinafter provided. In the event that any such tax shall be due and owing at a time when amounts otherwise distributable to the Holders of the Residual Certificates or Class X Certificates are not available, the Master Servicer shall pay such tax from its own funds. In such event, and upon receipt of written instruction from the Master Servicer, signed by a Responsible Officer, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Residual Certificates and Class X Certificates on any Distribution Date sufficient funds to reimburse the Master Servicer for the payment of such tax (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

           (d)      REMIC I will consist of all of the assets of the Trust Fund (other than the Net WAC Cap Carryover Fund, the Yield Maintenance Payment Fund and the Yield Maintenance Agreements) and will be evidenced by the Class AIO-1i, AIO-1ii, AIO-1iii, AIO-1iv, AIO-1v, AIO-1vi, AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x Interests (collectively, the Class AIO-1 Interests) and the Class Q-1 Interest (collectively, the "REMIC I Regular Interests") which will be uncertificated and will represent the "regular interests" in REMIC I. REMIC II will consist of the REMIC I Regular Interests and will be evidenced by the Class A-2 Interest, the Class AIO-2 Interest, the Class M1-2 Interest, the Class M2-2 Interest, the Class M3-2 Interest and the Class Q-2 Interest (collectively, the "REMIC II Regular Interests") which will be uncertificated and will represent the "regular interests" in REMIC II. The Class R-1 Interest and the Class R-2 Interest will represent the sole class of "residual interest" in each of REMIC I and REMIC II, respectively. The Master REMIC (also known as the REMIC III) will consist of the REMIC II Regular Interests and will be evidenced by Class A (other than the Net WAC Cap Carryover Right and the Yield Maintenance Agreement Payment Right of the Class A Certificates), Class A-IO, Class M-1, Class M-2, Class M-3 (for each of Class M-1, M-2 and M-3, other than the Net WAC Cap Carryover Right and the Yield Maintenance Agreement Payment Right of the Class M Certificates) and Class X Certificates (collectively, the "Master REMIC Regular Interests") which will represent the "regular interests" in the Master REMIC. The Class R-3 Interest will represent the sole class of "residual interest" in the Master REMIC. The Residual Certificates will represent the beneficial ownership of the Class R-1, R-2 and R-3 Interests. The Final Scheduled Maturity Date for each of the REMIC I Regular Interests, the REMIC II Regular Interests, and the Master REMIC Regular Interests shall be the Distribution Date in February, 2034, except that the Final Scheduled Maturity Date for the Class A-IO Certificate and Class AIO-2 Interest shall be the Distribution Date in March, 2006.

           (e)      The Master REMIC Regular Interests and the Class R-3 Interest shall have the initial principal balances and Pass-Through Rates set forth in the following table:

                           Initial Outstanding
 Class                      Principal Balance             Pass-Through Rate
--------------             ---------------------         --------------------
Class A (1)                  $243,492,000                        (4)
Class A-IO                        (3)                            (9)
Class M-1 (2)                 $18,010,000                        (5)
Class M-2 (2)                 $15,128,000                        (5)
Class M-3 (2)                 $11,526,000                        (5)
Class X                           (6)                            (7)
Class R-3                         (8)                            (8)
(1)	The Class A Certificates represent three separate investments: (i) a regular interest in a REMIC (a "Regular Interest") represented by the Class A Certificates, without the Net WAC Cap Carryover Rights, (ii) the Net WAC Cap Carryover Rights and (iii) the Yield Maintenance Agreement Payment Rights. Only the Regular Interests will be treated as regular interests in the Master REMIC.

(2)	The Class M Certificates represent five separate investments: (i) three Regular Interests represented by the Class M-1, Class M-2 and Class M-3 Components, without the Net WAC Cap Carryover Rights or Yield Maintenance Agreement Payment Rights, (ii) the Net WAC Cap Carryover Rights and (iii) the Yield Maintenance Agreement Payment Rights. In the event that separate Class M-1, Class M-2 and Class M-3 Certificates are issued, each such Class will represent three separate investments: (i) a Regular Interest represented by such Class, without the Net WAC Cap Carryover Rights or Yield Maintenance Agreement Payment Rights, (ii) the Net WAC Cap Carryover Rights and (iii) the Yield Maintenance Agreement Payment Rights. In each case, only the Regular Interests will be treated as regular interests in the Master REMIC.

(3)	On the first Distribution Date through the Distribution Date in September, 2005, the Class A-IO Certificates will have a notional balance equal to the notional balance of Class AIO-2, and for each Distribution Date thereafter, $0.

(4)	The Class A Pass-Through Rate.

(5)	The Class M Pass-Through Rate.

(6)	The Class X Certificate has an principal balance of $28.98, and will not earn interest on its principal balance. The Class X Certificates have a notional balance, on which the Class X Certificates will earn interest, equal to the Aggregate Principal Balance of the Mortgage Loans.

(7)	The Pass-Through Rate of the Class X Certificates will be the excess of: (i) the REMIC II Net WAC Cap over (ii) the product of: (A) 10,000 and (B) the weighted average of the Pass-Through Rates on the REMIC II Regular Interests (other than the Class AIO-2), where the Class Q-2 is subject to a cap equal to zero and the Class A-2, Class M1-2, Class M2-2 and Class M3-2 are each subject to a cap equal to the Pass-Through Rate on its Corresponding Class. With respect to any Distribution Date, interest that so accrues on the notional balance of the Class X Certificates shall be deferred in an amount equal to the Overcollateralization Increase Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(8)	The Residual Certificates will represent the beneficial ownership of the Class R-1, R-2, and R-3 Interests. The Class R-3 Interest has a principal balance of $100, does not bear interest but is entitled to any remaining distributions of principal and interest after the Master REMIC Regular Interests have been paid in full.

(9)	On each Distribution Date up to and including the Distribution Date in September, 2005, a per annum rate equal to 4.00% and (ii) thereafter, a Pass-Through Rate equal to 0%.

           (f)      The REMIC II Regular Interests and the Class R-2 Interest shall have the initial principal balances, Pass-Through Rates and Corresponding Classes of Certificates set forth in the following table:

                                                                     Corresponding
    REMIC           Initial Principal                                Class of Master
  Interests              Balance           Pass-Through Rate         REMIC Interest
--------------      ------------------     -------------------    --------------------
     Q-2             $288,126,973.38              (1)                      N/A
     A-2                $24,349.20                (1)                       A
    AIO-2                  (2)                    (3)                     A-IO
    M1-2                $1,801.00                 (1)                      M1
    M2-2                $1,512.80                 (1)                      M2
    M3-2                $1,152.60                 (1)                      M3
     R-2                   (4)                    (4)                      N/A
(1)	On any Distribution Date, a Pass-Through Rate equal to the REMIC II Net WAC Cap.

The Class AIO-2 will have a notional balance equal to (a) on the first Distribution Date through the Distribution Date in December 2003, the sum of the principal balances of Class AIO-1i, AIO-1ii, AIO-1iii, AIO-1iv, AIO-1v, AIO-1vi, AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x; (b) from the Distribution Date in January 2004 through the Distribution Date in March 2004, the sum of the principal balances of AIO-1ii, AIO-1iii, AIO-1iv, AIO-1v, AIO-1vi, AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x; (c) from the Distribution Date in April 2004 through the Distribution Date in June 2004, the sum of the principal balances of AIO-1iii, AIO-1iv, AIO-1v, AIO-1vi, AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x; (d) from the Distribution Date in July 2004 through the Distribution Date in September 2004, the sum of the principal balances of AIO-1iv, AIO-1v, AIO-1vi, AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x; (e) from the Distribution Date in October 2004 through the Distribution Date in December 2004, the sum of the principal balances of Class AIO-1v, AIO-1vi, AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x; (f) from the Distribution Date in January 2005 through the Distribution Date in March 2005, the sum of the principal balances of AIO-1vi, AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x; (g) from the Distribution Date in April 2005 through the Distribution Date in June 2005, the sum of the principal balances of AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x; (h) from the Distribution Date in July2005 through the Distribution Date in September 2005, the sum of the principal balances of AIO-1viii, AIO-1ix and AIO-1x; (i) from the Distribution Date in October 2005 through the Distribution Date in December 2005, the sum of the principal balances of AIO-1ix and AIO-1x; (j) from the Distribution Date in January 2006 through the Distribution Date in March 2006, the principal balance of Class AIO-1x; and (k) on each Distribution Date thereafter, $0.

(3)	On each Distribution Date up to and including the Distribution Date in March 2006, a per annum rate equal to 4.0% and (ii) thereafter, a Pass Through Rate equal to 0%.

(4)	The Class R-2 Interest does not have a principal balance or a Pass-Through Rate but is entitled to any remaining distributions of principal and interest after the REMIC II Regular Interests have been paid in full.

           On each Distribution Date, 0.01% of the increase in the Overcollateralization Amount will be payable as a reduction of the principal balances of Class A-2, Class M1-2, Class M2-2 and Class M3-2 (in the order and amount of such reduction to the principal balance of each classes’ Corresponding Class) and will be accrued and added to the principal balance of the Class Q-2. The remaining 99.99% increase in the Overcollateralization Amount will be allocable to Class Q-2.

          On each Distribution Date, the Principal Distribution Amount shall be allocated 99.99% to Class Q-2 and 0.01% to Class A-2, Class M1-2, Class M2-2 and Class M3-2 (in the order and amount of reductions to the principal balances of each classes’ Corresponding Class) until paid in full. Notwithstanding the above, payments allocated to the Class X Certificates that result in the reduction of the Overcollateralization Amount shall be allocated to the Class Q-2 Interest (until paid in full). Liquidated Loan Losses shall be applied so that after all distributions have been made on each Distribution Date the principal balances of the Class A-2, Class M1-2, M2-2 and M3-2 Interests are each equal to 0.01% of the principal balance of its Corresponding Class and the remainder shall be allocated to Class Q-2.

           (g)      The REMIC I Regular Interests and the Class R-1 Interest shall have the initial principal balances, Pass-Through Rates and Corresponding Classes of Certificates set forth in the following table:

                                                                        Corresponding
       REMIC         Initial Principal        Pass-Through              Class of Master
     Interests            Balance                 Rate                   REMIC Interest
-----------------    -------------------    ------------------        ---------------------
        Q-1            211,314,428.98              (1)                        N/A
         P                  $100                   0%                         N/A
      AIO-1i              $640,300                 (1)                        A-IO
      AIO-1ii            $3,201,800                (1)                        A-IO
     AIO-1iii            $3,201,700                (1)                        A-IO
      AIO-1iv            $5,763,200                (1)                        A-IO
      AIO-1v             $3,201,800                (1)                        A-IO
      AIO-1vi            $1,280,700                (1)                        A-IO
     AIO-1vii           $10,827,200                (1)                        A-IO
     AIO-1viii          $10,093,000                (1)                        A-IO
      AIO-1ix            $8,006,000                (1)                        A-IO
      AIO-1x            $30,626,000                (1)                        A-IO
        R-1                 (2)                    (2)                        N/A
(1)	On any Distribution Date, a Pass-Through Rate equal to the Net WAC of the Mortgage Loans.

(2)	The Class R-1 Interest does not have a principal balance or a Pass-Through Rate but is entitled to any remaining distributions of principal and interest after the REMIC I Regular Interests have been paid in full.

           On each Distribution Date, the Principal Distribution Amount and losses will be allocated to Class Q-1 until the Class Q-1 is paid in full or eliminated by such losses; and thereafter, such amounts will be allocated to the Class AIO-1i, AIO-1ii, AIO-1iii, AIO-1iv, AIO-1v, AIO-1vi, AIO-1vii, AIO-1viii, AIO-1ix and AIO-1x in such order until each is paid in full or eliminated.

           (h)      The REMIC II Net WAC Cap is the weighted average of the Q-1 and AIO-1 Interests where each of the AIO Interests is reduced by 4% for the following periods:

                  REMIC
                Interests                     Period
             -----------------     -----------------------------
                 AIO-1x                through March, 2006
                 AIO-1ix              through December, 2005
                AIO-1viii            through September, 2005
                AIO-1vii                through June, 2005
                 AIO-1vi               through March, 2005
                 AIO-1v               through December, 2004
                 AIO-1iv             through September, 2004
                AIO-1iii                through June, 2004
                 AIO-1ii               through March, 2004
                 AIO-1i               through December, 2003

           (i)      For any Distribution Date, the Net WAC of the Mortgage Loans shall be equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans.

           (j)      The Closing Date will be the "startup day" of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

           Section 5.06.      Appointment of Tax Matters Person; Certain Taxes.

           (a)      The Holders of the Residual Certificates as the Tax Matters Person hereby appoint the Trustee to act, as their agent in such capacity, for each REMIC created hereunder for all purposes of the Code. The Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Holders of the Residual Certificates may hereafter appoint a different entity as their agent, or may appoint one of the Residual Certificateholders to be the Tax Matters Person. The Tax Matters Person shall:

(i)	prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066) and any other Tax Return required to be filed by each REMIC created hereunder, using a calendar year as the taxable year for each REMIC created hereunder;

(ii)	make, or cause to be made, an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of each REMIC created hereunder for its first taxable year;

(iii)	prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

(iv)	to the extent that the affairs of the Trust Fund are within its control, conduct such affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates;

(v)	not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder;

(vi)	pay the amount of any and all federal, state, and local taxes collected from the parties provided for in Section 5.06(b), including, without limitation, upon the Trustee or the Certificateholders in connection with the Trust, the Trust Fund or the Mortgage Loans, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 5.02, imposed on any REMIC created hereunder when and as the same shall be due and payable and in accordance with the provisons of Section 5.06(b) (but such obligation shall not prevent any appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent appropriate Person from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(vii)	ensure that any such returns or reports filed on behalf of any REMIC created hereunder by the Trustee are properly executed by the appropriate person and submitted in a timely manner;

(viii)	represent any REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of any REMIC created hereunder and otherwise act on behalf of each REMIC created hereunder in relation to any tax matter involving any REMIC created hereunder;

(ix)	as provided in Section 5.02(k) hereof, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will sign, as Trustee, any and all Tax Returns required to be filed by each REMIC created hereunder;

(x)	make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person that is not a Permitted Transferee;

(xi)	pay out of its own funds, without any right of reimbursement, any and all tax related expenses of each REMIC created hereunder (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC created hereunder that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 2.06, 3.12(c), 3.12(d), 10.01(c), 10.02 and 11.02 and other than taxes except as specified herein; and

(xii)	upon filing with the Internal Revenue Service, the Tax Matters Person shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q.

           (b)      Notwithstanding anything to the contrary herein, in the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any REMIC created hereunder as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or (iii) as provided in Section 5.05(c) herein.

ARTICLE VI

Payments to Certificateholders

           Section 6.01.      Distributions on the Certificates.

           (a)      On each Distribution Date, the Trustee, as paying agent, or any other paying agent appointed by the Trustee (the "Paying Agent"), based solely on the information received from the Master Servicer in the Loan Summary and Remittance Report prior to such Distribution Date shall make the following disbursements and transfers from the Available Amount then on deposit in the Certificate Account and (with respect to the Class A and Class A-IO Certificates only) any Class A Insured Payment for such Distribution Date and (with respect to the Class M Certificates only) any Class M Insured Payment for such Distribution Date, in the following order of priority until such amounts have been fully distributed:

(i)	to the Class R-3 Certificate, an amount equal to its Certificate Principal Balance.

(ii)	to the Class P Certificates, the Class P Distribution Amount, if any;

(iii)	sequentially, to the Class A Certificate Insurer and then to the Class M Certificate Insurer, the Class A Premium Amount and the Class M Premium Amount, respectively, then due it;

(iv)	to the Class A-IO and Class A certificates, pro rata, the Class Monthly Interest and any Class Interest Carryover Shortfall for such Classes;

(v)	to the Class M Certificates, the Class Monthly Interest for such Class (or, following a Separation Event, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order);

(vi)	to the Class A Certificate Insurer, the Class A Reimbursement Amount, if any;

(vii)	on the first six (6) Distribution Dates only, to the Class R-3 Certificate, any Excess Interest for each such Distribution Date;

(viii)	to the Class A Certificates, the Class A Principal Distribution Amount;

(ix)	to the Class M Certificates, any Class Interest Carryover Shortfall (or, following a Separation Event, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order);

(x)	to the Class M Certificate Insurer, the Class M Reimbursement Amount, if any;

(xi)	to the Class M Certificates, the Class M Principal Distribution Amount (or, following a Separation Event, to the Class M-1, Class M-2 and Class M-3 Certificates, the Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts, respectively, in that order);

(xii)	to the Master Servicer, to the extent of any unreimbursed Monthly Advances and Servicing Advances;

(xiii)	to the Trustee, to the extent not previously paid, an amount equal to the sum of all reimbursable expenses incurred in connection with its duties and obligations under this Agreement and for any indemnity amounts payable to the Trustee under this Agreement;

(xiv)	to the Net WAC Cap Carryover Fund (as a distribution to the Holder of the Class X Certificates) for subsequent distribution to the Class A and Class M Certificates, in that order, pursuant to Section 6.11(b), the lesser of (x) the Class X Distribution Amount and (y) the WAC Excess;

(xv)	to the Class X Certificates, the Class X Distribution Amount, less any amount thereof applied pursuant to clause (xiv); and

(xvi)	to the Residual Certificates, any remaining amount, as provided in Section 5.05.

           (b)      No Class Monthly Interest will be payable with respect to any Class of Offered Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Class of Certificates has been reduced to zero.

           Section 6.02.      The Certificate Insurance Policies.

           (a)      Within two (2) days prior to each Funds Transfer Date and based solely on the Loan Summary and Remittance Report delivered to the Trustee and the Certificate Insurers, the Trustee shall determine with respect to the immediately following Distribution Date, the Net Available Amount.

           (b)      If on any Distribution Date there is a Class A Deficiency Amount or Class M Deficiency Amount, the Trustee shall complete a notice and certificate in the form of Exhibit A to the Class A Certificate Insurance Policy and Class M Certificate Insurance Policy, respectively, and submit such notice to the related Certificate Insurer no later than 10:00 a.m. New York, New York City time on the second Business Day preceding such Distribution Date as a claim for a Class A Insured Payment or Class M Insured Payment, as applicable, in an amount equal to such Class A Deficiency Amount or Class M Deficiency Amount, as applicable.

           (c)      The Trustee shall establish two separate Eligible Accounts for the benefit of Holders of the Certificates and each Certificate Insurer referred to herein as the "Class A Certificate Insurance Payment Account" and the "Class M Certificate Insurance Payment Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amounts paid under the Class A Certificate Insurance Policy and the Class M Certificate Insurance Policy into the Class A Certificate Insurance Payment Account and the Class M Certificate Insurance Payment Account, respectively, and distribute such amount only for purposes of payment to the Class A and Class A-IO Certificateholders of the Class A Insured Payment and to the Class M Certificateholders of the Class M Insured Payment for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policies, to the extent needed to pay the Class A Deficiency Amount or Class M Deficiency Amount shall be transferred to the Certificate Account on the related Distribution Date and disbursed by the Trustee to the Class A and Class A-IO Certificateholders and Class M Certificateholders, respectively, in accordance with Section 6.05. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Class A or Class M Deficiency Amounts with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Class A, Class A-IO or Class M Certificates to be paid from funds transferred from the related Certificate Insurance Payment Account shall be noted as provided in paragraph (d) below in the Certificate Register and in the statement to be furnished to Holders of the Class A, Class A-IO or Class M Certificates pursuant to Section 6.07. Funds held in each of the Certificate Insurance Payment Accounts shall not be invested. Any funds remaining in the Class A Certificate Insurance Payment Account or the Class M Certificate Insurance Payment Account on the first Business Day following a Distribution Date shall be returned to the Class A Certificate Insurer and the Class M Certificate Insurer, respectively, pursuant to the written instructions of such Certificate Insurer by the end of such Business Day.

           (d)      The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A, Class A-IO or Class M Certificate from moneys received under the Certificate Insurance Policies and whether the source of such payment was the Class A Certificate Insurance Policy or the Class M Certificate Insurance Policy. The Class A and Class M Certificate Insurers shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

           (e)      In the event that the Trustee has received a certified copy of an order of the appropriate court that any Class A or Class M Insured Payment has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the related Certificate Insurer, shall comply with the provisions of the related Certificate Insurance Policy to obtain payment by such Certificate Insurer of such voided Class A or Class M Insured Payment, and shall, at the time it provides notice to such Certificate Insurer, notify, by mail to the Certificateholders of the affected Class A, Class A-IO or Class M Certificates that, in the event any Certificateholder's Class A or Class M Insured Payment is so voided, such Certificateholder will be entitled to payment pursuant to the related Certificate Insurance Policy, a copy of which shall be made available through the Trustee, such Certificate Insurer or such Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to such Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the Certificateholders, and dates on which such payments were made.

           (f)      The Trustee shall promptly notify the Class A Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Class A Preference Claim") of any distribution made with respect to the Class A or Class A-IO Certificates. Each Class A and Class A-IO Certificateholder, by its purchase of a Class A and Class A-IO Certificate, respectively, the Master Servicer and the Trustee agree that, the Class A Certificate Insurer may at any time during the continuation of any proceeding relating to a Class A Preference Claim direct all matters relating to such Class A Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Class A Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class A Certificate Insurer shall be subrogated to, and each Class A and Class A-IO Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Class A Certificate Insurer, to the fullest extent permitted by law, the rights of the Master Servicer, the Trustee and each Class A and Class A-IO Certificateholder in the conduct of any such Class A Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Class A Preference Claim.

           (g)      The Trustee shall promptly notify the Class M Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Class M Preference Claim") of any distribution made with respect to the Class M Certificates. Each Class M Certificateholder, by its purchase of a Class M Certificate, the Master Servicer and the Trustee agree that, the Class M Certificate Insurer may at any time during the continuation of any proceeding relating to a Class M Preference Claim direct all matters relating to such Class M Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Class M Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class M Certificate Insurer shall be subrogated to, and each Class M Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Class M Certificate Insurer, to the fullest extent permitted by law, the rights of the Master Servicer, the Trustee and each Class M Certificateholder in the conduct of any such Class M Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Class M Preference Claim.

           (h)      The Trustee shall, upon retirement of the Class A and Class A-IO Certificates and of the Class M Certificates, furnish to the related Certificate Insurer a notice of such retirement, and, upon retirement of the Class A and Class A-IO Certificates and of the Class M Certificates and the expiration of the term of the related Certificate Insurance Policy, surrender the related Certificate Insurance Policy to the related Certificate Insurer for cancellation.

           Section 6.03.      Allocation of Net Interest Shortfalls. On any Distribution Date, any Interest Shortfalls for such Distribution Date that are not covered by the Compensating Interest Payment made by the Master Servicer for such Distribution Date will be allocated as a reduction of the following amounts in the following order of priority:

(i)	to the amount payable to or in respect of the Class X Certificates; and

(ii)	pro rata, as a reduction of the Class Monthly Interest for the Class A, Class A-IO and Class M Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

           Section 6.04.      Allocation of Applied Realized Loss Amounts.

           (a)      If, on any Distribution Date, after giving effect to all distributions of principal as described above (excluding any Class M Insured Principal Payment for such Distribution Date), the aggregate Certificate Principal Balance of the Class A and Class M Certificates exceeds the Current Pool Principal Balance for that Distribution Date, the Certificate Principal Balance of the Class M Certificates will be reduced by an amount equal to that excess, until the Certificate Principal Balance of the Class M Certificates is reduced to $0. Any Applied Realized Loss Amounts allocated to the Class M Certificates shall be allocated to the Class M-3 Component, the Class M-2 Component and the Class M-1 Component, in that order, until the Component Outstanding Principal Balance of each component is reduced to $0. The Class M Certificate Insurer will be obligated to pay to the Holders of the Class M Certificates pursuant to the Class M Certificate Insurance Policy an amount equal to the Class M Applied Realized Loss Amount for such Distribution Date (after taking into account any funds in the Yield Maintenance Payment Fund to be applied on such Distribution Date towards the payment of any Liquidated Loan Losses, including any Class M Applied Realized Loss Amount, pursuant to Subsections 6.11(c) and 6.11(d)), but in no event will such payment by the Class M Certificate Insurer be more than the Class M Collateralization Deficit.

           (b)      If, on any Distribution Date, after giving effect to all distributions of principal as described above (excluding any Class A Insured Principal Payment for such Distribution Date, but after taking into account any funds in the Yield Maintenance Payment Fund to be applied on such Distribution Date towards the payment of any Liquidated Loan Losses, including any Class A Applied Realized Loss Amount, pursuant to Subsections 6.11(c) and 6.11(d)), the Certificate Principal Balance of the Class A Certificates exceeds the Current Pool Principal Balance for that Distribution Date, the Certificate Principal Balance of the Class A Certificates will be reduced by an amount equal to that excess, until the Certificate Principal Balance of the Class A Certificates is reduced to $0. The Class A Certificate Insurer will be obligated to pay to the Holders of the Class A Certificates pursuant to the Class A Certificate Insurance Policy an amount equal to the Class A Applied Realized Loss Amount for such Distribution Date, but in no event will such payment by the Class A Certificate Insurer be more than the Class A Collateralization Deficit.

           Section 6.05.      Payments.

           (a)      No later than the Determination Date, the Master Servicer shall provide to the Trustee in such electronic format as the Trustee may reasonably request any information with respect to the Mortgage Loans required to enable the Trustee to make, or cause its agent to make, distributions on the Certificates and prepare reports to Certificateholders.

           (b)      On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding applicable Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate such amounts based upon the information provided by the Master Servicer pursuant to Subsection 6.05(a).

           (c)      Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Applicable Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

           Section 6.06.      Statements to Certificateholders.

           (a)      By no later than the close of business on the Business Day immediately preceding each Distribution Date, the Trustee shall provide a paper copy or electronic copy of the Monthly Statement (as defined below) for such Distribution Date to the Certificate Insurers and the Yield Maintenance Agreement Counterparty. Concurrently with each distribution to Certificateholders, the Trustee shall make available electronically to each Certificateholder, the Depositor, the Master Servicer, the Rating Agencies, the Certificate Insurers, the Underwriter and the Yield Maintenance Agreement Counterparty, a statement (the "Monthly Statement") setting forth, without limitation, the following information, based solely on information received from the Master Servicer, expressed with respect to clauses (ii), (iii), (vi), (vii), (ix) and (x) in the aggregate and as a Percentage Interest representing an initial Certificate Principal Balance of $1,000 or, in the case of the Class A-IO Certificates, a Percentage Interest of 20% of the Class A-IO Notional Balance:

(i)	the Certificate Principal Balance of each Class of Certificates immediately prior to such Distribution Date;

(ii)	the amount of the distribution allocable to principal on each applicable Class of Certificates;

(iii)	the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class of Certificates during the related Accrual Period;

(iv)	the amount of any Class A Insured Payments or Class M Insured Payments;

(v)	the Class A-IO Notional Balance then outstanding as of such Distribution Date, after giving effect to any payment of interest on such Distribution Date;

(vi)	the amount of the distribution allocable to interest on each Class of Certificates and, if applicable, the portion thereof comprising such Class' share of any Yield Maintenance Agreement Payments;

(vii)	the amount of any Class A Insured Payment or Class M Insured Payment included in the amounts distributed to the Class A and Class A-IO Certificateholders and to the Class M Certificateholders, respectively, on such Distribution Date;

(viii)	the Pass-Through Rates of the Certificates with respect to such Distribution Date;

(ix)	any Class Interest Carryover Shortfall for each Class of Certificates;

(x)	any Net WAC Cap Carryover Amount for each Class of Capped Certificates;

(xi)	the amount of any Yield Maintenance Agreement Payments or Yield Maintenance Agreement Termination Payments made by the Yield Maintenance Agreement Counterparty and allocated to either the Class A, Class A-IO or Class M Certificates, as applicable;

(xii)	the Certificate Principal Balance of each Class of Certificates after such Distribution Date, giving effect to (a) distributions allocable to principal and (b) Class M Applied Realized Loss Amounts and Class A Applied Realized Loss Amounts with respect to such Distribution Date;

(xiii)	whether a Trigger Event has occurred;

(xiv)	the amount of any Monthly Advances and Compensating Interest Payments by the Master Servicer included in such distribution;

(xv)	the amount of any Class M Applied Realized Loss Amounts or Class A Applied Realized Loss Amounts and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

(xvi)	the amount of Class M Applied Realized Loss Amount and Class A Applied Realized Loss Amount allocated to the Class M Certificates and Class A Certificates, respectively, on such Distribution Date and in the aggregate for all prior Distribution Dates;

(xvii)	the Cumulative Loss Percentage for the related Due Period and the aggregate Cumulative Loss Percentage since the Closing Date;

(xviii)	the amount of Outstanding Principal and Principal Prepayments (including but separately identifying the principal amount of principal prepayments, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds), as applicable, with respect to the Mortgage Loans;

(xix)	the number and the aggregate Outstanding Principal Balances of the Mortgage Loans (excluding REO Property), in each case remaining in the Trust Fund as of the end of the related Due Period;

(xx)	the Delinquency Ratio and the Rolling Three Month Delinquency Rate;

(xxi)	the number and the aggregate Outstanding Principal Balances of all Mortgage Loans (A) 31-60 days Delinquent, (B) 61-90 days Delinquent and (C) 91 or more days Delinquent;

(xxii)	the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans, together with the percentage each represents of the total Outstanding Principal Balance then owing;

(xxiii)	the number of Mortgage Loans with respect to which the related Mortgagor was bankrupt as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans, together with the percentage each represents of the total Outstanding Principal Balance then owing;

(xxiv)	the number and aggregate outstanding Outstanding Principal Balance of all Mortgage Loans which were REO Property as of the end of the related Due Period, together with the percentage each represents of the total Outstanding Principal Balance then owing;

(xxv)	the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan and (B) accrued interest on the Outstanding Principal Balance through the date of foreclosure and (C) foreclosure expenses) of any REO Property; provided that, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

(xxvi)	with respect to any Liquidated Mortgage Loan, the loan number and the Outstanding Principal Balance thereof;

(xxvii)	the ratio based on the aggregate Outstanding Principal Balance divided by the most recent Quick Sale Value as of the end of the related Due Period for each Mortgage Loan in the foreclosure process and each Mortgage Loan that is REO Property;

(xxviii)	the Overcollateralization Amount;

(xxix)	the Senior Enhancement Percentage;

(xxx)	the Prepayment Penalty Amount;

(xxxi)	the Net Available Amount;

(xxxii)	the weighted average Mortgage Interest Rate as of the Due Date occurring in the Due Period related to such Distribution Date;

(xxxiii)	the weighted average remaining term to stated maturity of all Mortgage Loans; and

(xxxiv)	the aggregate Principal Balance of the three largest Mortgage Loans.

           The Trustee shall make the information set forth above (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders that provide appropriate certificates in the form attached as Exhibit O hereto (which may be submitted electronically via the Trustee’s internet website), the Depositor, the Master Servicer, the Certificate Insurers, the Yield Maintenance Agreement Counterparty, the Rating Agencies and the Underwriter via the Trustee’s internet website. The Trustee’s internet website shall initially be located at "www.etrustee.net." Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (714) 238-6701. Parties that are unable to use the above distribution options shall be entitled to have a paper copy mailed to them via first class mail or have a copy sent by e-mail by calling the customer service desk and indicating such. The Class A Certificate Insurer shall have such information sent to it by means of e-mail at the following address: "mbsreports@fsa.com". The Trustee shall have the right to change the way the information set forth above is distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all parties above regarding any such changes.

           The information set forth above shall be calculated, or reported, as the case may be, by the Trustee based on, and to the extent of, data provided by the Master Servicer pursuant to Subsection 6.05(a) and 6.07(d) and, with respect to prior periods, Section 6.06, upon which the Trustee may conclusively rely. The information furnished by the Master Servicer shall be sufficient for the Trustee to prepare any statements it is required to prepare.

           (b)      By April 30 of each year beginning in 2004, the Trustee will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(vi) above with respect to the Certificates. Upon request, copies of such report shall also be furnished to the Master Servicer, the Certificate Insurers and, upon written request, to the Depositor. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

          The Master Servicer shall supply to the Trustee in a timely manner the information required for the statements described above which, where appropriate, shall be the information from which the Trustee can prepare the statements required by this Section 6.06.

           Section 6.07.      Reports to the Trustee, the Certificate Insurers and the Master Servicer.

           (a)      Not later than 15 days after each Distribution Date, the Trustee shall forward to the Master Servicer, to the Certificate Insurers and, upon written request, to the Depositor a statement setting forth the status of the Certificate Account as of the close of business on the last day of the month of the Distribution Date and showing, for the month covered by such statement, deposits in or withdrawals from the Certificate Account.

           (b)      The Trustee shall also report to the Master Servicer, to the Certificate Insurers and, upon written request, to the Depositor with respect to the amount then held in each Account other than the Certificate Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Master Servicer, the Certificate Insurers or the Master Servicer may from time to time request in writing.

           (c)      From time to time, at the request of the Certificate Insurers, the Trustee shall report to the Certificate Insurers with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in the Seller Contract or in Section 2.09 hereof. The Trustee shall also provide the Certificate Insurers such other information as may be reasonably requested in writing by them.

           (d)      On or before each Determination Date, the Master Servicer shall provide to the Trustee and the Certificate Insurers, with respect to the Mortgage Loans and the REO Property, respectively, a Loan Summary and Remittance Report, in such electronic format as the Trustee may reasonably request and in such hardcopy format as the Master Servicer and the Trustee shall agree, which, if there are Sub-Servicers, shall be based upon reports from Sub-Servicers, if any, received by the Master Servicer on or before the seventh Business Day of such month with respect to the Mortgage Loans and REO Property and containing, without limitation, the following information (in respect of the REO Property, only such information which is applicable):

(i)	aggregate deposits to and withdrawals from the Certificate Account since the date of the prior statement, stated separately for each category of deposit specified in Section 4.02 and each category of withdrawal specified in Section 4.03;

(ii)	the Available Amount expected for the related Distribution Date and attributable to each of the following categories:

(a)	[Reserved];

(b)	actual principal collections;

(c)	Principal Prepayments (stated separately for partial prepayments and full prepayments), Net Liquidation Proceeds (stating Liquidation Proceeds and Liquidation Expenses separately), the purchase price in connection with the purchase of a Mortgage Loan, and any cash deposit in connection with the substitution of a Mortgage Loan;

(d)	[Reserved];

(e)	regularly scheduled interest on the Mortgage Loans;

(f)	Monthly Advances made by the Master Servicer;

(g)	Certificate Account Advances;

(h)	Compensating Interest Payments; and

(i)	reimbursements in connection with losses on Permitted Investments;

(iii)	the number and aggregate Outstanding Principal Balance of the Mortgage Loans as of the related Due Date, without giving effect to payments due on such date;

(iv)	[Reserved];

(v)	Liquidated Loan Losses with respect to the Mortgage Loans for the prior month;

(vi)	the most recent Quick Sale Value as of the end of the related Due Period for each Mortgage Loan in the foreclosure process and each Mortgage Loan that is REO Property;

(vii)	[Reserved];

(viii)	the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan and (B) accrued interest on the Outstanding Principal Balance through the date of foreclosure and (C) foreclosure expenses) of any REO Property; provided that, in the event that such information is not available to the Master Servicer and the Trustee on such Determination Date, such information shall be furnished promptly after it becomes available;

(ix)	With respect to the Mortgage Loans, a schedule setting forth delinquency information in such format as the Master Servicer and the Trustee shall mutually agree; provided, that, for any Determination Date, such information shall be presented as of the Due Date immediately preceding the Due Date related to such Determination Date, and no such information shall be provided with respect to the first Determination Date following the Closing Date.

(x)	the number, the aggregate Outstanding Principal Balance and the percentage of aggregate Outstanding Principal Balance of Mortgage Loans which are in foreclosure, with respect to which the related Mortgagor is bankrupt and which are REO Property, stated separately;

(xi)	the aggregate Interest Shortfall with respect to the related Distribution Date and the portion thereof, if any, resulting from the provisions of the Relief Act;

(xii)	the amount, if any, by which the aggregate Net Interest Shortfall with respect to the related Distribution Date, other than the portion thereof, if any, resulting from the provisions of the Relief Act, exceeds the Certificate Account Advances for such Distribution Date;

(xiii)	the aggregate Master Servicing Fee for the related Due Period;

(xiv)	the Mortgage Interest Rate and any modified Mortgage Interest Rate with respect to each Mortgage Loan that was subject to a modification of its interest rate pursuant to Section 3.06 in the related Due Period;

(xv)	the maturity and any modified maturity date with respect to each Mortgage Loan that was subject to a modification of its maturity pursuant to Section 3.06 in the related Due Period;

(xvi)	the Outstanding Principal Balance and any modified Outstanding Principal Balance with respect to each Mortgage Loan that was subject to a modification of its principal balance pursuant to Section 3.06 in the related Due Period;

(xvii)	with respect to any Liquidated Mortgage Loan, the loan number and the Outstanding Principal Balance thereof; and

(xviii)	such other information regarding each Mortgage Loan, including an updated Mortgage Loan Schedule as of the related Due Date in such electronic format, as may be reasonably requested by the Trustee and, if requested in such hardcopy format as the Master Servicer and the Trustee shall agree.

           Section 6.08.      Monthly Advances.

           (a)      If the interest portion of an Original Scheduled Payment or a scheduled payment made by the related Mortgagor pursuant to the terms of a formally modified Mortgage Note in existence as of the Cut-Off Date or the date of transfer to the Trust Fund for any Substitute Mortgage Loan (together with any advances from the Sub-Servicers) on a Mortgage Loan that was due on a related Due Date and is delinquent (other than as a result of application of the Relief Act) exceeds the amount deposited in the Certificate Account which will be used for a Certificate Account Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the related Master Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Master Servicer, been completely liquidated. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the Funds Transfer Date preceding the Distribution Date on which such funds are required to be distributed pursuant to Section 6.01. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. Notwithstanding the foregoing, the Master Servicer shall not be obligated to make any Monthly Advances in respect of delinquent payments of principal.

           (b)      No Monthly Advance or Certificate Account Advance with respect to a Mortgage Loan will exceed the related Original Scheduled Payment.

           Section 6.09.      Compensating Interest Payments. The Master Servicer shall deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and (b) of the definition of Interest Shortfall for the Mortgage Loans for such Distribution Date and (ii) the aggregate Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

           Section 6.10.      Reports of Foreclosures and Abandonment of Mortgaged Property. Each year the Master Servicer shall report or cause to be reported to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 3.12(f).

           Section 6.11.      Supplemental Interest Trust; Net WAC Cap Carryover Fund; Yield Maintenance Payment Fund.

           (a)      The parties hereto do hereby create and establish a trust, the "BSABS Mortgage Loan Supplemental Interest Trust 2003-ABF1" (the "Supplemental Interest Trust"). The Supplemental Interest Trust shall hold (i) a trust account at the corporate trust office of the Trustee (the "Net WAC Cap Carryover Fund"), to be held by the Trustee in its name on behalf of the Supplemental Interest Trust, (ii) a trust account at the corporate trust office of the Trustee (the "Yield Maintenance Payment Fund"), to be held by the Trustee in its name on behalf of the Supplemental Interest Trust and (iii) the Yield Maintenance Agreements. None of the assets of the Supplemental Interest Trust shall be considered assets of REMIC I, REMIC II or REMIC III, and any amounts transferred from any such REMIC to the Net WAC Cap Carryover Fund shall be treated as distributions with respect to the Class X Certificates. The Trustee shall deposit all Yield Maintenance Agreement Payments and Yield Maintenance Agreement Termination Payments received from the Yield Maintenance Agreement Counterparty under the Yield Maintenance Agreements into the Yield Maintenance Payment Fund.

           (b)      On each Distribution Date, the Paying Agent shall, based on the distribution information provided by the Master Servicer, withdraw all amounts on deposit in the Net WAC Cap Carryover Fund on such Distribution Date and pay to the applicable owners of each Net WAC Cap Carryover Right (which owners shall, in the absence of contrary instructions received by the Trustee from the applicable Holders of the Capped Certificates, be the Holders of the related Capped Certificates) or the owners of the Class X Certificates, as applicable, the following amounts in the following priority:

(i)	to the Class A Certificates, the Net WAC Cap Carryover Amount for such Class;

(ii)	to the Class M Certificates (or, following a Separation Event, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order), the Net WAC Cap Carryover Amount for such Class; and

(iii)	to the owners of the Class X Certificates pro rata in accordance with their Percentage Interests, any remaining amounts.

           (c)      On each Distribution Date, the Paying Agent shall, based on the distribution information provided by the Master Servicer, withdraw all amounts on deposit in the Yield Maintenance Payment Fund representing Yield Maintenance Agreement Payments and Yield Maintenance Agreement Termination Payments, if any, for such Distribution Date for the Class A and Class M Certificates, and distribute such amounts as follows:

(i)	to the owners of Yield Maintenance Agreement Payment Right with respect to the the Class M Yield Maintenance Agreement, pro rata (which owners shall, in the absence of contrary instructions received by the Trustee from the applicable Holders of the Class M Certificates, be the Holders of the related Class M Certificates), first, in an amount not greater than the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall for such Class, and second, in an amount not greater than the Liquidated Loan Losses for the prior month (but not in excess of the Class M Principal Distribution Amount); and

(ii)	to the owners of Yield Maintenance Agreement Payment Right with respect to the the Class A Yield Maintenance Agreement, pro rata (which owners shall, in the absence of contrary instructions received by the Trustee from the applicable Holders of the Class A Certificates, be the Holders of the related Class A Certificates), first, in an amount not greater than the sum of the Class Monthly Interest and any Class Interest Carryover Shortfall for such Class, and second, in an amount not greater than the Liquidated Loan Losses for the prior month (but not in excess of the Class A Principal Distribution Amount and after giving effect to the application of funds under Subsection 6.11(c)(i) to Liquidated Loan Losses).

           (d)      If, on any Distribution Date, the sum of the Yield Maintenance Agreement Payments and Yield Maintenance Agreement Termination Payments, if any, for the Class A and Class M Yield Maintenance Agreements are greater than the sum of the amounts specified in Subsections 6.11(c)(i) and 6.11(c)(ii), any excess amount shall be retained in the Yield Maintenance Payment Fund for distribution on a future Distribution Date or Dates (such retained amount being the "Retained Yield Maintenance Amount"). On any such future Distribution Date the Retained Yield Maintenance Amount, if any, on deposit in the Yield Maintenance Payment Fund on such Distribution Date shall be applied as follows: first, to increase the Available Amount for such Distribution Date by an amount not greater than the Liquidated Loan Losses for the prior month; second, to the Class A Certificate Insurer, the Class A Reimbursement Amount, if any; third, to the Class M Certificate Insurer, the Class M Reimbursement Amount, if any; and fourth, all remaining amounts, if any, on each of the Distribution Dates other than the final Distribution Date, to be retained in the Yield Maintenance Payment Fund and, on the final Distribution Date, to the Holders of the Residual Certificates.

           (e)      The Paying Agent, on behalf of the Supplemental Interest Trust, shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Person entitled thereto of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith. It is the intention of the parties hereto that the Supplemental Interest Trust, the owner of which is the holder of the Class X Certificates, constitutes a grantor trust pursuant to Subpart E of Subchapter J of the Code, including Treasury Regulation 301.7701-4(c)(2). The Trustee shall comply with any tax reporting obligations with respect to the Supplemental Interest Trust by filing Form 1041.

           (f)      Notwithstanding any other provision of this Section 6.11, the Net WAC Cap Carryover Rights shall be separately transferable from the related Capped Certificates, and the Yield Maintenance Agreement Payment Rights shall be separately transferable from the related Class A and Class M Certificates, in each case, subject to the restrictions on transfer set forth in Article V hereof.

           Section 6.12.      Effect of Payments by the Certificate Insurers; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A, Class A-IO or Class M Certificates which is made with moneys received pursuant to the terms of the related Certificate Insurance Policy shall not be considered payment of the Class A, Class A-IO or Class M Certificates from the Trust Fund. The Depositor, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Class A, Class A-IO or Class M Certificate agrees, that without the need for any further action on the part of the Certificate Insurers, the Depositor, the Master Servicer, the Trustee or the Certificate Registrar (a) to the extent the Certificate Insurers make payments, directly or indirectly, on account of principal of or interest on the Class A, Class A-IO or Class M Certificates to the Holders of such Classes of Certificates, the Certificate Insurers will be fully subrogated to, and each such Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the applicable Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to such Certificateholders in respect of securities law violations arising from the offer and sale of their Class A, Class A-IO or Class M Certificates, as applicable, and (b) the Certificate Insurers shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in the related Insurance and Indemnity Agreement. The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurers for action to preserve or enforce the Certificate Insurers’ rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

           Section 6.13.      Additional Rights of Certificate Insurers.

           (a)      The Trustee, the Depositor and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurers for action to preserve or enforce the Certificate Insurers' rights or interests hereunder without limiting the rights or affecting the interests of the Certificateholders as otherwise set forth herein.

           (b)      The Class A Certificate Insurer will have the right to exercise all rights, including voting rights, which the Holders of the Class A and Class A-IO Certificates are entitled to exercise under this Agreement, under the Seller Contract or any other instrument, document or agreement relating to the foregoing. The Class M Certificate Insurer will have the right to exercise all rights, including voting rights, which the Holders of the Class M Certificates are entitled to exercise under this Agreement, under the Seller Contract or any other instrument, document or agreement relating to the foregoing. In addition, the Certificate Insurers shall have the right to participate in, to direct the enforcement or defense of, and, at the Certificate Insurers' sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Certificate Insurers hereunder, under the Seller Contract, under the related Insurance and Indemnity Agreement or under the related Certificate Insurance Policy or any other instrument, document or agreement relating to the foregoing (collectively, the "Transaction Documents") or under the other Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any Originator, EMC, the Master Servicer, the Depositor or any Affiliate thereof provided, that such participation or direction shall not be in conflict with any rule of law or with the terms of this Agreement. Following written notice to the Trustee, the Certificate Insurers shall have the exclusive right to determine, in their sole discretion, the actions necessary to preserve and protect the Trust and the Trust Fund. The Certificate Insurers shall be entitled to reimbursement from the Certificate Account as provided for in Section 6.01 for all out-of-pocket costs and expenses of the Certificate Insurers in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the Certificate Insurers or the Certificate Insurers' interests, all of which shall be included in the related Class A Reimbursement Amount or Class M Reimbursement Amount.

           (c)      In connection with any such action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Certificate Insurers hereunder or under the related Certificate Insurance Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any Originator, EMC, the Master Servicer, the Depositor, the Trust or any Affiliate thereof, the Trustee hereby agrees to cooperate with, and to take such action as reasonably directed in writing by, the Certificate Insurers, including (without limitation) entering into such agreements and settlements as the Certificate Insurers shall direct, in their sole discretion, without the consent of any Certificateholder. Notwithstanding any other provision herein or in any of the other Transaction Documents, the Trustee shall not be liable to the Certificate Insurers or any Certificateholder for any such action that conforms to the direction of the Certificate Insurers.

           (d)      Any judgment or settlement entered against or affecting the Trust or the Trust Fund in connection with any action, proceeding or investigation shall be paid by the Trustee from the Trust Fund. To the maximum extent possible, any such judgment or settlement shall be paid out of funds that would otherwise be distributed to the Holders of the Class X Certificates, the Residual Certificates and the Subordinated Certificates, in that order.

           (e)      The Trustee hereby agrees to provide to the Certificate Insurers prompt written notice of any action, proceeding or investigation that names the Trust or the Trustee as a party or that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Certificate Insurers hereunder or under the related Certificate Insurance Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any Originator, EMC, the Master Servicer, the Depositor, the Trust or any Affiliate thereof.

           (f)      Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Trustee shall not, without the Certificate Insurers' prior written consent or unless directed in writing by the Certificate Insurers, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Trust Fund or the rights or obligations of the Certificate Insurers hereunder or under the related Certificate Insurance Policy or the Transaction Documents.

           (g)      Each Holder of a Certificate, by acceptance of its Certificate, and the Trustee agree that Certificate Insurers shall have such rights as set forth in this Section, which are in addition to any rights of the Certificate Insurers pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by the Certificate Insurers, in their sole discretion, without the need for the consent or approval of any Certificateholder or the Trustee, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Certificate Insurers to exercise any of the rights provided for herein.

           (h)      The Trustee shall, upon reasonable prior written request, permit any representative of either Certificate Insurer, during the Trustee's normal business hours, to examine all books of accounts, records, reports and other information of the Trustee relating to the Certificates and the Trust Fund, to make copies and extracts therefrom.

ARTICLE VII

The Master Servicer

           Section 7.01.      Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. Only the Master Servicer or any successor Master Servicer, including the Trustee as successor Master Servicer or a successor Master Servicer appointed by the Certificate Insurers, shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such person in contravention of the Master Servicer’s duties hereunder.

           Section 7.02.      Merger or Consolidation of the Master Servicer.

           (a)      The Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

           (b)      Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 7.03.      Indemnification. The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement, the Certificates and any breach of a representation and warranty by the Master Servicer herein, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim, other than (i) any loss, liability or expense related to such Indemnified Person’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that with respect to any such claim, the Indemnified Person, upon receipt of actual notice of such claim, shall promptly have given the Master Servicer written notice thereof; provided, however, that the failure to give such notice does not relieve the Master Servicer from its obligations to indemnify an Indemnified Person hereunder unless such failure to notify materially prejudices the ability of the Master Servicer to defend against such claim. The Master Servicer shall assume the defense of any claim for which an Indemnified Person is entitled to indemnification pursuant to this Section 7.03 with counsel reasonably satisfactory to such Indemnified Person, and the Master Servicer shall pay all expenses in connection therewith, including reasonable legal fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be rendered against an Indemnified Person in respect of such claim. The Indemnified Person shall be entitled to participate in the defense of any such claim. The Master Servicer shall not be liable for any legal or other expenses incurred by such Indemnified Person in connection with the defense thereof, unless the Master Servicer shall not have assumed the defense of such claim or shall have assumed the defense of such claim but shall not have employed counsel reasonably satisfactory to such Indemnified Person within a reasonable time after it has assumed such defense. Anything in this Section to the contrary notwithstanding, the Master Servicer shall not be liable for any settlement of any claim or action effected without its written consent, provided that such consent was not unreasonably withheld. Notwithstanding the foregoing, if the Master Servicer does not to fulfill its obligation to indemnify any Indemnified Person as provided for in this Section 7.03, or if the Trustee is Master Servicer, any Indemnified Person shall be entitled to be reimbursed for all amounts for which it would have been indemnified hereunder from the Certificate Account. The obligations of the Master Servicer under this Section 7.03 arising prior to any resignation or removal of the Master Servicer hereunder shall survive the resignation or removal of the Master Servicer.

           Section 7.04.      Limitation on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

           (a)      Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

           (b)      The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

           (c)      The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

           (d)      Except as provided in Section 7.03, the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Subsection 4.03(a). Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

           (e)      In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

           Section 7.05.      Master Servicer Not to Resign. Except as provided in Section 7.06, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except with the written consent of the Certificate Insurers (which consents will not be unreasonably withheld), or upon a determination that any such duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer without the incurrence of unreasonable expense. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee and the Certificate Insurers. No such resignation by the Master Servicer shall become effective until a successor to the Master Servicer reasonably satisfactory to the Certificate Insurers shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies and the Certificate Insurers of the resignation of the Master Servicer.

           Section 7.06.      Sale and Assignment of Master Servicing. The Master Servicer may, with the written consent of the Certificate Insurers (which consents shall not be unreasonably withheld), sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac ; (b) shall, in the case of successor master servicers only, have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall have a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement from and after the effective date of such agreement; and (e) shall, in the case of successor master servicers only, execute and deliver to each Certificate Insurer an agreement, in form and substance reasonably satisfactory to each Certificate Insurer, which contains an obligation on the part of such Person to provide its annual and quarterly financial statements to such Certificate Insurer from time to time; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Certificate Insurers an Officer’s Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VIII

Default

           Section 8.01.      Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)

The Master Servicer fails to cause to be deposited in the Certificate Account or a Protected Account or remitted to the Trustee any amount so required to be made pursuant to this Agreement, and such failure continues unremedied for a period of two (2) Business Days after the date such deposit or remittance was required to be made; or
(ii)	The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders or either Certificate Insurer, and such failure continues unremedied for a period of 45 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund, with the written consent of each Certificate Insurer; or

(iii)	There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 45 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 45 days after the commencement of the case; or

The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition (or a petition is filed against the Master Servicer) to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v)	Either Certificate Insurer notifies the Trustee and (to the extent permitted by applicable law) the Master Servicer in writing of any "event of default" on the part of the Master Servicer under the related Insurance and Indemnity Agreement; or

(vi)	The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.06.

          In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee shall, at the written direction of either Certificate Insurer, or may, at the written direction of the holders of Certificates evidencing Percentage Interests aggregating ownership of not less than 51% of the Trust Fund, with the written consent of both Certificate Insurers, in each case by notice in writing to the Master Servicer, with a copy to the Rating Agencies, without payment of any fee, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice specified above, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements, including the Sub-Servicing Agreements (but only to the extent that such other agreements relate to the Mortgage Loans or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder; and (iii) the rights and obligations of the Master Servicer under the Sub-Servicing Agreements with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement pursuant to Section 3.14 if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination. Notwithstanding anything in this Agreement to the contrary, the Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer fails to fulfill its obligations hereunder) for all costs incurred by the Trustee in connection or associated with the termination of the Master Servicer, selection and appointment of a successor Master Servicer and the transfer of servicing from the Master Servicer to a successor Master Servicer (whether or not the Trustee is the successor Master Servicer), including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction and/or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data provided by the Master Servicer or as otherwise may be required to enable the successor Master Servicer (including the Trustee) to service the Mortgage Loans properly and effectively in accordance with the provisions of this Agreement. If the Trustee becomes the successor to the Master Servicer, then the Trustee’s expenses payable in connection with the transfer of servicing shall be payable in accordance with the preceding sentence. If any such expenses are reimbursable by the Trust Fund, they shall constitute permitted expenses reimbursable under Section 4.03(b)(ii) and shall not be subject to the $150,000 yearly expense limitation contained in that subsection.

           Section 8.02.      Trustee to Act; Appointment of Successor.

           (a)      Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, including obligations to make Monthly Advances and Servicing Advances and make Compensating Interest Payments in accordance with this Agreement; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected and that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan pursuant to any provision of this Agreement; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans, including Excess Liquidation Proceeds, which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Controlling Insurer, with the written consent of the other Certificate Insurer (which consent shall not be unreasonably withheld and shall be presumed to have been given if such Certificate Insurer shall not have consented or objected to the proposed successor Master Servicer within 5 Business Days after receipt of written notice from the Controlling Insurer), may appoint a successor Master Servicer, and the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act and the Controlling Insurer fails to appoint a successor Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $15,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption and subject to the consent of both Certificate Insurers, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that, without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of the Trust Fund, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b)      If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

           Section 8.03.      Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies and the Certificate Insurers.

           Section 8.04.      Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders and the Certificate Insurers, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Controlling Insurer may, and the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund may, with the consent of the Controlling Insurer, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

           Section 8.05.      Rights of the Certificate Insurers to Exercise Rights of Certificateholders. By accepting its Certificate, each Certificateholder agrees that each Certificate Insurer shall be deemed to be the related Certificateholders for all purposes (other than with respect to the receipt of payment on the Certificates) and shall have the right to exercise all rights of the Certificateholders under this Agreement and under the Certificates without any further consent of the Certificateholders, including, without limitation:

           (a)      the right to require EMC to repurchase Mortgage Loans pursuant to Sections 2.02 or 2.03 or 3.06 hereof to the extent set forth in such Sections;

           (b)      the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as master servicer pursuant to Section 8.01 hereof and to consent to or direct in writing waivers of Master Servicer defaults pursuant to Section 8.04 hereof;

           (c)      the right to direct in writing the actions of the Trustee during the continuance of an Event of Default pursuant to Sections 8.01 and 8.02 hereof;

           (d)      the right to institute proceedings against the Master Servicer pursuant to Section 8.01 hereof;

           (e)      the right to direct in writing the Trustee to investigate certain matters pursuant to Section 9.02 (v) hereof;

           (f)      the right to direct in writing the removal of the Trustee pursuant to Section 9.08 hereof;

           (g)      the right to direct foreclosures upon the failure of the Master Servicer to do so in accordance with the provisions of Section 3.12 of this Agreement; and

           (h)      any rights or remedies expressly given the Majority Certificateholders.

          In addition, each Certificateholder agrees that, subject to Section 11.05, the rights specifically enumerated above may only be exercised by the Certificateholders with the prior written consent of the related Certificate Insurer.

           Section 8.06.      Trustee To Act Solely with Consent of the Certificate Insurers. The Trustee shall not, without each Certificate Insurer's written consent or unless directed in writing by such Certificate Insurer:

           (a)      terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 8.01 hereof;

           (b)      agree to any amendment pursuant to Section 11.02 hereof; or

           (c)      undertake any litigation.

          Either Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Sections 8.05, 8.06 or 8.07 or any requirement for such Certificate Insurer's consent for any period of time.

           Section 8.07.      Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate Insurers

           (a)      The Trustee shall hold the Trust Fund and shall cause the Custodian on its behalf to hold the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurers and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the related Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by either Certificate Insurer for action to preserve or enforce such Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and such Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

           (b)      The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and the Certificate Insurers, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurers.

           Section 8.08.      Certificate Insurer Default

           (a)      Except as specifically set forth in Section 8.08(b) and notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists with respect to a Certificate Insurer (a "Defaulting Certificate Insurer") and is continuing, or if and to the extent a Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, the provisions of this Article VIII and all other provisions of this Agreement which (a) permit such Defaulting Certificate Insurer to exercise rights of the Certificateholders, (b) restrict the ability of the Certificateholders, the Master Servicer or the Trustee to act without the consent or approval of such Defaulting Certificate Insurer, (c) provide that a particular act or thing must be acceptable to such Defaulting Certificate Insurer, (d) permit such Defaulting Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Master Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of such Defaulting Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be suspended and shall be of no further force and effect with respect to such Defaulting Certificate Insurer, and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates and the Certificate Insurer, if any, which is not a Defaulting Certificate Insurer. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released such Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the related Certificate Insurance Policy) or under applicable law. Notwithstanding anything elsewhere in this Agreement to the contrary, (i) at such time as the Class A and Class A-IO Certificates are no longer outstanding hereunder, the Class A Certificate Insurance Policy has terminated in accordance with its terms and no amounts owed to the Class A Certificate Insurer hereunder and under the related Insurance and Indemnity Agreement and no Class A Reimbursement Amounts remain unpaid to the Class A Certificate Insurer, the Class A Certificate Insurer's rights hereunder shall terminate, and (ii) at such time as the Class M Certificates are no longer outstanding hereunder, the Class M Certificate Insurance Policy has terminated in accordance with its terms and no amounts are owed to the Class M Certificate Insurer hereunder and under the related Insurance and Indemnity Agreement and no Class M Reimbursement Amounts remain unpaid to the Class M Certificate Insurer, the Class M Certificate Insurer's rights hereunder shall terminate.

           (b)      Notwithstanding anything elsewhere in this Agreement to the contrary, none of the following rights of the Certificate Insurers shall be suspended even if a Certificate Insurer Default shall have occurred and be continuing:

(i)	the right to receive any Class A Premium Amount or Class M Premium Amount, as applicable, any Class A Reimbursement Amounts or Class M Reimbursement Amounts, as applicable, and any and all other amounts due under this Agreement and the related Insurance and Indemnity Agreement;

(ii)	any subrogation right with respect to payments made by the Certificate Insurers under the Class A Certificate Insurance Policy or Class M Certificate Insurance Policy, as applicable;

(iii)	the right to receive notices, reports, opinions and certifications;

(iv)	the right to give notice of any Event of Default under this Agreement and any "event of default" under the related Insurance and Indemnity Agreement;

(v)	the right to consent to any amendment pursuant to Section 11.02; and

(vi)	the right to consent to termination of this Agreement under Section 10.01(a) if such termination would result in a draw under the Class A Certificate Insurance Policy or Class M Certificate Insurance Policy, as applicable, or failure to pay all amounts owed to the Certificate Insurers under this Agreement and each Insurance and Indemnity Agreement.

           Section 8.09.      List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee. The Trustee shall have no liability for the dissemination of information to Certificateholders in accordance with this Section 8.09.

ARTICLE IX

Concerning the Trustee

           Section 9.01.      Duties of Trustee.

           (a)      The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

           (b)      Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be (1) responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or (2) required to verify or recalculate any information in the certificates or reports provided by the Master Servicer hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the Certificate Insurers and take such action as it deems appropriate to have the instrument corrected, at the expense of the Master Servicer, which expense shall be reasonable given the scope and nature of the required action.

           (c)      The Trustee shall make monthly distributions and the final distribution to the Certificateholders as provided in Sections 6.01 and 10.01.

           (d)      No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Certificate Insurers or the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund (subject to the Certificate Insurers' prior written consent), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

(iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in Section 8.01(a)) unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

          (e)      All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited by the Trustee.

           Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurers or any of the Certificateholders pursuant to the provisions of this Agreement, unless the Certificate Insurers or such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by either Certificate Insurer or by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund (subject to either Certificate Insurer's prior written consent) and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

(vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.02(b) or Section 4.03, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

(viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

(ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

(x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by EMC pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

          Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan. The Trustee’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or EMC with respect to the Mortgage Loans. The Trustee shall not be responsible for the legality or validity of this Agreement (except as against the Trustee) or any document or instrument relating to this Agreement, the validity of the execution of this Agreement (except as against the Trustee) or of any supplement hereto (except as against the Trustee) or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

          Section 9.04. Trustee May Own Certificates. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

          Section 9.05. Trustee’s Fees and Expenses. On each Distribution Date, the Trustee’s Fee’s and expenses shall be paid from the Certificate Account, pursuant to Subsection 4.03(b) and Subsections 6.01(a)(xiii). If the funds in the Certificate Account are not sufficient to pay the Trustee’s Fees and expenses, the Master Servicer will be liable for payment thereof, including all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. In the event the Trustee serves as Master Servicer pursuant to the terms of this Agreement, any Trustee’s Fees payable to it hereunder shall be in addition to its fees as Master Servicer.

          Section 9.06. Eligibility Requirements for Trustee. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, has a long-term debt rating of "A" (or its equivalent) or higher, or otherwise acceptable to, each of the Rating Agencies and the Certificate Insurers. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

          Section 9.07. Insurance. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers’ Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee’s compliance with this Section 9.07 shall be furnished to the Master Servicer, the Certificate Insurers or any Certificateholder upon reasonable written request; provided, that such insurance may be in the form of self-insurance so long as the Trustee has a long-term debt rating of "A" or higher by the Rating Agencies.

           Section 9.08. Resignation and Removal of the Trustee.

          (a)      The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Master Servicer and the Certificate Insurers, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Master Servicer shall, with the consent of the Certificate Insurers, promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. A copy of such instrument shall be delivered to the Certificate Insurers. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (b)      If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer or the Certificate Insurers or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee shall breach any of its obligations hereunder in any material respect, then the Certificate Insurers (or if the Certificate Insurers fail to do so promptly, the Master Servicer) shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee; provided that the successor Trustee shall not be appointed without the prior written consent of each Certificate Insurer and notice to the Rating Agencies.

          (c)      If the Trustee fails to perform in accordance with the terms of this Agreement, the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund, with the prior written consent of each Certificate Insurer, may at any time remove the Trustee, with the consent of the Certificate Insurers, and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Master Servicer, the Trustee so removed and the successor so appointed.

          (d)      No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09 and without the prior written consent of the Certificate Insurers.

          (e)      If the Trustee is removed without cause, all expenses of the Trustee so removed incurred in connection with its removal shall be payable to such Trustee from the Trust Fund pursuant to Section 4.03(b)(ii) and shall not be subject to the $150,000 expense limitation per calendar year contained in that subsection.

           Section 9.09. Successor Trustee.

          (a)      Any successor Trustee appointed as provided in Section 9.08 must be acceptable to each of the Certificate Insurers and shall execute, acknowledge and deliver to the Master Servicer, the Certificate Insurers and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          (b)      No successor Trustee shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

          (c)      Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies and the Certificate Insurers. The Master Servicer shall pay the cost of any mailing by the successor Trustee.

          (d)      Notwithstanding anthing to the contrary in this Agreement, so long as no Certificate Insurer Default exists on the part of a Certificate Insurer, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of each Certificate Insurer.

          Section 9.10. Merger or Consolidation of Trustee. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 9.11. Appointment of Co-Trustee or Separate Trustee.

          (a)      Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly, with the consent of the Certificate Insurers, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the Master Servicer and the Certificate Insurers to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

          (b)      If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee alone, with the consent of the Certificate Insurers, shall have the power to make such appointment without the Master Servicer.

          (c)      No notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

          (d)      In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (e)      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (f)      To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          (g)      No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly, but with the consent of the Certificate Insurers, may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

          Section 9.12. Master Servicer Shall Provide Information as Reasonably Required. The Master Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

ARTICLE X

Termination

           Section 10.01. Termination Upon Repurchase by the Depositor or its Designee or Liquidation of All Mortgage Loans.

          (a)      Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders, as hereinafter set forth and to the Trustee, shall terminate upon:

(i) the repurchase by or at the direction of the Master Servicer or its designee of all Mortgage Loans and all property remaining in the Trust, at a price equal to (a) 100% of the outstanding principal balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, together with interest at the applicable Mortgage Interest Rate accrued but unpaid through the next Due Date on the Outstanding Principal Balance thereof, plus (b) the fair market value of any REO Property (but not more than the Outstanding Principal Balance of the related Mortgage Loan together with interest at the applicable Mortgage Interest Rate accrued on the Outstanding Principal Balance thereof but unpaid through the next Due Date), together with any and all amounts owed to the Certificate Insurers or will be owed to the Certificate Insurers as a result of the termination, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be calculated by an appraiser mutually agreed upon by the Master Servicer and the Trustee at the expense of the Master Servicer; or

(ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any such Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

(iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the payment to the Certificate Insurers, the Custodian and the Trustee of all amounts required to be paid to them pursuant to this Agreement and/or the related Insurance and Indemnity Agreement.

          (b)      In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

          (c)      The right of the Master Servicer or its designee to repurchase all Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-Off Date Scheduled Principal Balance, (ii) the Depositor or the Trustee, based upon an Opinion of Counsel, has determined that the REMIC status of either of REMIC I, REMIC II or REMIC III has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year or (iii) if there shall have been or will be a draw on either of the Certificate Insurance Policies and any Reimbursement Amounts are owed to the Certificate Insurer or Insurers as a result of such draw or draws, the consent of the applicable Certificate Insurer or Insurers has or have been obtained. After the requirements of subclause (i) or (ii) above are met, the Depositor may elect to repurchase all Mortgage Loans and terminate the Trust at any time thereafter, and upon such election, the Master Servicer or its designee shall repurchase all the Mortgage Loans and REO Property.

          (d)      Upon receipt of timely notification from the Master Servicer or its designee of its intent to purchase pursuant to this Section 10.01, the Trustee shall give notice of repurchase of the Mortgage Loans and termination of the Trust to the Certificateholders, with a copy to the Rating Agencies and the Certificate Insurers, upon which the Certificateholders shall surrender their respective Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

          (e)      If the option of the Master Servicer to repurchase or cause the repurchase of the Mortgage Loans under Subsections 10.01(a)(i) is exercised, the Master Servicer and/or its designee, as the case may be, shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans and all property acquired with respect to such Mortgage Loans remaining in the Trust. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to (i) the amount otherwise distributable to the Certificateholders on such Distribution Date but for such repurchase and (ii) the Certificate Principal Balance and any accrued but unpaid interest at the Pass-Through Rate to the Certificateholders of each Class entitled thereto. In connection with a termination of the Trust pursuant to Subsection 10.01(a), upon deposit of the required repurchase price and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit in the Certificate Account has been made, and following such final Distribution Date, the Trustee shall promptly direct the Custodian to release to the Master Servicer and/or its designee, as the case may be, the Mortgage Files for all of the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g);

          (f)      In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to such Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in the Protected Account with respect to the Mortgage Loans, and shall cause any Sub-Servicers to deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts with respect to the Mortgage Loans. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the Certificateholders, in accordance with their respective interests, all amounts remaining in the Certificate Account distributable to them, and to the purchaser of the Mortgage Loans, any amounts due to it. Upon deposit by any Sub-Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee shall promptly direct the Custodian to release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

          (g)      If not all of the Certificateholders surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

           Section 10.02. Additional Termination Requirements.

          (a)      If the option of the Master Servicer to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust and REMIC I, REMIC II and REMIC III with respect to a termination of the Certificates shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurers have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on either of REMIC I or REMIC II or (ii) cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

(i)	within 90 days prior to the final Distribution Date, the Master Servicer shall adopt a plan of complete liquidation of REMIC I and REMIC II, as applicable, meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

(ii)	at or after the time of adoption of such plan of complete liquidation of REMIC I and REMIC II, and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the remaining assets of such REMIC to or at the direction of the Master Servicer; and

(iii)	at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit from the Certificate Account (or cause to be distributed or credited) to the Certificateholders, (x) the Certificate Principal Balance of the Certificates plus 30 days' interest thereon at the applicable Pass-Through Rate, (y) to the purchaser of the Mortgage Loans, any amounts distributable to it in respect of such Mortgage Loans and (z) to the Holders of the Residual Certificates, an amount equal to any remaining assets in their respective REMICs and any remaining cash on hand from the Certificate Account (other than cash retained to meet claims); and REMIC I, REMIC II and REMIC III shall terminate at such time.

          (b)      By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to the adoption of such a plan of complete liquidation of REMIC I, REMIC II, REMIC III and the Trust Fund and to take such action in connection therewith as may be reasonably requested by the Master Servicer and (ii) appoint the Master Servicer as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Master Servicer shall adopt any such plan of liquidation by filing the appropriate statement on the final tax returns of REMIC I, REMIC II and REMIC III

.

ARTICLE XI

Miscellaneous Provisions

          Section 11.01. Intent of Parties. The parties intend that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

          Section 11.02. Amendment.

          (a)      This Agreement may be amended from time to time by the Depositor, the Trustee and the Master Servicer, by written agreement, upon the prior written consent of each Certificate Insurer (which consents shall not be unreasonably withheld, delayed or conditioned if a Certificate Insurer Default shall have occurred and be continuing with respect to the Certificate Insurer providing the consent), without notice to or the consent of any of the Certificateholders, to cure any ambiguity or mistake, to correct or supplement any provisions herein that may be defective (including to correct any inconsistency with the Prospectus Supplement and prospectus under which the Offered Certificates are being offered) or inconsistent with any other provisions herein, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, to comply with any changes in the Code, to maintain the qualification of any portion of the Trust as a REMIC, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel (which shall not be at the expense of the Trustee) delivered to the Trustee and the Certificate Insurers, (i) adversely affect in any material respect the interests of any Certificateholder or (ii) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC for federal income tax purposes; and provided, further, that if the Person requesting such amendment delivers to the Trustee written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to revise or withdraw its then current rating of the Certificates then rated by such Rating Agency, such amendment will be deemed to not adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Independent Counsel shall be required.

          (b)      This Agreement may also be amended from time to time by the Depositor, the Trustee and the Master Servicer, with the written consent of each Certificate Insurer and the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes if such amendment affects only such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders or either Certificate Insurer; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause either of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel (which shall not be at the expense of the Trustee or the Trust Fund) delivered to the Trustee and the Certificate Insurers. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Master Servicer, a Sub-Servicer or the Trustee or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Certificates.

          (c)      Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies, the Certificate Insurers and the Yield Maintenance Agreement Counterparty.

          (d)      In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Section 11.03. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at its expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

           Section 11.04. Limitation on Rights of Certificateholders.

          (a)      The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b)      Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c)      No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) such Certificateholder shall have obtained written consent of each Certificate Insurer, (iii) the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

          (d)      No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or the Certificate Insurers or to obtain or seek to obtain priority or preference over any other such Certificateholder or the Certificate Insurers, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders and the Certificate Insurers. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder, the Certificate Insurers and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 11.05. Acts of Certificateholders.

          (a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

          (b)      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c)      The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

          (d)      Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

          (e)      In determining whether the Holders of the requisite percentage of Certificates evidencing Percentage Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Depositor, the Master Servicer or any Sub-Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Depositor, the Master Servicer or any Sub-Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Depositor, the Master Servicer or any Sub-Servicer, as the case may be.

          Section 11.06. [Reserved]

          Section 11.07. Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.08. Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission if receipt of such transmission is confirmed to (i) in the case of Bear Stearns Asset Backed Securities, Inc., 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing (but with respect to monthly reports sent pursuant to Section 6.07(b), Attention: Lynn Lin), or such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of EMC Mortgage Corporation, MacArthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038, Attention: Ralene Ruyle or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Trustee, at its Corporate Trust Office, Attention: Asset-Backed Securities Trust Services Group – Bear Stearns Asset Backed Securities Trust 2003-ABF1, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Yield Maintenance Agreement Counterparty, at 383 Madison Avenue, New York, New York 10179, Attention: Derivatives Documentation; (v) in the case of Fitch Ratings, One State Street Plaza, New York, New York 10004 Attention: Residential Mortgage Backed Securities (RMBS) Group; (vi) in the case of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041-0003, Attention: Residential Mortgage Surveillance Group; (vii) in the case of Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007, Attention: RMBS Monitoring Department; (viii) in the case of the Class A Certificate Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Managing Director – Transaction Oversight, Re: BSABS Mortgage Loan Trust, Series 2003-AFB1, Class A and Class A-IO; or (ix) in the case of the Class M Certificate Insurer, Radian Asset Assurance Inc., 335 Madison Avenue, New York, New York 10017, Attention: Chief Risk Officer and Chief Legal Officer, Re: BSABS Mortgage Loan Trust, Series 2003-AFB1, Class M. Any notice delivered to the Depositor, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 11.09. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.10. Successors and Assigns; Third Party Beneficiary. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. The parties agree that the Yield Maintenance Agreement Counterparty and each Certificate Insurer is intended and shall have all rights of an express third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and each Certificate Insurer shall have the right to enforce the provisions of this Agreement.

          Section 11.11. Article and Section Headings. The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 11.12. Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

          Section 11.13. Notice to Rating Agencies. The Trustee shall use commercially reasonable efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1. Any material change or amendment to this Agreement;

2. The occurrence of any Event of Default that has not been cured;

3. The resignation or termination of the Master Servicer or the Trustee;

4. The repurchase or substitution of Mortgage Loans;

5. The final payment to Certificateholders; and

6. Any change in the location of the Certificate Account.

          In addition, in accordance with Section 6.06 and Section 3.16, the Trustee and the Master Servicer, respectively, shall promptly furnish (or make available electronically in the case of item 1 below) to each Rating Agency copies of the following:

1. Each report to Certificateholders described in Section 6.06; and

2. Each annual independent public accountants' servicing report received as described in Section 3.16.

*   *   *

          IN WITNESS WHEREOF, the Depositor, EMC and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED
SECURITIES, INC.,
as Depositor

By: /s/ Jonathan Lieberman
       Name: Jonathan Lieberman
       Title: Senior Managing Director

EMC MORTGAGE CORPORATION,
as Master Servicer

By: /s/ Ralene Ruyle
       Name: Ralene Ruyle
       Title: President

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Michael C. Dombai
       Name: Michael C. Dombai
Title: Assistant Vice President

Accepted and agreed
as to Sections 2.02, 2.03, 2.05, 2.06 and 3.19

EMC MORTGAGE CORPORATION,
   as seller

By: /s/ Ralene Ruyle
       Name: Ralene Ruyle
       Title: President

STATE OF NEW YORK COUNTY OF NEW YORK	) ) )	ss.:

          On the 30th day of September 2003 before me, a notary public in and for said State, personally appeared Jonathan Lieberman known to me to be a Senior Managing Director and a duly authorized signatory of Bear Stearns Asset Backed Securities, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Nadine A. Schwartz Notary Public

[Notarial Seal]

STATE OF TEXAS COUNTY OF DALLAS	) ) )	ss.:

          On the 30th day of September 2003 before me, a notary public in and for said State, personally appeared Ralene Ruyle, known to me to be the President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Margaret E. Dorst Notary Public

[Notarial Seal]

STATE OF ILLINOIS COUNTY OF COOK	) ) )	ss.:

          On the 30th day of September 2003 before me, a notary public in and for said State, personally appeared Michael C. Dombai known to me to be a Assistant Vice President of LaSalle Bank National Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said bank and acknowledged to me that such bank executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Ethel Franklin Notary Public

[Notarial Seal]

EXHIBIT A

FORM OF CERTIFICATES EXHIBIT

On file at Stroock & Stroock & Lavan LLP

EXHIBIT B

MORTGAGE LOAN SCHEDULE

On file at Stroock & Stroock & Lavan LLP

EXHIBIT C

Representations and Warranties of EMC
Concerning the Mortgage Loans

          (a)      The information set forth and to be set forth in the Mortgage Loan Schedule hereto was and will be true and correct in all material respects at the date or dates respecting which such information is furnished;

          (b)      As of the related Cut-off Date, all of the Mortgage Loans will have an actual Interest Paid to Date as stated in the related Mortgage Loan Schedule and will be due for the scheduled monthly payment as stated in the related Mortgage Loan Schedule, as evidenced by a posting to the Servicer's servicing collection system. No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been delinquent more than 90 days at any time during the twelve month period prior to the related Cut-off Date. The Mortgage Loan has not been dishonored. There are no material defaults under the terms of the Mortgage Loan. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor within one month of its Due Date;

          (c)      There is no valid offset, right of rescission, defense or counterclaim of any obligor under any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. No Mortgage Loan is subject to any pending bankruptcy, insolvency, reorganization or moratorium;

          (d)      There are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in clause (ix) below;

          (e)      As of the date of origination of the Mortgage Loan and as of the related Closing Date, there was and there currently is no damage to any Mortgaged Property. At origination of the Mortgage Loan there was not, since origination of the Mortgage Loan there has been and there currently is, no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Servicer has not received notification that any such proceedings are scheduled to commence at a future date;

          (f)      Each Mortgage is a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property securing the related Mortgage Note, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Each Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens having priority over the first or second lien of the Mortgage, as applicable, subject only to (1) with respect to any Mortgage Loan identified on the Mortgage Loan Schedule as secured by a second lien, the related first mortgage loan, (2) the lien of nondelinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, and (4) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting enforceable, and perfected first or second lien and first or second priority, as applicable, security interest on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement, the Originators had full right to sell and assign the same to the Purchaser; As of the date of origination of the Mortgage Loan, the Mortgaged Property was not subject to a Mortgage, deed of trust, or other security instrument creating a lien subordinate to the lien of the Mortgage;

          (g)      Each Mortgage Loan complies with, and the Originators have complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act, predatory and abusive lending laws, and disclosure laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. None of the Mortgage Loans are covered (a) under 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) as a "high cost", "threshold", "predatory" or "covered" loan under any other applicable state, federal or local law, including, but not limited to, the States of Georgia, North Carolina and New York, or the City of New York. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. The Originators shall maintain in their possession, available for the Purchaser's inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

          (h)      Neither any Originator nor any prior holder of any Mortgage Loan has impaired, waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

          (i)      Each Mortgage Loan is covered by an ALTA lender's title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae or Freddie Mac in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae or Freddie Mac, together with all applicable ALTA endorsements, including without limitation, if applicable, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the applicable Originator, its successors and assigns, as to the first or second lien priority of the Mortgage (subject to the exceptions contained in (vi) (1), (2), and (3) above), in an amount at least equal to the original principal balance of each such Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Each title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property and each such policy was issued on the date of the origination of each related Mortgage Loan by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. The applicable Originator, its successors and assigns, are the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of such Originator's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the applicable Originator, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (j)      All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (k)      No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law;

          (l)      All parties that have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state ,or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks having principal offices in such state, or (4) not doing business in such state;

          (m)      Each Mortgage Note and the applicable Mortgage are original and genuine, there are no other originals of the Mortgage Note or Mortgage, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Originators have taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by such parties. Either the Mortgagor or the guarantor of a Mortgage Loan is a natural person;

          (n)      The proceeds of the Mortgage Loan have been fully disbursed; there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Mortgage;

          (o)      Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property. There is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclose;

          (p)      With respect to each Mortgage constituting a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (q)      There are no defaults by the applicable Originator in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deficits or payments of other charges or payments due the applicable Originator have been capitalized under the Mortgage or the applicable Mortgage Note;

          (r)      The Mortgage Note is not and has not been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation and no Mortgage Loan is secured by more than one Mortgaged Property;

          (s)      The buildings and improvements upon each Mortgaged Property are insured against loss pursuant to a standard, valid and existing hazard insurance policy, which policy insures against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Credit and Servicing Policy Manuals representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding principal balance of the related Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration was in effect with respect to such Mortgaged Property at origination in an amount representing coverage not less than the least of (A) the outstanding Stated Principal Balance of the Mortgage Loan, (B) the maximum insurable value of the improvements securing such Mortgage Loan or (C) the maximum amount of insurance that is available under federal law. All individual insurance policies contain a standard mortgagee clause naming the applicable Originator or the original holder of the Mortgage, and its successors in interest, as loss payee, and all of the premiums due and payable thereon have been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Originators (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either; All such insurance policies contain a standard mortgagee clause naming the applicable Originator, its successors and assigns as loss payee and contain a clause that the insurer will notify the named mortgagee at least ten (10) days prior to any reduction in coverage or cancellation of the policy;

          (t)       There is no default, breach or event of acceleration existing under the Mortgage or the applicable Mortgage Note; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of (i) the Originators and any of their affiliates (ii) any servicer or subservicer and (iii) any prior mortgagee, of any Mortgage Loan has waived any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

          (u)      The Mortgage Note and the Mortgage contain the entire agreement of the Mortgagor, and there is no obligation on the part of the Originators or any other party to make any payments with respect to the related Mortgage Loan in addition to the Monthly Payments required to be made by the applicable Mortgagor and the Mortgage Note with respect to any Mortgage Loan does not permit or obligate the Originators to make future advances to the Mortgagor at the option of the Mortgagor;

          (v)      The applicable Originator has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

          (w)      The applicable Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

          (x)      The Mortgage File contains an appraisal of the Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the applicable Originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

          (y)      Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. No Mortgaged Property consists of cooperative housing or stock in a cooperative housing corporation. No such residence is a manufactured dwelling or mobile home. None of the Mortgage Loans are considered agricultural loans. No Mortgaged Property consists of a log home, earthen home, underground home, a home which is situated on more than ten acres of property or a home which is secured by a leasehold estate. No Mortgaged Property (and no portion of a Mortgaged Property) is being used for commercial purposes;

          (z)      None of the Mortgage Loans provide for deferred interest or negative amortization. None of the Mortgage Loans are simple interest Mortgage Loans. No Mortgaged Property is a timeshare;

          (aa)      The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the applicable Originator, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment Mortgage Loan;

          (bb)      The applicable Originator is the sole owner of record and is the holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note and the related Servicing Rights thereto. Upon the sale of the Mortgage Loan to the Purchaser, and prior to the transfer of Servicing Rights to the Purchaser, such Originator will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment sale or pledge to any person other than Purchaser and the applicable Originator had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The applicable Originator intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of interim servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the applicable Originator will not have any right to modify or alter the terms of the sale of the Mortgage Loan and such Originator will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Originators and the Purchaser;. The Originators acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

          (cc)      All of the Mortgage Loans are fixed rate mortgage loans. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. Monthly payments of interest are calculated on the basis of a year comprised of twelve 30-day months;

          (dd)      The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

          (ee)      Each of the Mortgage and the Assignment of Mortgage (for each Mortgage Loan that is not a MERS Mortgage Loan) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (ff)      The Mortgagor has not notified the applicable Originator, and such Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          (gg)      There exists no violation of any local, state, or federal environmental law, rule or regulation with respect to the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The applicable Originator has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

          (hh)      For each Mortgage Loan, the related Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

          (ii)      Each Mortgage Note, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered by the Originators hereunder has been delivered to the Purchaser or its agent;

          (jj)      No Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

          (kk)      The Originators used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Originators' portfolio; No statement, tape, diskette, form, report or other document furnished or to be furnished by the Originators pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

          (ll)      To the best of the Originators' knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

          (mm)      The Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, all disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan;

          (nn)      No Mortgage Loan has a Loan-to-Value Ratio in excess of 95%. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. None of the Mortgage Loans are covered by a "lender-paid" Primary Mortgage Insurance Policy;

          (oo)      The Originators have no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause such Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan. The Originators did not select the Mortgage Loans sold to Purchaser based on any adverse selection of mortgage loans in its portfolio that met Purchaser's purchase parameters for this transaction (as such parameters are set forth in any related Confirmation), including without limitation, the location or condition of the Mortgaged Property, payment pattern of the borrower or any other factor that may adversely affect the expected cost of foreclosing, owning or holding the Mortgage Loans or related Mortgaged Property or collecting the insurance or guarantee proceeds related thereto;

          (pp)      Each Mortgage Loan was originated by or for the Originators pursuant to, and conforms with, the applicable Originator's Underwriting Guidelines, except for any exceptions to such guidelines for such Mortgage Loan that the applicable Originator has documented in the related credit file;

          (qq)      With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Servicer and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five (5) years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

          (rr)      No Mortgage Loan originated after October 1, 2002 will impose a prepayment penalty for a term in excess of three (3) years from the date such Mortgage Loan was originated;

          (ss)      Each Mortgage Loan is covered by a valid and transferable "lifetime" tax service contract, which shall be assigned to the Purchaser without the payment of any fee by the Purchaser;

          (tt)      If any Mortgage Loan was originated by an entity other than an Originator, the Purchaser may enforce against such entity any representations or warranties made by such entity to the applicable Originator;

          (uu)      No Mortgage Loan has a shared appreciation or other contingent interest feature;

          (vv)      The sale, transfer, assignment and conveyance of Mortgage Loans by the Originators is not subject to and will not result in any tax, fee or governmental charge payable by the Originators, except those that have been paid;

          (ww)      None of the Mortgage Loans had an original principal balance in excess of $750,000;

          (xx)      None of the Mortgage Loans has a debt-to-income ratio greater than 60%;

          (yy)      None of the Mortgage Loan has a credit score less than 520;

          (zz)      No proceeds from any Mortgage Loan was used to finance single-premium credit life insurance policies;

          (aaa)      No Mortgage Loan secured by property located in the State of Georgia and originated on or after October 1, 2002 is subject to the Georgia Fair Lending Act (Title 7 of the Official Code of Georgia);

          (bbb)      No Mortgage Loan secured by property located in the State of New York and originated on or after April 1, 2003 is subject to New York Banking Lawss.6-1, as amended;

          (ccc)      No Mortgage Loan secured by property located in the City of New York and originated on or after February 20, 2003 is subject to New York City Local Law No. 36 (2002); and

          (ddd)      The Originators are not aware of any facts that could reasonably be expected to affect adversely the value or marketability of any Mortgage Property.

EXHIBIT D

REQUEST FOR RELEASE OF DOCUMENTS

To:	LaSalle Bank National Association, as Trustee 135 South LaSalle Street Suite 1625 Chicago, Illinois 60603

           Attn: Asset-Backed Securities Trust Services Group-Bear Stearns Asset Backed Securities Trust 2003-ABF1

Re:   Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 2003, among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation, as Master Servicer, and LaSalle Bank National Association, as trustee (the "Trustee")

          In connection with the administration of the Mortgage Loans held by you as Trustee for the related Trust Fund pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

____     1.     Mortgage Paid in Full (and all amounts received or to be received in connection with such payment have been or will be remitted to the Master Servicer for deposit in the appropriate subaccount of the Certificate Account)

____     2.     Foreclosure

____     3.     Substitution

____     4.      Other Liquidation (Repurchasers, etc.)

____     5.      Nonliquidation     Reason:________________________________

Address to which Trustee should Deliver the Trustee's Mortgage File:

By: (authorized signer) Issuer: Address: Date:

Trustee

LaSalle Bank National Association

Please acknowledge the execution of the above request by your signature and date below:

Signature Documents returned to Trustee Trustee	Date Date

EXHIBIT E

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes.

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

           ________________, being first duly sworn, deposes and says:

          1. That (s)he is a ____ _________ of ________________. (the "Investor"), a corporation duly organized and existing under the laws of the State of Delaware, on behalf of which he makes this affidavit.

          2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended, and will not be a disqualified organization as of [__________], (ii) it is not acquiring the Bear Stearns Asset Backed Securities Trust 2003-ABF1 Mortgage Pass-Through Certificates, Series 2003-ABF1, Class R-1, Class R-2 and Class R-3 Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it agrees to amend the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), EMC Mortgage Corporation, as master servicer, and LaSalle Bank National Association, as trustee, shall it be deemed necessary (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false; and (v) the Depositor shall be empowered, without further action on the part of the Investor, to the fullest extent possible as if the Investor had so voted, to amend the Pooling and Servicing Agreement to restrict or prohibit prospectively any transfer of an interest in a Residual Certificate to the extent deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to a disqualified organization and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause REMIC I or REMIC II to cease to qualify as a REMIC.

          3. That the Investor is one of the following (a "United States Person"): (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. If the Investor is a flow through entity for U.S. federal tax purposes, no person who is not a United States person directly or through one or more flow through entities will have a beneficial interest in the Residual Certificates through such Investor.

          4. That the Investor's taxpayer identification number is ___________.

          5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

          6. That the Investor understands that, as the Holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

          8. That the Investor will not cause income from the Residual Certificates to be attributed to a foreign permanent establishment or fixed base of the Investor or another taxpayer.

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its ______________, by its _____________, this ___ day of ________, 20___.

By: ___________________________________ Address of Investor for receipt of tax information:

          Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a __________________ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

           Subscribed and sworn before me this ____ day of ______, 20___.

NOTARY PUBLIC

COUNTY OF NEW YORK

STATE OF NEW YORK

My commission expires the ___ day of _________, 20____.

[SEAL]

EXHIBIT F

FORM OF INVESTMENT REPRESENTATION LETTER

[Date]

[DEPOSITOR]

LaSalle Bank National Association
as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attn: Asset-Backed Securities Trust Services Group--Bear Stearns Asset Backed Securities Trust 2003-ABF1

Re:	Bear Stearns Asset Backed Securities, Inc. 383 Madison Avenue New York, New York 10179

Re: Bear Stearns Asset Backed Securities Trust 2003-ABF1 Mortgage Pass-Through Certificates, Series 2003-ABF1

Ladies and Gentlemen:

          In connection with the purchase by the undersigned (the "Purchaser") of $[ ] aggregate outstanding principal balance of Class [ ] Certificates (the "Certificate"), the Purchaser hereby represents and agrees as follows (capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Agreement"), among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation, as Master Servicer, and LaSalle Bank National Association, as trustee (the "Trustee").

          [For Institutional Accredited Investors only] 1. The Purchaser is an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificate, and the Purchaser and any accounts for which we are acting are each able to bear the economic risk of such investment. The Purchaser is acquiring the Certificate purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the trust created pursuant to the Agreement (the "Trust") for any costs incurred by it in connection with this transfer.

          [For Qualified Institutional Buyers only] 1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

          2. The Purchaser's intention is to acquire the Certificate (A) for investment for the Purchaser's own account or (B) for resale (i) to "qualified institutional buyers" (each, a "QIB") in transactions meeting the requirements of Rule 144A, (ii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if available), (iii) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, or (iv) by an initial investor who is a QIB or a subsequent investor, to an Institutional Accredited Investor, subject in the case of this clause (iv) to (A) the receipt by the Trustee of a letter substantially in the form hereof, (B) the receipt by the Trustee of an Opinion of Counsel acceptable to the Trustee that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, and (C) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

          3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

          4. The Purchaser has reviewed the Prospectus Supplement dated September 25, 2003, relating to the Certificates (the "Prospectus Supplement") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Prospectus Supplement.

          5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee and all Certificateholders present and future.

          6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Agreement.

          7. Check one of the following:

          [ ] The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W9 (or successor form).

          [ ] The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to Distributions to be made on the Certificate(s). The Purchaser has attached hereto either (i) a duly executed IRS Form W8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Trustee updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Trustee may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Trustee.

          For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income taxation regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

          8. If this Certificate is not a Class A, Class A-IO and Class M Certificate, the Purchaser is either (i) not acquiring the Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) the proposed transfer and/or holding of such Certificate and the servicing, management and/or operation of the Trust and its assets (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not give rise to any additional fiduciary duties on the part of the Master Servicer or the Trustee.

Very truly yours, [THE PURCHASER] By: Name: Title:

Dated: ______________________

EXHIBIT G

[Reserved]

EXHIBIT H

[Reserved]

EXHIBIT I

FORECLOSURE RESTRICTED LOANS

None

EXHIBIT J

FORM OF MASTER SERVICER CERTIFICATION

I, ____________________, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of

[SPV entity]____________________________________________________________;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the serviced has fulfilled its obligations under that agreement; and

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: ______________________________________________________________________ EMC Mortgage Corporation, as Master Servicer.

Date: ______________

________________________

Signature

________________________

Title

EXHIBIT K

TRANSFER AFFIDAVIT AND AGREEMENT

[NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Pass-Through Certificates, Series 2003-ABF1, Class [R-1][R-2][R-3] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ______] [the United States], on behalf of which he makes this affidavit and agreement.

          2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986 (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class [R-1][R-2][R-3] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement.

          3. That the Owner has historically paid its debts as they came due and will continue to pay its debts as they come due in the future.

          4. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it or that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-1][R-2][R-3] Certificates remain outstanding.

          5. That the Owner has been advised of, and understands that as the holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest. That the Owner intends to pay such taxes associated with holding the Class [R-1][R-2][R-3] Certificates as they become due.

          6. That the Owner will not cause income from the Class [R-1][R-2][R-3] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another U.S. taxpayer.

          7. 1[A. Formula Test] That the Owner agrees that the present value of the anticipated tax liabilities associated with holding the Class R Certificates does not exceed the sum of the present value of any consideration given to the Owner to acquire the Class R Certificates, the present value of the expected future distributions on the Class [R-1][R-2][R-3] Certificates, and the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. That the Owner agrees that it complied with U.S. Treasury Regulations Section 1.860E-1(c)(8) in making such representation.

1 Insert either section 7A or 7B.

          That the Owner agrees that it is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferor or another U.S. taxpayer.

          [B. Asset Test] That the Owner, at the time of the transfer, and at the close of the Owner's two fiscal years preceding the year of the transfer, had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the Owner within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii) or any other asset if a principle purpose for holding or acquiring the other asset was to permit the Owner to satisfy the above stated minimum asset requirements).

          That the Owner is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i). That the Owner agrees, in connection with any subsequent transfer of its ownership interest in the Class [R-1][R-2][R-3] Certificates, to transfer its ownership interest only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), and to honor the restrictions on subsequent transfers of the Class [R-1][R-2][R-3] Certificates by transferring its ownership interest only in a transaction that satisfies the requirements of U.S. Treasury Regulations Section 1.860E-1(c)(4)(i), (ii) and (iii) and U.S. Treasury Regulations Section 1.860E-1(c)(5).

          That the Owner determined the consideration paid to it to acquire the Class [R-1][R-2][R-3] Certificates in good faith and based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Owner).

          8. That the Owner certifies that it is a U.S. Person.

          9. That the Owner's Taxpayer Identification Number is ____________.

          10. That the Owner has reviewed the restrictions set forth on the face of the Class [R-1][R-2][R-3] Certificates and the provisions of Section 4.02(l) of the Pooling and Servicing Agreement under which the Class [R-1][R-2][R-3] Certificates were issued (in particular, clauses (vii) and (viii) of Section 4.02(l) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificates in violation of Section 4.02. That the Owner expressly agrees to be bound by and to comply with all the provisions of Section 4.02(l) of the Pooling and Servicing Agreement and the restrictions on the face of the Class R Certificates.

          11. That the Owner will, in connection with any transfer that it makes of the Class [R-1][R-2][R-3] Certificates, deliver to the Trustee a certificate, in form and substance satisfactory to the Trustee, that is in substantially the same form as Exhibit N attached to the Pooling and Servicing Agreement and that contains the same representations set forth therein.

          12. That the Owner will not transfer any of its interest in the Class [R-1][R-2][R-3] Certificates unless (i) it has received from any subsequent transferee an affidavit in substantially the same form as this affidavit containing the same representations set forth herein, and (ii) as of the time of the transfer, it does not have actual knowledge that such affidavit is false. That the Owner will cause such affidavit to be delivered to the Trustee upon receipt. That the Owner is aware that the Trustee will not register the transfer of any Class [R-1][R-2][R-3] Certificates unless and until such affidavit is received.

          13. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          14. That the Owner hereby agrees to cooperate with the Trustee and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the Trust.

          15. That the Owner hereby agrees that it will not take any action that could endanger the REMIC status of the Trust or result in the imposition of tax on the Trust unless counsel for, or acceptable to, the Trustee has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

          16. The Owner is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan within the meaning of the Department of Labor regulation at 29 C.F.R. Section 2510.3-101.

           17. That the Owner understands and agrees that any breach of any of the representations included herein shall render the transfer to the Owner contemplated hereby null and void and shall cause not rights in the Class R Certificate to vest in the Owner.

           For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Code), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

           IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this _ day of __.

[NAME OF OWNER]

By: ______________________
[Name of Officer]
[Title of Officer]

[Corporate Seal]

ATTEST:

_________________
[Assistant] Secretary

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

EXHIBIT L

TRANSFEROR'S CERTIFICATE

To:      [Trustee]

Re:	The Pooling and Servicing Agreement, dated as of September 1, 2003 among Bear Stearns Asset Backed Securities, Inc., as Depositor,
EMC Mortgage Corporation, as Master Servicer, and LaSalle
Bank National Association, as Trustee

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by EMC Mortgage Corporation (the "Seller") to ______________________ (the "Purchaser") of a ___% Percentage Interest of Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Pass-Through Certificates, Series 2003-ABF1, Class [R-1][R-2][R-3] (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2003 among EMC Mortgage Corporation, as master servicer (the "Servicer"), Bear Stearns Asset Backed Securities, Inc., as depositor, and LaSalle Bank National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of such investigation, has concluded that the Purchaser has historically paid its debts as they came due and will continue to pay its debts as they come due in the future. The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income tax associated therewith) unless the Seller has conducted such an investigation.

3. The Seller has received from the Purchaser and has delivered to the Trustee and the Company, a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit K. The Seller does not know or believe that any representation contained therein is false.

4. The Seller does not know or have reason to know that the Purchaser (i) will be unwilling or unable to pay taxes due on its share of the Certificates or (ii) will not honor the restrictions on subsequent transfers of the Certificates set forth in section 5.02 of the Pooling and Servicing Agreement and in the Transfer Affidavit and Agreement.

5. The Seller has no actual knowledge that the proposed Transferee is a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code or is not a United States Person.

Very truly yours,

__________________________
(Seller)

By:_____________________
Name:
Title:

EXHIBIT M

ERISA INVESTMENT REPRESENTATION LETTER

[Depositor] [Servicer] [Trustee]

Re:	Bear Stearns Asset Backed Securities Trust 2003-ABF1, Mortgage Pass-Through Certificates, Series 2003-ABF1, Class [X] [R-1] [R-2] [R-3] Certificates

The undersigned (the "Purchaser") proposes to purchase certain Class [X] [R-1] [R-2] [R-3] Certificates (the "Certificates"). In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning given it in the Pooling and Servicing Agreement, dated as of dated as of September 1, 2003 among EMC Mortgage Corporation, as master servicer (the "Servicer"), Bear Stearns Asset Backed Securities, Inc., as depositor, and LaSalle Bank National Association, as trustee (the "Trustee") relating to the Certificates.

Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Depositor and the Trustee that the Purchaser is not a pension or benefit plan or individual retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code or an entity whose underlying assets are deemed to be assets of such a plan or arrangement by reason of such plan's or arrangement's investment in the entity, as determined under U.S. Department of Labor Regulations 29 C.F.R. Section 2510.3-101 or otherwise.

IN WITNESS WHEREOF, the undersigned has caused this ERISA Investment Representation Letter to be validly executed by its duly authorized representative as of the date first above written.

[NAME OF PURCHASER]

By:______________________
Name: Title:

EXHIBIT N

WIRING INSTRUCTIONS FORM

______________, 20__

[Trustee]

Re:	Mortgage Pass-Through Certificates, Series 2003-ABF1,
Class __, No__ (the "Certificate") issued pursuant to the
Pooling and Servicing Agreement, dated as of September 1, 2003 among Bear Stearns Asset Backed Securities, Inc., as Depositor,
EMC Mortgage Corporation, as Master Servicer, and LaSalle
Bank National Association, as Trustee

Dear Ladies and Gentlemen:

          In connection with the sale of the above-captioned Certificate by to ________________ ("Transferee") you, as paying agent with respect to the related Certificates, are instructed to make all remittances to Transferee as Certificateholder as of _________, 2003 by wire transfer. For such wire transfer, the wiring instructions are as follows:

Bank Name:_______________________________
City & State: ______________________________
ABA No.: ________________________________
Account Name: ____________________________
Account No.: ___________________________
Attention: _____________________________

[TRANSFEREE]

By:_________________________
Name:
Title:

EXHIBIT O

CONFIRMATION OF PARTY REQUESTING INFORMATION

LaSalle Bank National Association, as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Asset-Backed Securities Trust Services Group--Bear Stearns Asset Backed
Securities Trust 2003-ABF1

Re:	Transfer of Bear Stearns Asset Backed Securities Trust 2003-ABF1 Mortgage Pass-Through Certificates, Series 2003-ABF1

Ladies and Gentleman:

           This letter is delivered to you in connection with a request for information by the undersigned beneficial holder (the "Holder") or the undersigned prospective transferee (the "Transferee") of Class __ Certificates (the "Certificates"). The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 2003, among Bear Stearns Asset Backed Securities, Inc., as Depositor, EMC Mortgage Corporation, as Master Servicer, and LaSalle Bank National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in Agreement. The undersigned hereby certifies, represents, and warrants to you, that:

INITIAL BOX AS APPLICABLE:

1.	___	In the case of a request for information by a direct or beneficial holder of Certificates, the undersigned is a direct or beneficial holder of Certificates and is requesting the information solely for use in evaluating such party's investment in the Certificates and will otherwise keep such information confidential.

2.	___	In the case of a request for information by a prospective transferee: (i) the undersigned holder is a direct or beneficial holder of Certificates and the undersigned requesting party is a prospective transferee of the undersigned holder's Certificates and (ii) the undersigned requesting party is a prospective transferee of Certificates, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.

           IN WITNESS WHEREOF, the parties hereto have caused this Confirmation and Confidentiality Agreement to be executed this ____ day of __________, 20___.

[ ],
HOLDER

By:___________________________

Name:_______________________

Title:______________________

[     ],
TRANSFEREE

By:___________________________

Name:_______________________

Title:______________________